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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on October 26, 2010

Registration No. 333-168051

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sprott Physical Silver Trust
(Exact name of registrant as specified in its charter)

Province of Ontario, Canada (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, South Tower,
Royal Bank Plaza, 200 Bay Street,
Toronto, Ontario, Canada M5J 2J1
(416) 362-7172
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Anthony Tu-Sekine, Esq.
Seward & Kissel LLP
1200 G Street N.W.
Washington, D.C. 20005
(202) 737-8833
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony Tu-Sekine, Esq. Seward & Kissel LLP 1200 G Street N.W. Washington, D.C. 20005 (202) 737-8833 (202) 737-5184—Facsimile	Christopher J. Cummings, Esq. Shearman & Sterling LLP Commerce Court West, Suite 4405 Toronto, Ontario Canada M5L 1E8 (416) 360-8484 (416) 360-2958—Facsimile

          Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units(2)	28,750,000	$10.00	$287,500,000	$20,499
Units(3)	17,250,000	$10.00	$172,500,000	$12,300

Total	46,000,000	—	$460,000,000	$32,799(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)
Includes 3,750,000 Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)
Includes 2,250,000 Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(4)
Paid previously.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated October 26, 2010

The information in this prospectus is not complete and may be changed. The registrant may not sell these securities until the registration statement it files with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Sprott Physical Silver Trust

40,000,000 UNITS

Sprott Physical Silver Trust, to which we will refer as the Trust, is selling 40,000,000 transferable, redeemable units in its initial public offering. No public market currently exists for the units. Each unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the particular class of units.

The initial public offering price will be $10.00 per unit. Units are being offered to investors who are prepared to invest a minimum initial subscription amount of $1,000. The Trust intends to file an application to list the units on the NYSE Arca and on the Toronto Stock Exchange, to which we will refer as the TSX, under the symbols "PSLV" and "PHS.U", respectively. Listing on the NYSE Arca and the TSX is subject to fulfilling all of the requirements of the NYSE Arca and the TSX, respectively.

The Trust was established under the laws of the Province of Ontario, Canada, and is managed by Sprott Asset Management LP. The Trust was created to invest and hold substantially all of its assets in physical silver bullion.

Investing in the units involves a high degree of risk. See "Risk Factors" beginning on page 14 of this prospectus.

	Per Unit	Total
Initial Public Offering Price	$	$
Underwriting Commissions	$	$
Proceeds, before expenses, to the Trust	$	$

The Trust has granted the underwriters an option to purchase up to an additional 6,000,000 units at the public offering price, less underwriting commissions, within 30 days of the date of this prospectus to cover any over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Delivery of the units will be made on or about                                          , 2010.

MORGAN STANLEY	RBC CAPITAL MARKETS

The date of this prospectus is              , 2010

        You should rely only on the information contained in this prospectus. The Trust has not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. The Trust is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Until            , 2010, 25 days after the date of this prospectus, all dealers that buy, sell or trade our units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

 CURRENCY

        Unless otherwise noted herein, all references to $, US$, or dollars are to the currency of the United States and all references to Cdn$ or Canadian dollars are to the currency of Canada. On October 15, 2010, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was US$1.00 equals Cdn$1.0108 (Cdn$1.00 equals US$0.9893).

ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES

        Each of the Trust, the Trust's trustee, to which we will refer as the Trustee, Sprott Asset Management LP, to which we will refer as the Manager, and Sprott Asset Management GP Inc., which is the general partner of the Manager, is organized under the laws of the Province of Ontario, Canada, and all of their executive offices and administrative activities and assets are located outside the United States. In addition, the directors and officers of the Trustee and the Manager's general partner are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, you may have difficulty serving legal process within the United States upon any of the Trust, the Trustee, the Manager or the Manager's general partner or any of their directors or officers, as applicable, or enforcing judgments obtained in United States courts against them or the assets of any of them located outside the United States, or enforcing against any of them in the appropriate Canadian courts judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the Manager's general partner or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. The Trust's forward-looking statements include, but are not limited to, statements regarding its or its management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

  •
  trading of the Trust's units on the NYSE Arca or the TSX once the units have been approved for listing on the NYSE Arca or the TSX, respectively;

  •
  the Trust's objectives and strategies to achieve the objectives;

  •
  success in obtaining silver in a timely manner and allocating such silver;

  •
  success in retaining or recruiting, or changes required in, its officers, key employees or directors; and

  •
  the silver industry, sources and demand of silver and the performance of the silver market.

        The forward-looking statements contained in this prospectus are based on the Trust's current expectations and beliefs concerning future developments and their potential effects on the Trust. There can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Trust's assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Trust has included in this prospectus all material risks known to it; however, there may be other, unknown risks or risks that the Trust currently deems immaterial that may adversely affect the actual results of the Trust. The Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

 PROSPECTUS SUMMARY

        The following is a summary of the prospectus and, while it contains material information about the Trust and the units, it does not contain or summarize all of the information about the Trust and the units contained in this prospectus that is material and that may be important to you. You should read this entire prospectus, including "Risk Factors" beginning on page 14, before making an investment decision about the units. Throughout this document, unless otherwise indicated, the term "business day" refers to any day on which the NYSE Arca or the TSX is open for trading, the term "value of net assets of the Trust" refers to the value of the net assets of the class of the Trust represented by the units offered hereby, determined as set forth in "Computation of Net Asset Value", and the term "NAV" refers to the value of net assets of the class of the Trust represented by the units offered hereby, per outstanding unit of that class of the Trust. In addition, unless indicated otherwise, the information in this prospectus with respect to this offering assumes that the underwriters have not exercised their over-allotment option. "Fully allocated" when used in connection with physical silver bullion means that the physical silver bullion will be held by a custodian as numbered bars on a labeled shelf or physically segregated pallets.

The Trust

Trust Overview

        The Trust was established on June 30, 2010 under the laws of the Province of Ontario, Canada pursuant to a trust agreement dated as of June 30, 2010, as amended and restated as of October 1, 2010. The Trust was created to invest and hold substantially all of its assets in physical silver bullion. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical silver bullion without the inconvenience that is typical of a direct investment in physical silver bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical silver bullion and will not speculate with regard to short-term changes in silver prices. The Trust does not anticipate making regular cash distributions to unitholders. See "Business of the Trust." Sprott Asset Management LP is the sponsor and promoter of the Trust and serves as manager of the Trust pursuant to a management agreement with the Trust. The material terms of the trust agreement and the management agreement are discussed in greater detail under the section "Description of the Trust Agreement" and "Certain Transactions," respectively. Each outstanding unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the particular class of units. Expected advantages of investing in the units include:

  •
  Convenient Way to Own Physical Silver Bullion.  The Trust intends to file an application to list its units on the NYSE Arca and the TSX. The Trust will provide institutional and retail investors with indirect access to the physical silver bullion market while providing them with the liquidity of an exchange traded security. The units may be bought and sold on the NYSE Arca and the TSX like any other exchange-listed securities.

  •
  Investment in Physical Silver Bullion Only.  Except with respect to cash held by the Trust to pay expenses and anticipated redemptions, the Trust expects to own only London Good Delivery physical silver bullion. The Manager intends to invest and hold approximately 97% of the total net assets of the Trust in physical silver bullion in London Good Delivery bar form. The Trust will not invest in silver certificates or other financial instruments that represent silver or that may be exchanged for silver.

  •
  Lower Transaction Costs.  The Manager expects that, for many investors, costs associated with buying and selling the units in the secondary market and the payment of the Trust's ongoing expenses will be lower than the costs associated with buying and selling physical silver bullion and storing and insuring physical silver bullion in a traditional allocated silver bullion account.

  •
  Ability to Redeem Units for Physical Silver Bullion.  Unitholders will have the ability, on a monthly basis and as described herein, to redeem their units for physical silver bullion for a redemption price equal to 100% of the NAV of the redeemed units, less redemption and delivery expenses, including the handling of the notice of redemption, the delivery of the physical silver bullion for units that are being redeemed and the applicable silver storage in-and-out fees, and subject to certain minimum redemption amounts. Redemption requests for silver must be for amounts that are at least equivalent in value to ten London Good Delivery bars or an integral multiple of one bar in excess thereof, plus applicable expenses. A "London Good Delivery bar" contains between 750 and 1,100 troy ounces of silver with a minimum fineness of 999.0 parts per thousand silver. Assuming a price of silver of $22.00 per troy ounce, bars of 1,000 troy ounces, in-and-out fees charged by the Mint at $5 per bar and estimated delivery expenses at $0.50 per troy ounce, a minimum redemption request would need to be in an amount of approximately $225,050. See "Redemption of Units."

  •
  Storage at the Royal Canadian Mint.  The Trust's physical silver bullion will be fully allocated and stored at the Royal Canadian Mint, to which we will refer as the Mint (or, depending on the quantity of physical silver bullion that the Trust purchases, at a facility located in Canada leased by the Mint from a sub-custodian for this purpose). The Mint is a Canadian Crown corporation, which acts as an agent of the Canadian Government, and its obligations generally constitute unconditional obligations of the Canadian Government. The Mint will be responsible for and bear the risk of loss of, and damage to, the Trust's physical silver bullion that is in the custody of the Mint (regardless of the location at which the Mint decides to store the physical silver bullion). The physical silver bullion will be subject to a physical count by a representative of the Manager periodically on a spot-inspection basis as well as subject to audit procedures by the Trust's external auditors on at least an annual basis. See "Custody of the Trust's Assets." Under certain circumstances, the liability of the Mint may be limited. See "Risk Factors."

  •
  Experienced Manager.  The Trust will be administered by Sprott Asset Management LP. The Manager is a licensed portfolio manager that is wholly-owned by Sprott Inc., a public company whose shares are listed on the TSX. The Manager has considerable experience and a long track record of investing in precious metals on behalf of investors. See "Organization and Management Details of the Trust—The Manager."

  •
  Potential Tax Advantage For Certain U.S. Investors.  Any gains realized on the sale of units by an investor that is an individual, trust or estate, including such investors that own units through partnerships and other pass-through entities for U.S. federal income tax purposes, may be taxable as long-term capital gains (at a maximum rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2010), compared to a long-term capital gains tax rate of 28% applicable to the disposition of physical silver bullion and other "collectibles" held for more than one year), provided that such U.S. investor has held the units for more than one year at the time of the sale and such U.S. investor has made a timely and valid Qualified Electing Fund, to which we will refer as QEF, election with respect to the units by filing IRS Form 8621 with his, her or its U.S. federal income tax return. The Trust intends to provide annually each U.S. holder of units with all necessary information in order to make and maintain a QEF election. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders" for further discussion of the U.S. federal taxation of U.S. investors in units.

  •
  Benefits of Investing in Silver.  An investment in silver may provide several benefits to investors. Silver has strong supply and demand fundamentals with significant demand rooted in diverse sectors. While gold has performed slightly better than silver over the past ten years, silver has outperformed equity indices such as the S&P 500 Index and the S&P/TSX Composite Index during this time. In addition, silver has a negative or low correlation with many other asset classes, which the Manager believes makes it an effective portfolio diversifier. For additional historical information about the supply and demand for silver and the performance of silver as compared to other asset classes, please see "The Silver Industry."

        The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the silver industry and other securities backed by or linked to silver, direct investments in silver and investment vehicles similar to the Trust. The most direct competition the Trust faces in obtaining investors is from silver Exchange Traded Funds, to which we will refer as ETFs, and mutual funds and closed-end funds that hold silver or silver related securities. These other products all offer investors a way to gain exposure to the price of silver by tracking the spot price of silver bullion, although they may have structural features that are different from those of the Trust.

        Unlike the Trust, ETFs issue or redeem units daily, reflecting purchases or redemptions of units by investors. Such purchases and redemptions are effected by a financial intermediary, engaged by the ETF administrator to create a market for the ETF units. As such, the trading price of ETFs on the stock exchange generally do not deviate significantly from net asset value. By contrast, the Trust does not employ any financial intermediary, and does not intend to issue new units, or redeem existing units, on a day-to-day basis. As such, the units of the Trust will generally trade at a premium or discount to the net asset value per unit, depending on relative supply and demand for the units in the secondary market.

        Unlike closed-end funds and ETFs, mutual funds are not traded throughout the day and only allow an investor liquidity at the end of the day based on the closing net asset value.

        ETFs and mutual funds that track the price of silver may provide exposure to the price of silver by holding physical silver, or through financial instruments or contracts that provide exposure to the price of silver. Moreover, ETFs and mutual funds do not generally give investors the right to redeem their units for physical silver. The Trust believes that it maintains a strong position in this competitive environment by offering investors close to full exposure to the price of physical silver bullion with the ability to redeem units for physical silver bullion (subject to certain minimum amounts—see "Redemption of Units"), the liquidity of an ETF, and a potential tax advantage for U.S. investors, relative to holding silver directly or a silver ETF (see "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations of U.S. Holders).

        Investing in the units does not insulate the investor from risks, including price volatility. See "Risk Factors."

The Manager

        The Manager is a limited partnership existing under the laws of the Province of Ontario, Canada, and acts as manager of the Trust pursuant to the trust agreement and the management agreement. As of June 30, 2010, the Manager, together with its affiliates and related entities, had assets under management totaling approximately Cdn$5.55 billion. As of October 12, 2010, the Manager, together with its affiliates and related entities had Cdn$2.4 billion in physical gold and silver bullion under management of which approximately Cdn$754.4 million represented physical silver bullion. The Manager provides management and advisory services to many entities, including private investment funds, the Sprott Mutual Funds, certain discretionary managed accounts, and management of certain companies through its affiliate, Sprott Consulting LP.

        The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust's portfolio and all clerical, administrative and operational services. The Trust will maintain a public website that will contain information about the Trust and the units. The internet address of the website is www.sprottphysicalsilvertrust.com. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus. The general role and responsibilities of the Manager are further discussed in "Organization and Management Details of the Trust—The Manager" and "Description of the Trust Agreement—The Manager."

Principal Offices

        The Trust's office is located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1. The Manager's office is located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1 and its telephone number is (416) 362-7172. RBC Dexia Investor Services Trust, to which we will refer as RBC Dexia, the Trust's trustee, is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3. The custodian for the Trust's physical silver bullion, the Royal Canadian Mint, is located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8, and the custodian for the Trust's assets other than physical silver bullion, RBC Dexia, is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

The Offering

Issuer:	Sprott Physical Silver Trust, a closed-end mutual fund trust organized under the laws of the Province of Ontario, Canada.
Offered Securities:

40,000,000 units of the Trust (46,000,000 units if the underwriters exercise their over-allotment option in full). Each outstanding unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the units.

Issue Price:	$10.00 per unit.
Listing:	The Trust intends to file an application to list the units on the NYSE Arca and the TSX under the symbols "PSLV" and "PHS.U", respectively.
Use of Proceeds:

The estimated net proceeds from this offering, after deducting the underwriting commissions and the estimated expenses of the offering, will be $            (or $            if the underwriters fully exercise their over-allotment option). The Trust anticipates using at least 97% of the net proceeds of this offering to acquire London Good Delivery physical silver bullion in accordance with its objective and subject to the investment and operating restrictions described herein; the remaining net proceeds of this offering will be retained by the Trust in cash in order to provide available funds for expenses. See "Use of Proceeds," "Business of the Trust—Purchasing the Silver for the Trust's Portfolio," "Business of the Trust—Investment and Operating Restrictions" and "Business of the Trust—Fees and Expenses."

Objective of the Trust:

The Trust was created to invest and hold substantially all of its assets in physical silver bullion. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical silver bullion without the inconvenience that is typical of a direct investment in physical silver bullion. The Trust does not anticipate making regular cash distributions to unitholders. See "Business of the Trust—Overview of the Structure of the Trust."

Strategy of the Trust:

The Trust intends to achieve its objective by investing primarily in long-term holdings of unencumbered, fully allocated, physical silver bullion and will not speculate with regard to short-term changes in silver prices. The Trust will not invest in silver certificates or other financial instruments that represent silver or that may be exchanged for silver. See "Business of the Trust—Overview of the Structure of the Trust."

Calculating Net Asset Value:

The value of the net assets of the Trust and the value of net assets of the Trust per outstanding unit of the Trust will be determined daily as of 4:00 p.m., Toronto time, on each business day by the Trust's valuation agent, which is RBC Dexia Investor Services Trust. The value of the net assets of the Trust on any such day will be equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding units) as of such date. The valuation agent will calculate the NAV by dividing the value of the net assets of the class of the Trust represented by the units offered hereby on that day by the total number of units of that class then outstanding on such day. See "Computation of Net Asset Value."

Redemption of Units for Physical Silver Bullion:

Subject to the terms of the trust agreement, units may be redeemed at the option of a unitholder for physical silver bullion in any month. Units redeemed for physical silver bullion will be entitled to a redemption price equal to 100% of the NAV of the redeemed units on the last day of the month on which the NYSE Arca is open for volume-weighted average trading for the month in which the redemption request is processed. Redemption requests for silver must be for amounts that are at least equivalent in value to ten London Good Delivery bars or an integral multiple of one bar in excess thereof, plus applicable expenses. A "London Good Delivery bar" contains between 750 and 1,100 troy ounces of silver with a minimum fineness of 999.0 parts per thousand silver. A unitholder's ability to redeem units for physical silver bullion will depend in part on the size of the London Good Delivery bars held by the Trust on the redemption date. Any fractional amount of redemption proceeds in excess of a London Good Delivery bar or an integral multiple thereof will be paid in cash at a rate equal to 100% of the NAV of such excess amount. A unitholder redeeming units for physical silver bullion will be responsible for expenses incurred by the Trust in connection with such redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical silver bullion for units that are being redeemed and the applicable silver storage in-and-out fees. See "Redemption of Units" for detailed terms and conditions relating to the redemption of units for physical silver bullion.

A redemption notice to redeem units for physical silver bullion must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the redemption notice will be processed or, if such day is not a business day, on the immediately following day that is a business day. Any redemption notice received after such time will be processed in the next month. For each redemption notice, the Trust's transfer agent will send a confirmation notice to the unitholder's broker that such notice has been received and determined to be complete.

Physical silver bullion received by a unitholder as a result of a redemption of units will be delivered by armored transportation service carrier pursuant to delivery instructions provided by the unitholder to the Manager, provided that the delivery instructions are acceptable to the armored transportation service carrier. Physical silver bullion transported to an account established by the redeeming unitholder at an institution authorized to accept and hold London Good Delivery bars by certain armored transportation service carriers will likely retain its London Good Delivery status while in the custody of such institution; physical silver bullion delivered pursuant to a unitholder's delivery instruction to a destination other than such an institution will no longer be deemed London Good Delivery once received by the unitholder. The armored transportation service carrier will receive physical silver bullion in connection with a redemption of units approximately 10 business days after the end of the month in which the redemption notice is processed. See "Redemption of Units—Transporting the Silver from the Mint to the Redeeming Unitholder."

Redemption of Units for Cash:

Subject to the terms of the trust agreement, units may be redeemed at the option of a unitholder for cash on a monthly basis. Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on the NYSE Arca or, if trading has been suspended on the NYSE Arca, the volume-weighted average trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed units as of 4:00 p.m., Toronto time, on the last day of the month on which the NYSE Arca is open for trading for the month in which the redemption request is processed. Cash redemption proceeds will be transferred to a redeeming unitholder approximately three business days after the end of the month in which the redemption notice is processed. See "Redemption of Units" for detailed terms and conditions relating to the redemption of units for cash.

A redemption notice to redeem units for cash must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the redemption notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any redemption notice to redeem units for cash received after such time will be processed in the next month.

Termination of the Trust:

The Trust does not have a fixed termination date but will be terminated in the event there are no units outstanding, the Trustee resigns or is removed and no successor trustee is appointed, the Manager resigns and no successor manager is appointed and approved by unitholders, the Manager is in material default of its obligations under the trust agreement or the Manager experiences certain insolvency events. In addition, the Manager may, in its discretion, at any time terminate and dissolve the Trust, without unitholder approval, by giving the Trustee and each holder of units at the time not less than 60 days and not more than 90 days written notice prior to the effective date of the termination of the Trust. To the extent such termination of the Trust in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the independent review committee established by the Manager for its recommendation. For a description of the independent review committee, see "Organization and Management Details of the Trust—The Manager—Independent Review Committee." In connection with the termination of the Trust, the Trust will, to the extent possible, convert its assets to cash and, after paying or making adequate provision for all of the Trust's liabilities, distribute the net assets of the Trust to unitholders, on a pro rata basis, as soon as practicable after the termination date. See "Termination of the Trust."

Underwriters:

Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation will act as underwriters for this offering in the United States. RBC Dominion Securities Inc., Morgan Stanley Canada Limited, TD Securities Inc., Canaccord Genuity Corp., National Bank Financial Inc., BMO Nesbitt Burns Inc., HSBC Securities (Canada) Inc., GMP Securities L.P., Wellington West Capital Markets Inc. and Mackie Research Capital Corporation will act as underwriters for this offering in Canada.

Organization and Management of the Trust

Manager: Sprott Asset Management LP Toronto, Ontario, Canada	The Manager is responsible for the day-to-day business and administration of the Trust. The Trust is managed by the Manager pursuant to the trust agreement and the management agreement.
Trustee: RBC Dexia Investor Services Trust Toronto, Ontario, Canada

The Trustee is RBC Dexia, a trust company organized under the federal laws of Canada. The Trustee holds title to the Trust's assets and has, together with the Manager, exclusive authority over the assets and affairs of the Trust. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders. The general role, responsibilities and regulation of the Trustee are further described in "Organization and Management Details of the Trust—Trustee" and "Description of the Trust Agreement—The Trustee." The Trustee will also issue annual tax reporting information.

Promoter: Sprott Asset Management LP Toronto, Ontario, Canada	The Manager initiated the creation and organization of the Trust and therefore may be considered a promoter or sponsor of the Trust under applicable securities laws.
Custodian for Physical Silver Bullion: The Royal Canadian Mint Ottawa, Ontario, Canada

The Royal Canadian Mint will act as custodian for the physical silver bullion owned by the Trust. The Mint will be responsible for and will bear all risk of the loss of, and damage to, the Trust's physical silver bullion that is in the Mint's custody, subject to certain limitations based on events beyond the Mint's control. The Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust. See "Custody of the Trust's Assets."

Custodian for Assets That Are Not Physical Silver Bullion: RBC Dexia Investor Services Trust Toronto, Ontario, Canada

RBC Dexia will act as custodian for the Trust's assets other than physical silver bullion on behalf of the Trust. RBC Dexia is only responsible for the Trust's assets that are directly held by it, its affiliates or appointed sub-custodians.

Registrar: Equity Financial Trust Company Toronto, Ontario, Canada	The registrar keeps the register of the holders of units.
Transfer Agent: Equity Financial Trust Company Toronto, Ontario, Canada	The transfer agent processes redemption orders and transfers.
Auditors: Ernst & Young LLP Toronto, Ontario, Canada

The auditors annually audit the financial statements of the Trust to determine whether they fairly present, in all material respects, the Trust's financial position, results of operations and changes in net assets in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board, to which we will refer as IFRS. The auditors also attend the count of the physical silver bullion owned by the Trust on an annual basis.

Valuation Agent: RBC Dexia Investor Services Trust Toronto, Ontario, Canada

The Trust's valuation agent calculates the value of the net assets of the Trust on a daily basis and reconciles all purchases and redemptions of units to determine the NAV. The daily NAV will be posted on the Manager's website. See "Computation of Net Asset Value."

        See "Business of the Trust" and "Organization and Management Details of the Trust."

Summary of Fees and Expenses

        This table lists some of the fees and expenses that the Trust expects to pay for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of fees and expenses by the Trust will reduce the value of your investment in the Trust. You will have to pay fees and expenses directly if you redeem your units for physical silver bullion. For a more detailed description of all material fees and expenses the Trust expects to pay for the continued operation of its business and that you may have to pay indirectly if you invest in the Trust, see "Business of the Trust—Fees and Expenses." For a more detailed description of all material fees and expenses you have to pay if you redeem your units for physical silver bullion, see "Redemption of Units—Redemption for Physical Silver Bullion".

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:

The Trust will pay the Manager a monthly management fee equal to 1/12 of 0.45% of the value of net assets of the Trust (determined in accordance with the trust agreement), plus any applicable Canadian taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

Operating Expenses:

Except as otherwise described in this prospectus the Trust will be responsible for all costs and expenses incurred in connection with the on-going operation and administration of the Trust including, but not limited to: the fees and expenses payable to and incurred by the Trustee, the Manager, any investment manager, the Mint, RBC Dexia as custodian, any sub-custodians, the registrar, the transfer agent and the valuation agent of the Trust; transaction and handling costs for the physical silver bullion including transportation costs for any physical silver bullion purchased for London delivery, which cost is expected to be approximately $0.14 per ounce; storage fees for the physical silver bullion (charged on a per bar basis initially at a rate of $2 per bar per month, subject to increase on 30 days' notice); custodian settlement fees; counterparty fees; legal, audit, accounting, bookkeeping and record-keeping fees and expenses; costs and expenses of reporting to unitholders and conducting unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust's continuous disclosure public filing requirements and investor relations; any applicable Canadian taxes payable by the Trust or to which the Trust may be subject; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and on-going operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust.

Type of Fee	Amount and Description
Other Fees and Expenses:

The Trust will be responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Mint, RBC Dexia as custodian, any sub-custodians, the registrar, the valuation agent, the transfer agent or the underwriters for this offering and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

        The Trust intends to retain cash from the net proceeds of this offering in an amount not to exceed 3% of the net proceeds of this offering in order to provide available funds for its ongoing expenses and cash redemptions. From time to time, the Trust will sell physical silver bullion to replenish this cash reserve to meet its expenses and cash redemptions. There is no limit on the total amount of silver that the Trust may sell in order to pay expenses, but the Manager intends that the cash reserve will not exceed 3% of the value of the net assets of the Trust at any time.

Fees and Expenses Payable Directly by You

Type of Fee	Amount and Description
Redemption and Delivery Costs:

Except as set forth below, there are no redemption fees payable upon the redemption of units for cash. However, if you choose to receive physical silver bullion upon redemption of units, you will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical silver bullion for units that are being redeemed and the applicable silver storage in-and-out fees. See "Redemption of Units—Redemptions for Physical Silver Bullion."

Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the units.

Fees and Expenses in Connection with This Offering

Type of Fee	Amount and Description
Fees Payable to the Underwriters for Selling the Units:	The underwriters shall be entitled to a cash commission equal to % of the total amount of gross proceeds raised from the sale of the units.
Expenses of This Offering:

The expenses of this offering (including the costs of creating and organizing the Trust, the costs of preparing this prospectus, legal expenses, marketing expenses and other incidental expenses) will be paid by the Manager, except that the Trust will be responsible for paying the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Mint and the Trust's registrar and transfer agent, auditing and printing expenses and the selling commissions of the underwriters set forth above. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it. The expenses of this offering are estimated to be $2.1 million. In the event the offering is terminated, the underwriters will receive only a reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

Risk Factors

        There are risks associated with an investment in units that should be considered by prospective purchasers, including risks associated with: (i) the price of silver; (ii) the net asset value and/or the market price of the units; (iii) the purchase, transport, insurance and storage of physical silver bullion; (iv) liabilities of the Trust; (v) redemptions of units; (vi) operations of the Trust; and (vii) the offering. See "Risk Factors" beginning on page 14 of the prospectus.

Material Tax Considerations

        This prospectus contains certain information with respect to the U.S. and Canadian federal income tax consequences of the purchase, ownership or disposition of the units for purchasers resident in the United States, in Canada or outside Canada. However, in making an investment decision, purchasers must rely on their own examination of the Trust and the terms of the offering, including the merits and risks involved. We suggest that prospective purchasers of units consult with their own tax advisors about tax consequences of an investment in units based on their particular circumstances.

Material United States Federal Income Tax Considerations

        U.S. persons are encouraged to make a QEF election with respect to the units. A U.S. person that is an individual, trust or estate, including such U.S. unitholders that own units through partnerships or other pass-through entities for U.S. federal income tax purposes, and that has made a timely and valid QEF election with respect to the units is referred to in this summary as an "electing U.S. holder."

        Capital gain recognized on a sale of units by an electing U.S. holder who has held the units for more than one year will generally be taxable as long-term capital gain at the rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2010).

        Capital gain recognized upon a redemption of units for physical silver bullion by an electing U.S. holder will be treated in essentially the same manner as above (i.e., generally as long term capital gain taxable at the rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2010)), except that a limited portion of the gain (equal to the electing U.S. holder's pro rata share of any capital gain recognized by the Trust upon the distribution of the physical silver bullion to the electing U.S. holder) will be taxable to the electing U.S. holder at a maximum rate of 28% under current law if the Trust held the physical silver bullion for more than one year.

        The only other income that will be recognized by an electing U.S. holder will be the electing U.S. holder's pro rata share of any capital gain recognized by the Trust upon a disposition of physical silver bullion (including upon a distribution of physical silver bullion to another holder upon a redemption) and the electing U.S. holder's pro rata share of any miscellaneous income of the Trust. The Manager generally expects such miscellaneous income to be quite limited.

        See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations" for a detailed description of the U.S. federal income tax consequences applicable to a U.S. holder who has made a valid and timely QEF election, as well as the alternative U.S. federal income tax consequences applicable to a U.S. person who does not make a QEF election.

Material Canadian Federal Income Tax Considerations for Non-Residents of Canada

        Unitholders not resident in Canada, to whom we will refer as non-resident unitholders, will generally not be subject to Canadian capital gains tax on a sale or other disposition of their units.

        Non-resident unitholders will also generally not be subject to Canadian withholding tax on distributions to them of gains of the Trust from dispositions of physical silver bullion (including any such gains allocated to them if they redeem their units) if such gains qualify as capital gains for Canadian purposes. Non-resident unitholders will generally be subject to Canadian withholding tax on any distributions to them of ordinary income as determined under Canadian income tax principles. However, the Trust does not currently expect to make any such income distributions.

        See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada."

Material Canadian Federal Income Tax Considerations for Residents of Canada

        Provided that appropriate designations are made by the Trust, unitholders resident in Canada, to whom we will refer as resident unitholders, who dispose of units held as capital property (including upon a redemption of units for physical silver bullion held by the Trust as capital property) should generally realize a net capital gain (or net capital loss) equal to the amount by which the proceeds of disposition, net of any costs of disposition, exceed (or are less than) the adjusted cost base of the units.

        Resident unitholders will generally be required to include in their income for a year the portion of the income of the Trust for the year, if any, including net taxable capital gains, that is paid or payable to the resident unitholders in the year. Provided that appropriate designations are made by the Trust, such portion of the net taxable capital gains paid or payable to the resident unitholders will effectively retain its character in the hands of the resident unitholders. The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to the resident unitholders in the year will not be included in computing the resident unitholder's income for the year. Any other amount in excess of the income of the Trust that is paid or payable to the resident unitholders in the year also will not generally be included in the resident unitholder's income for the year. However, the adjusted cost base of the resident unitholder's units will generally be required to be reduced by such amount. To the extent that the adjusted cost base of units would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the resident unitholder from the disposition of units, and the adjusted cost base of the units will be increased to zero.

        See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Resident in Canada."

 RISK FACTORS

        You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust's financial statements and the related notes.

The value of the units relates directly to the value of the silver held by the Trust, and fluctuations in the price of silver could materially adversely affect an investment in the units.

        The principal factors affecting the value of the units are factors that affect the price of silver. Silver bullion is tradable internationally and its price is generally quoted in U.S. dollars. The price of the units will depend on, and typically fluctuate with, the price fluctuations of silver. The price of silver may be affected at any time by many international, economic, monetary and political factors, many of which are unpredictable. These factors include, without limitation:

  •
  global silver supply and demand, which is influenced by such factors as: (i) forward selling by silver producers; (ii) purchases made by silver producers to unwind silver hedge positions; (iii) central bank purchases and sales; (iv) production and cost levels in major silver-producing countries; (v) new production projects; and (vi) industrial demand for silver;

  •
  investors' expectations for future inflation rates;

  •
  exchange rate volatility of the U.S. dollar, the principal currency in which the price of silver is generally quoted;

  •
  interest rate volatility; and

  •
  unexpected global, or regional, political or economic incidents.

        Changing tax, royalty, land and mineral rights ownership and leasing regulations in silver producing countries can have an impact on market functions and expectations for future silver supply. This can affect both share prices of silver mining companies and the relative prices of other commodities, which are both factors that may affect investor decisions in respect of investing in silver.

An investment in the Trust will yield long-term gains only if the value of silver increases in an amount in excess of the Trust's expenses.

        The Trust will not actively trade silver to take advantage of short-term market fluctuations in the price of silver or actively generate other income. Accordingly, the Trust's long-term performance is dependent on the long-term performance of the price of silver. As a result, an investment in the Trust will yield long-term gains only if the value of silver increases in an amount in excess of the Trust's expenses.

A redemption of units for cash will yield a lesser amount than selling the units on the NYSE Arca or the TSX, if such a sale is possible.

        Because the cash redemption value of the units is based on 95% of the lesser of (i) the volume-weighted average trading price of the units traded on the NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the units traded on TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed units as of 4:00 p.m., Toronto time, on the last day of the month on which the NYSE Arca is open for trading for the month in which the redemption request is processed, redeeming the units for cash will generally yield a lesser amount than selling the shares on the NYSE Arca or the TSX, assuming such a sale is possible. You should consider the manner in which the cash redemption value is determined before exercising your right to redeem your units for cash.

A large purchase of physical silver bullion by the Trust in connection with this offering may temporarily affect the price of silver.

        Depending on the size of the offering, the amount of silver that the Trust will purchase in connection with this offering may be significant on a short term basis and such purchase may have the effect of temporarily increasing the spot price of physical silver bullion. Based on data published in the Gold Fields Mineral Services Ltd. World Silver Survey 2010, each ten million troy ounces of physical silver bullion purchased by the Trust would represent 1.13% and 1.13% of the total supply of silver available from all sources for the entire twelve-month period in calendar years 2008 and 2009, respectively, as calculated by Gold Fields Mineral Services Ltd., to which we will refer as GFMS. In the event that the purchase of physical silver bullion by the Trust in connection with this offering temporarily increases the spot price of physical silver bullion, the Trust will be able to purchase a smaller amount of physical silver bullion with the proceeds of this offering than otherwise, and if the spot price of physical silver bullion decreases after the purchase of physical silver bullion by the Trust, such decrease would decrease the value of the net assets of the Trust and the NAV.

If a unitholder redeems units for physical silver bullion and requests to have the silver delivered to a destination other than an institution authorized to accept and hold London Good Delivery silver bars, the physical silver bullion will no longer be deemed London Good Delivery once it has been delivered.

        London Good Delivery bars have the advantage that a purchaser generally will accept such bars as consisting of the indicated number of troy ounces of at least .999 fine silver without assaying or otherwise testing them. This provides London Good Delivery bars with added liquidity as a sale of such bars can be completed more easily than the sale of physical silver bullion that is not London Good Delivery. The Trust will only purchase London Good Delivery bars, and the physical silver bullion owned by the Trust will retain its status as London Good Delivery bars while it is stored at the Mint. If a unitholder redeems units for physical silver bullion and has the silver delivered to an institution authorized to accept and hold London Good Delivery silver bars through an armored transportation service carrier that is eligible to transport London Good Delivery silver bars, it is likely that the silver will retain its London Good Delivery status while in the custody of that institution. However, if the redeeming unitholder instructs that silver be delivered to a destination other than such an institution, the physical silver bullion delivered to the unitholder will no longer be deemed London Good Delivery once it has been delivered pursuant to the redeeming unitholder's delivery instructions, which may make a future sale of such silver more difficult.

The Trust may conduct further offerings of units from time to time, at which time it will offer units at a price that will be above NAV at the time of the offering but that may be below the trading price of units on the NYSE Arca or TSX at that time.

        The Trust may conduct further offerings of units from time to time. Under the provisions of the trust agreement, the net proceeds to the Trust of any offering must be above NAV at the time of the offering. Follow-on offerings of securities of issuers that are traded on an exchange usually are priced below the trading price of such securities at the time of an offering to induce investors to purchase securities in the follow-on offering rather than through the exchange on which such securities are traded. Consequently, the price to the public at which such units are offered likely will be below the trading price of units of the Trust on the NYSE Arca or TSX at the time of the offering, which may have the effect of lowering the trading price of units immediately after the pricing of such follow-on offering. In addition, if and as long as the trading price of the units is below NAV, it is unlikely that the Trust will be able to conduct a further offering of units, because the trust agreement governing the Trust provides such units would have to be offered at a price above the trading price of units.

The trading price of units of the Trust on NYSE Arca and the TSX is not predictable and may be affected by factors beyond the control of the Trust.

        The Trust cannot predict whether the units will trade above, at or below NAV. The trading price of units may not closely track the price of physical silver bullion, and units of the Trust may trade on the NYSE Arca or the TSX at a significant premium or discount from time to time. In addition to changes in the price of physical silver bullion, the trading price of units may be affected by other factors beyond the control of the Trust, which may include the following: macroeconomic developments in North America and globally; market perceptions of attractiveness of physical silver bullion as an investment; the lessening in trading volume and general market interest in the Trust's units which may affect a unitholder's ability to trade significant numbers of units; and the size of the Trust's public float which may limit the ability of some institutions to invest in the Trust's units.

Since December 2005, average monthly trading prices for silver bullion have been higher than at any time during the previous 20 years, and these relatively high trading prices of silver may not be sustained.

        Since December 2005, average monthly trading prices for silver bullion have been higher than at any time during the previous 20 years. The Trust anticipates that the price of physical silver bullion going forward and, in turn, the future value of net assets of the Trust and the NAV, will be dependent upon factors such as global physical silver bullion supply and demand, investors' inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these factors may lead to a decrease in physical silver bullion trading prices. A decline in prices of physical silver bullion would decrease the value of net assets of the Trust and the NAV.

The sale of silver by the Trust to pay expenses and to cover certain redemptions will reduce the amount of silver represented by each unit on an ongoing basis irrespective of whether the trading price of the units rises or falls in response to changes in the price of silver.

        Each outstanding unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the units. As the Trust does not expect to generate any net income and will sell physical silver bullion over time on an as-needed basis to pay for its ongoing expenses and to cover certain redemptions, the amount of silver represented by each unit will, and the NAV may, gradually decline over time. This is true even if additional units are issued in future offerings of units by the Trust from time to time, as the amount of silver acquired by the proceeds of any such future offering of units will proportionately reflect the amount of silver represented by such units. Assuming a constant silver price, the trading price of the units is expected to gradually decline relative to the price of silver as the amount of silver represented by the units gradually declines. The units will only maintain their original value if the price of silver increases enough to offset the Trust's expenses.

        Investors should be aware that the gradual decline in the amount of physical silver bullion held by the Trust will occur regardless of whether the trading price of the units rises or falls in response to changes in the price of silver. The estimated ordinary operating expenses of the Trust, which accrue daily commencing after the first day of trading of the units on the NYSE Arca and the TSX, are described in "Business of the Trust—Fees and Expenses."

The sale of the Trust's physical silver bullion to pay expenses or to cover certain redemptions at a time of low silver prices could adversely affect the value of the net assets of the Trust.

        The Manager will sell physical silver bullion held by the Trust to pay Trust expenses or to cover certain redemptions on an as-needed basis irrespective of then-current silver prices, and no attempt will be made to buy or sell physical silver bullion to protect against or to take advantage of fluctuations in the price of silver. Consequently, the Trust's physical silver bullion may be sold at a time when the silver price is low.

Sales of physical silver bullion at relatively lower silver prices will require the sale of more physical silver bullion, which in turn will have an adverse effect on the value of the net assets of the Trust and the NAV.

The Trust will not insure its assets and there may not be adequate sources of recovery if its silver is lost, damaged, stolen or destroyed.

        The Trust will not insure its assets, including the physical silver bullion stored at the Mint. Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and unitholders will need to rely on insurance carried by applicable third parties, if any, or on such third party's ability to satisfy any claims against it. The amount of insurance available or the financial resources of a responsible third party may not be sufficient to satisfy the Trust's claim against such party. Also, unitholders are unlikely to have any right to assert a claim directly against such third party; such claims may only be asserted by the Trustee on behalf of the Trust. In addition, if a loss is covered by insurance carried by a third party, the Trust, which is not a beneficiary on such insurance, may have to rely on the efforts of the third party to recover its loss. This may delay or hinder the Trust's ability to recover its loss in a timely manner or otherwise.

        A loss with respect to the Trust's silver that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV and would adversely affect an investment in the units. In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the units.

If there is a loss, damage or destruction of the Trust's physical silver bullion in the custody of the Mint and the Trust does not give timely notice, all claims against the Mint will be deemed waived.

        In the event of loss, damage or destruction of the Trust's physical silver bullion in the Mint's custody, care and control, the Trust must give written notice to the Mint within five Mint business days (a Mint business day means any day other than a Saturday, Sunday or a holiday observed by the Mint) after the discovery by the Trust of any such loss, damage or destruction, but in any event no more than 30 days after the delivery by the Mint to the Trust of an inventory statement in which the discrepancy first appears. If such notice is not given in a timely manner, all claims against the Mint will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss or shortage can be brought against the Mint unless timely notice of such loss or shortage has been given and such action, suit or proceeding will have commenced within 12 months from the time a claim is made. The loss of the right to make a claim or of the ability to bring an action, suit or other proceeding against the Mint may mean that any such loss will be non-recoverable, which will have an adverse effect on the value of the net assets of the Trust and the NAV.

RBC Dexia, the Mint, the Trustee and other service providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust.

        Unitholders cannot be assured that RBC Dexia, the Mint, the Trustee or other service providers engaged by the Trust will maintain insurance with respect to the Trust's assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust. In addition, none of the Trust's service providers is required to include the Trust as a named beneficiary of any such insurance policies that are purchased. Accordingly, the Trust will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements.

All redemptions will be determined using U.S. dollars, which will expose redeeming non-U.S. unitholders to currency risk.

        All redemptions will be determined using U.S. dollars. All redeeming unitholders will receive any cash amount to which the unitholder is entitled in connection with the redemption in U.S. dollars, and will be exposed to the risk that the exchange rate between the U.S. dollar and the other currency in which the unitholder generally operates will result in a lesser redemption amount than the unitholder would have received if the redemption amount had been calculated and delivered in such other currency. In addition, because any cash as a result of the redemption will be delivered in U.S. dollars, the redeeming unitholder may be required to open or maintain an account that can receive deposits of U.S. dollars.

In the event the Trust's physical silver bullion is lost, damaged, stolen or destroyed, recovery may be limited to the market value of the silver at the time the loss is discovered.

        If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's physical silver bullion held by one of the Trust's custodians and such loss is found to be the fault of such custodian, the Trust may not be able to recover more than the market value of the silver at the time the loss is discovered. If the market value of silver increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases physical silver bullion to replace the losses, less physical silver bullion will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.

A redeeming unitholder that suffers loss of, or damage to, its physical silver bullion during delivery from the Mint will not be able to claim damages from the Trust or the Mint.

        If a unitholder exercises its option to redeem units for physical silver bullion, the unitholder's physical silver bullion will be transported by an armored transportation service carrier engaged by or on behalf of the redeeming unitholder. Because ownership of the physical silver bullion will transfer to such unitholder at the time the Mint surrenders the physical silver bullion to the armored transportation service carrier, the redeeming unitholder will bear the risk of loss from the moment the armored transportation service carrier takes possession of the physical silver bullion on behalf of such unitholder. In the event of any loss or damage in connection with the delivery of the physical silver bullion after such time, such unitholder will not be able to claim damages from the Trust or the Mint but will need to bring a claim against the armored transportation service carrier.

Because the Trust will be primarily invested in physical silver bullion, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

        The Trust will be primarily invested at all times in physical silver bullion. As a result, the Trust's holdings will not be diversified. Accordingly, the NAV may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time.

The lack of a market for the units may limit the ability of unitholders to sell the units.

        Prior to the date of this prospectus, there has been no market for the units. An active public market for the units may not develop. If an active public market for the units does not develop or continue, the market prices and liquidity of the units may be adversely affected.

Under Canadian law, the Trust and unitholders may have limited recourse against the Mint.

        The Mint is a Canadian Crown corporation. A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown. However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf. The Mint has entered into the silver storage agreement relating to the custody of the

Trust's physical silver bullion on its own behalf and not on behalf of the Crown; nevertheless, a court may determine that, when acting as custodian of the Trust's physical silver bullion, the Mint acted as agent of the Crown and, accordingly, that the Mint may be entitled to immunity of the Crown. Consequently, the Trust or a unitholder may not be able to recover for any losses incurred as a result of the Mint's acting as custodian of the Trust's physical silver bullion.

A delay in the purchase by the Trust of physical silver bullion with the net proceeds of this offering may result in the Trust purchasing less physical silver bullion than it could have purchased earlier.

        The Trust intends to purchase physical silver bullion with the net proceeds of this offering as described in this prospectus as soon as practicable. Given the anticipated size of this offering, the Trust expects that it will not be able to purchase immediately all of the required physical silver bullion and, depending on the size of the offering and other factors outside the control of the Trust, such as the amount of physical silver bullion available for purchase, the Manager estimates that it may take up to 20 business days to purchase all of the physical silver bullion the Trust will purchase in connection with this offering. If physical silver bullion prices increase between the time of this offering and the time the Trust completes its purchases of physical silver bullion, whether or not caused by the Trust's acquisition of physical silver bullion, the amount of physical silver bullion the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases of the required physical silver bullion immediately. In either of these circumstances, the quantity of physical silver bullion purchased per unit of the Trust will be reduced, which will have a negative effect on the value of the units.

A notice of redemption is irrevocable.

        In order to redeem units for cash or silver, a unitholder must provide a notice of redemption to the Trust's transfer agent. Except when redemptions have been suspended by the Manager, once a notice of redemption has been received by the transfer agent, it can no longer be revoked by the unitholder under any circumstances, though it may be rejected by the transfer agent if it does not comply with the requirements for a notice of redemption. See "Redemption of Units."

The Mint may become a private enterprise, in which case its obligations will not constitute the unconditional obligations of the Government of Canada.

        In the past, there has been speculation regarding whether the Government of Canada might privatize the Mint. The Mint will not remain a Crown corporation if the Government of Canada privatizes the Mint. If the Mint were to become a private entity, its obligations would no longer generally constitute unconditional obligations of the Government of Canada and, although it would continue to be responsible for and bear the risk of loss of, and damage to, the Trust's physical silver bullion that is in its custody, there would be no assurance that the Mint would have the resources to satisfy claims of the Trust against the Mint based on a loss of, or damage to, the Trust's physical silver bullion in the custody of the Mint.

The Trust may terminate and liquidate at a time that is disadvantageous to unitholders.

        If the Trust is required to terminate and liquidate or the Manager determines to terminate and liquidate the Trust, such termination and liquidation could occur at a time which is disadvantageous to unitholders, such as when silver prices are lower than the silver prices at the time when unitholders purchased their units. In such a case, when the Trust's physical silver bullion is sold as part of the Trust's liquidation, the resulting proceeds distributed to unitholders will be less than if silver prices were higher at the time of sale. In certain circumstances, the Manager has the ability to terminate the Trust without the consent of unitholders. The Manager's interests may differ from those of the unitholders, and the Manager may terminate the Trust at a time that is not advantageous for the unitholder. See "Termination of the Trust" for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Manager, the Trustee or the unitholders.

The units may trade at a price which is at, above or below the NAV, and any discount or premium in the trading price relative to the NAV may widen as a result of non-concurrent trading hours between the COMEX, the NYSE Arca and the TSX.

        Units may trade in the market at a premium or discount to the NAV. This risk is separate and distinct from the risk that the NAV may decrease.

        The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange, which is the U.S. exchange on which silver for physical delivery is traded, and the NYSE Arca and the TSX. Liquidity in the global silver market will be reduced after the close of regular trading hours on the COMEX division of the New York Mercantile Exchange at 1:25 p.m. Eastern time. The units will trade on the NYSE Arca and the TSX until 4:00 p.m. Eastern time. As a result of the reduced liquidity in the global silver market after the close of regular trading hours on the COMEX division of the New York Mercantile Exchange, trading spreads, and the resulting premium or discount to the NAV may widen between 1:25 p.m. Eastern time and 4:00 p.m. Eastern time.

The Trust may suspend redemptions, which may affect the trading price of the units.

        In certain circumstances, the Manager, on behalf of the Trust, may suspend the right of unitholders to request a redemption of their units or postpone the date of delivery or payment of the redemption proceeds of the Trust (whether physical silver bullion and/or cash, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction, where required. Such circumstances include any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the value of the assets of the Trust or the redemption amount for the units. See "Redemption of Units—Suspension of Redemptions." This may affect the trading price of the units at a time when an investor wishes to sell its units on the NYSE Arca or the TSX. Accordingly, units may not be an appropriate investment for investors who seek immediate liquidity.

The market for units and the liquidity of units may be adversely affected by competition from other methods of investing in silver.

        The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the resource industry and other securities backed by or linked to silver, direct investments in silver and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Manager's control, may make it more attractive to invest in other financial vehicles or to invest in silver directly, which could limit the market for the units and reduce the liquidity of the units and, accordingly, the price received for sales of units on the NYSE Arca or the TSX.

The Trust will sell physical silver bullion to provide available funds for its expenses and for any cash redemptions.

        The Trust will retain cash from the net proceeds of this offering in an amount not expected to exceed 3% of the net proceeds of this offering in order to provide available funds for expenses and any cash redemptions. If the Trust's expenses are higher than estimated, the Trust may need to sell physical silver bullion earlier than anticipated to meet its expenses and any cash redemptions. In addition, from time to time the Trust will sell physical silver bullion to replenish this cash reserve to meet its expenses and any cash redemptions. Such sales may result in a reduction of the NAV and the trading price of the units. There is no limit on the total amount of silver that the Trust may sell in order to pay expenses.

Unitholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act.

        The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act. Consequently, unitholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936, as administered by the U.S. Commodity Futures Trading Commission, to which we will refer as the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and none of the Manager, the Trustee or the underwriters is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the units. Consequently, unitholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools nor may COMEX or any futures exchange enforce its rules with respect to the Trust's activities. In addition, unitholders do not benefit from the protections afforded to investors in silver futures contracts on regulated futures exchanges.

The Manager and its affiliates also manage other funds that invest in physical silver bullion and other assets that may be held by the Trust, and conflicts of interest by the Manager or its affiliates may occur.

        The Manager is responsible for the day-to-day business and operation of the Trust and, therefore, exercises significant control over the Trust. The Manager may have different interests than the unitholders and consequently may act in a manner that is not advantageous to unitholders at any particular time.

        The Manager and its general partner, the general partner's directors and officers, and their respective affiliates and associates may engage in the promotion, management or investment management of other accounts, funds or trusts that invest in physical silver bullion. The Manager currently manages 24 mutual funds and hedge funds, of which nine include physical silver bullion as part of their portfolios. The staff of the Manager may have conflicts in allocating their time and services among the Trust and the other accounts, funds or trusts managed by the Manager.

The Trust's obligation to reimburse the Trustee, the Manager, the underwriters or certain parties related to them for certain liabilities could adversely affect an investment in the units.

        Under certain circumstances, the Trust might be subject to significant indemnification obligations in favor of the Trustee, the Manager, the underwriters for this offering or certain parties related to them. The Trust will not carry any insurance to cover such potential obligations and, to the Manager's knowledge, none of the foregoing parties will be insured for losses for which the Trust has agreed to indemnify them. Any indemnification paid by the Trust would reduce the value of net assets of the Trust and, accordingly, the NAV.

Unitholders are not entitled to participate in management of the Trust.

        Unitholders are not entitled to participate in the management or control of the Trust or its operations, except to the extent of exercising their right to vote their units when applicable. Unitholders do not have any input into the Trust's daily activities.

The rights of unitholders differ from those of shareholders of a corporation.

        Because the Trust is organized as a trust rather than a corporation, the rights of unitholders are set forth in the trust agreement rather than in a corporate statute. This means that unitholders do not have the statutory rights normally associated with the ownership of shares in an Ontario corporation. For example, the Trust is not subject to minimum quorum requirements, is not required to hold annual meetings, and has no officers or directors. Unitholders have the right to vote on matters brought before unitholders in accordance with the trust agreement but do not have a right to elect the Manager, though unitholders do have the right to remove the Manager in certain circumstances. In addition, unitholders do not have the right to bring "oppression" or "derivative" suits.

Affiliates of the Manager and the Trust may be able to control the outcome of matters on which unitholders are entitled to vote following this offering.

        (1) Certain funds and accounts that are managed by the Manager (and that may be deemed to be affiliates of the Trust under U.S. securities laws) and (2) Eric Sprott and certain officers and directors of the Manager or affiliates of the Manager have informed the Manager that they intend to purchase units in this offering in an aggregate amount representing up to 20% and 9.9%, respectively, of the units offered in this offering. This means that affiliates of the Manager may control up to an aggregate of 29.9% of the voting power of units. This percentage of voting power could give these affiliates control over the outcome of matters on which unitholders are entitled to vote, and the interests of such affiliates may be different from the interests of other unitholders.

The investment objective and restrictions of the Trust and the attributes of a particular class or series of a class of units of the Trust may be changed by way of an extraordinary resolution of all unitholders and unitholders of such class or series of a class of units, respectively.

        The investment objective and restrictions of the Trust and the attributes of a particular class or series of a class of units may be changed with the approval, in person or by proxy, of all unitholders and unitholders holding units of that class or series of a class, as the case may be, representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust or that class or series of a class of the Trust, respectively, as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust or of that class or series of a class of the Trust, as determined in accordance with the trust agreement. Such changes to the investment objective or restrictions of the Trust or the attributes of the units may be more favorable or less favorable to you than the investment objective or restrictions of the Trust or the attributes of the units, as the case may be, as described in this prospectus. The value of the units sold hereby may decrease as a result of such changes.

Substantial redemptions of units may affect the liquidity and trading price of units and increase the pro rata expenses per unit.

        Substantial redemptions of units could result in a decrease in the trading liquidity of the units and increase the amount of Trust expenses allocated to each remaining unit. Such increased expenses may reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

Fluctuation in foreign exchange rates may have an adverse effect on the Trust and on the trading price of the units.

        The Trust maintains its accounting records, purchases silver and reports its financial position and results in U.S. dollars. Because certain of the Trust's expenses are paid in Canadian dollars, an increase in the value of the Canadian dollar would increase the reported expenses of the Trust that are payable in Canadian dollars, which could result in the Trust being required to sell more physical silver bullion to pay its expenses. Further, such appreciation could adversely affect the Trust's reported financial results, which may have an adverse effect on the trading price of the units.

The Trust expects to be a passive foreign investment company, which may have adverse U.S. federal income tax consequences to U.S. Holders who do not make certain elections.

        Based on its proposed method of operation, the Trust expects to be treated as a passive foreign investment company, to which we will refer as a PFIC, for U.S. federal income tax purposes. Therefore, a U.S. Holder of the units (as defined under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations") that does not make a QEF election or a mark-to-market election with respect to the units generally will be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of the units as if the excess distribution or gain had been recognized ratably over the U.S. Holder's holding period for the units. A U.S. Holder generally may mitigate these U.S. federal income tax consequences by making a QEF election, or, to a lesser extent, a mark-to-market election. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations" for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. Holders arising from the Trust's status as a PFIC and the procedures for making a QEF election or a mark-to-market election.

A U.S. Holder that makes a QEF election with respect to his, her or its Trust units may be required to include amounts in income for U.S. federal income tax purposes if any holder redeems units for cash or physical silver bullion.

        As noted above and described in detail under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations", a U.S. Holder, as defined below, generally may mitigate the U.S. federal income tax consequences under the PFIC rules of holding units of the Trust by making a QEF election. A U.S. Holder that makes a QEF election must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, regardless of whether or not distributions were received from the Trust by the U.S. Holder. If any holder redeems units for physical silver bullion (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), the Trust will be treated as if it sold the physical silver bullion for its fair market value. As a result, all the U.S. Holders who have made a QEF election will be required to currently include in their income their pro rata share of the Trust's gain from such deemed disposition (which generally will be taxable to non-corporate U.S. Holders at a maximum rate of 28% under current law if the Trust has held the physical silver bullion for more than one year), even though such deemed disposition is not attributable to any action on their part. If any holder redeems units for cash and the Trust sells physical silver bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), all the U.S. Holders who have made a QEF election similarly will include in their income their pro rata share of the Trust's gain from the sale of the physical silver bullion, which will be taxable as described above, even though the Trust's sale of physical silver bullion is not attributable to any action on their part. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Taxation of U.S. Holders Making a Timely QEF Election."

Unitholders may be liable for obligations of the Trust to the extent the Trust's obligations are not satisfied out of the Trust's assets.

        The trust agreement provides that no unitholder will be subject to any liability whatsoever, in tort, contract or otherwise, to any person in connection with the investment obligations, affairs or assets of the Trust and all such persons will look solely to the Trust's assets for satisfaction of claims of any nature arising out of or in connection therewith. Also, under the Trust Beneficiaries' Liability Act, 2004 (Ontario), holders of units of a trust governed by the laws of the Province of Ontario that is a reporting issuer under the Securities Act (Ontario) (as the trust will be on the issuance by Canadian securities regulatory authorities of a receipt in respect of the final prospectus filed in respect of this offering of units) are not, as beneficiaries, liable for any act, default, obligation or liability of the trust. Notwithstanding the above, there is a risk that a unitholder could be held personally liable for obligations of the Trust to the extent that claims are not satisfied out of the assets of the Trust if a court finds (i) that Ontario law does not govern the ability of a third party to make a claim against a beneficiary of a trust and that the applicable governing law permits such a claim, or (ii) that the unitholder was acting in a capacity other than as a beneficiary of the trust. In the event that a unitholder should be required to satisfy any obligation of the Trust, under the trust agreement, such unitholder will be entitled to reimbursement from any available assets of the Trust.

Canadian registered plans that redeem their units for physical silver bullion may be subject to adverse consequences.

        Physical silver bullion received by a Canadian registered plan, such as a registered retirement savings plan, on a redemption of units for physical silver bullion will not be a qualified investment for such plan. Accordingly, such plans (and in the case of certain plans, the annuitants or beneficiaries thereunder or holders thereof) may be subject to adverse Canadian tax consequences including, in the case of registered education savings plans, revocation of such plans.

If the Trust ceases to qualify as a mutual fund trust for Canadian income tax purposes, it or the unitholders could become subject to material adverse consequences.

        In order to qualify as a mutual fund under the Income Tax Act (Canada), to which we will refer as the Tax Act, the Trust must comply with various requirements contained in the Tax Act, including (in many or most circumstances) requirements to hold substantially all its property in assets (such as physical silver bullion and cash) that are not "taxable Canadian property," and to restrict its undertaking to the investing of its funds. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Qualification as a Mutual Fund Trust." If the Trust were to cease to qualify as a mutual fund (whether as a result of a change of law or administrative practice, or due to its failure to comply with the current Canadian requirements for qualification as a mutual fund trust), it may experience various potential adverse consequences, including being subject to a deemed realization of its assets for their fair market value every 21 years, becoming subject to a requirement to withhold tax on distributions made to non-resident unitholders of any capital gains realized from the dispositions of physical silver bullion, the units not qualifying for investment by Canadian registered plans and units of the Trust ceasing to qualify as "Canadian Securities" for the purposes of the election provided in subsection 39(4) of the Tax Act.

If the Trust were to carry on a business in Canada in a taxation year or acquire securities that were "non-portfolio properties," it could become subject to tax at full corporate tax rates on some or all of its income for that year.

        The Manager anticipates that the Trust will make sufficient distributions in each year of any income (including taxable capital gains) realized by the Trust for Canadian tax purposes in the year so as to ensure that it will not be subject to Canadian income tax on such income. Such income generally will become subject to Canadian income tax at full corporate rates if the Trust becomes a specified investment flow-through, to which we will refer as a SIFT, trust, even if distributed in full. If the Trust, contrary to its investment restrictions, were to carry on a business in Canada in a taxation year and use its property in the course of any such business, or acquire securities that were "non-portfolio properties," it could become a SIFT trust. The anticipated activities of the Trust, as described in this prospectus, are intended to avoid having the Trust characterized as a SIFT trust. The Canada Revenue Agency may take a different (and adverse) view of this issue and characterize the Trust as a SIFT trust. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—SIFT Trust Rules."

If the Trust treats distributed gains as being on capital account and Canada Revenue Agency later determines that the gains were on income account, then Canadian withholding taxes would apply to the extent that the Trust has distributed the gains to non-resident unitholders and Canadian resident unitholders could be reassessed to increase their taxable income. Any taxes borne by the Trust itself would reduce the NAV and the trading prices of the units.

        The Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical silver bullion as capital gains (or capital losses), although depending on the circumstances, it may instead include (or deduct) the full amount of such gains in computing its income. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Taxation of the Trust." If any transactions of the Trust are reported by it on capital account but are subsequently determined by the Canada Revenue Agency to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to unitholders, with the result that Canadian-resident unitholders could be reassessed by the Canada Revenue Agency to increase their taxable income by the amount of such increase, and non-resident unitholders potentially could be assessed directly by the Canada Revenue Agency for Canadian withholding tax on the amount of net gains on such transactions that were treated by the Canada Revenue Agency as having been distributed to them. The Canada Revenue Agency can assess the Trust for a failure of the Trust to withhold tax on distributions made by it to non-resident unitholders that are subject to withholding tax, and typically would do so rather than assessing the non-resident unitholders directly. Accordingly, any such re-determination by the Canada Revenue Agency may result in the Trust being liable for unremitted withholding taxes on prior distributions made to unitholders who were not resident in Canada for the purposes of the Tax Act at the time of the distribution. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada." As the Trust may not be able to recover such withholding taxes from the non-resident unitholders whose units were redeemed, payment of any such amounts by the Trust would reduce the NAV and the trading prices of the units.

A unitholder may be unable to bring actions or enforce judgments against the Trust, the Trustee, the Manager, the Manager's general partner or any of their officers and directors under U.S. federal securities laws in Canada or to serve process on any of them in the United States.

        Each of the Trust, the Trustee, the Manager, and the Manager's general partner is organized under the laws of the Province of Ontario, Canada, and all of their executive offices and administrative activities and assets are located outside the United States. In addition, the directors and officers of the Trustee and the Manager's general partner are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, a unitholder may be unable to serve legal process within the United States upon any of the Trust, the Trustee, the Manager or the Manager's general partner or any of their directors or officers, as applicable, or enforce against them in the appropriate Canadian courts judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bring an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the Manager's general partner or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

 BUSINESS OF THE TRUST

Overview of the Structure of the Trust

        Sprott Physical Silver Trust was established on June 30, 2010 under the laws of the Province of Ontario, Canada, pursuant to a trust agreement dated as of June 30, 2010, as amended and restated as of October 1, 2010. The Trust was created to invest and hold substantially all of its assets in physical silver bullion. Many investors are unwilling to invest directly in physical silver bullion due to inconveniences such as transaction, handling, storage, insurance and other costs that are typical of a direct investment in physical silver bullion. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical silver bullion without the inconvenience that is typical of a direct investment in physical silver bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical silver bullion and will not speculate with regard to short-term changes in silver prices. The Trust will not invest in silver certificates or other financial instruments that represent silver or that may be exchanged for silver. The Trust does not anticipate making regular cash distributions to unitholders.

        The Trust is authorized to issue an unlimited number of units in one or more classes and series of units. Each unit of a class represents an undivided ownership interest in the net assets of the Trust attributable to that class or series of a class of units. Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the trust agreement. All units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions of units will be issued only as fully paid and non-assessable. The units offered hereby will have no preference, conversion, exchange or pre-emptive rights. Each whole unit of a particular class or series of a class entitles the holder thereof to one vote at meetings of unitholders where all classes vote together and to one vote at meetings of unitholders where that particular class or series of a class of unitholders votes separately as a class or series of a class.

        Sprott Asset Management LP is the Manager and RBC Dexia, a trust company organized under the laws of Canada, is the trustee of the Trust. The fiscal year-end of the Trust is December 31.

        The Trust will employ two custodians. The Royal Canadian Mint, a Canadian Crown corporation, will act as custodian for the Trust's physical silver bullion, pursuant to a silver storage agreement between the Manager, for and on behalf of the Trust, and the Mint, to which we will refer as the Silver Storage Agreement. RBC Dexia will act as custodian of the Trust's assets other than physical silver bullion pursuant to the trust agreement. See "Custody of the Trust's Assets."

Purchasing the Silver for the Trust's Portfolio

        In connection with this offering, the Manager will purchase physical silver bullion in an amount equal to the net proceeds of this offering less approximately $        , which will be held by the Trust to pay ongoing expenses. Pending completion of such purchases, the net proceeds of the offering will be placed in an interest bearing account established in the name of the Trust at RBC Dexia. The cash remaining from the proceeds of this offering after such purchases of physical silver bullion is expected to render unnecessary the immediate sale of physical silver bullion out of the Trust's portfolio to pay for expenses.

        To purchase physical silver bullion, the Manager creates an order internally and sends it for pre-trade compliance review. Once the order has been approved, the order is placed by one of the Manager's traders. Orders are generally placed by phone and through electronic dealing systems. A list of the bars available to fill the buy order is sent to the Manager by a bullion broker with whom the Manager has an established relationship. The trade must be effected for "London Good Delivery" bars and executed in accordance with the London Bullion Market Association, to which we will refer as LBMA, compliance standards. Once executed, the order is allocated and sent for post-trade compliance monitoring and approval. See "Organization and Management Details of the Trust—The Manager—The Manager's

Experience in the Precious Metals Industry." Upon approval, the Mint is notified and the trade is settled between the Mint and the bullion broker. The bullion broker arranges for the delivery of the London Good Delivery bar to the destination specified by the purchaser, which will be the Mint with respect to the physical silver bullion purchased by the Trust. Once the Mint takes delivery of the physical silver bullion bars, they immediately will be fully allocated to the Trust's account and segregated from non-Trust assets held by the Mint. The Manager expects to complete the purchase of physical silver bullion within 20 business days after the completion of this offering. Because the Trust does not control the source of any third party bullion broker's inventory, if an affiliate of the Trust, which may purchase units in this offering, sells physical silver bullion held by such affiliate at any time prior to the offering in order to originate funds to purchase units in this offering or otherwise, then a portion of the physical silver bullion purchased by the Trust with the proceeds of this offering from a third party bullion broker may be the same physical silver bullion that was sold earlier by such affiliate of the Trust.

        The Manager intends to purchase, with proceeds of this offering, as much physical silver bullion as is practicable in Canada or the United States. However, given the amount of physical silver bullion generally available for purchase in Canada and the United States, the Manager expects that a significant portion of the physical silver bullion will be purchased in the London silver market. While there is generally no difference in the purchase price of silver in the Canadian, U.S. or London silver markets, physical silver bullion purchased by the Trust will then have to be transported to the Mint. Such transportation costs will be paid by the Trust; based on current rates, the Manager expects that transportation costs of physical silver bullion from London would be approximately $0.14 per ounce, or 0.64% of the cost of the physical silver bullion, assuming current market prices for silver of approximately $22 per ounce.

Investment and Operating Restrictions

        In making investments on behalf of the Trust, the Manager will be subject to certain investment and operating restrictions, to which we will refer as the Investment and Operating Restrictions, and which are set out in the trust agreement. The Investment and Operating Restrictions may not be changed without the prior approval of unitholders by way of an extraordinary resolution, which must be approved, in person or by proxy, by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the trust agreement, unless such change or changes are necessary to ensure compliance with applicable laws, regulations or other requirements imposed from time to time by applicable securities regulatory authorities.

        The Investment and Operating Restrictions provide that the Trust:

  (a)
  will invest in and hold a minimum of 90% of the total net assets of the Trust in physical silver bullion in London Good Delivery bar form and hold no more than 10% of the total net assets of the Trust, at the discretion of the Manager, in physical silver bullion (in London Good Delivery bar form or otherwise), debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by DBRS Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor's or its successors or assigns or P-1 (or its equivalent, or higher) by Moody's Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term "short-term" means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the 60-day period following the closing of this offering or additional offerings or prior to the distribution of the assets of the Trust;

  (b)
  will not invest in silver certificates or other financial instruments that represent silver or that may be exchanged for silver;

  (c)
  will store all physical silver bullion owned by the Trust at the Mint (including at a facility located in Canada leased by the Mint for this purpose) or in the treasury vaults of a Schedule I Canadian chartered bank or an affiliate or division thereof in Canada on a fully allocated basis, provided that the physical silver bullion held in London Good Delivery bar form may be stored with a custodian only if the physical silver bullion will remain London Good Delivery while with that custodian;

  (d)
  will not hold any "taxable Canadian Property" within the meaning of the Tax Act;

  (e)
  will not purchase, sell or hold derivatives;

  (f)
  will not issue units following the completion of this offering except (i) if the net proceeds per unit to be received by the Trust are not less than 100% of the most recently calculated NAV prior to, or upon, the determination of the pricing of such issuance or (ii) by way of unit distribution in connection with an income distribution;

  (g)
  will ensure that no part of the stored physical silver bullion may be delivered out of safekeeping by the Mint (except to an authorized sub-custodian) or, if the physical silver bullion is held by another custodian, that custodian, without receipt of an instruction from the Manager in the form specified by the Mint or such other custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

  (h)
  will ensure that no director or officer of the Manager or the Manager's general partner, or representative of the Trust or the Manager will be authorized to enter into the physical silver bullion storage vaults without being accompanied by at least one representative of the Mint or, if the physical silver bullion is held by another custodian, that custodian, as the case may be;

  (i)
  will ensure that the physical silver bullion remains unencumbered;

  (j)
  will ensure that the physical silver bullion is subject to a physical count by a representative of the Manager periodically on a spot-inspection basis as well as subject to audit procedures by the Trust's external auditors on at least an annual basis;

  (k)
  will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

  (l)
  in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

  (m)
  in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

  (n)
  in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amount in income under sections 94 or 94.1 of the Tax Act;

  (o)
  in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of the Trust for purposes of the Tax Act; and

  (p)
  in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act, to which we will refer as the SIFT Rules.

Fees and Expenses

        This table lists the fees and expenses that the Trust expects to pay for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of these fees and expenses will reduce the value of your investment in the Trust. You will have to pay fees and expenses directly if you redeem your units for physical silver bullion.

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:	The Trust will pay the Manager a monthly management fee equal to 1/12 of 0.45% of the value of net assets of the Trust (determined in accordance with the trust agreement), plus any applicable Canadian taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.
Operating Expenses:	Except as otherwise described in this prospectus the Trust will be responsible for all costs and expenses incurred in connection with the on-going operation and administration of the Trust including, but not limited to: the fees and expenses payable to and incurred by the Trustee, the Manager, any investment manager, the Mint, RBC Dexia as custodian, any sub-custodians, the registrar, the transfer agent and the valuation agent of the Trust; transaction and handling costs for the physical silver bullion including transportation costs for any physical silver bullion purchased for London delivery, which cost is expected to be approximately $0.14 per ounce; storage fees for the physical silver bullion (charged on a per bar basis initially at a rate of $2 per bar per month, subject to increase on 30 days' notice); custodian settlement fees; counterparty fees; legal, audit, accounting, bookkeeping and record-keeping fees and expenses; costs and expenses of reporting to unitholders and conducting unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust's continuous disclosure public filing requirements and investor relations; any applicable Canadian taxes payable by the Trust or to which the Trust may be subject; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and on-going operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust.

Type of Fee	Amount and Description
Other Fees and Expenses:	The Trust will be responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Mint, RBC Dexia as custodian, any sub-custodians, the valuation agent, the registrar and transfer agent or the underwriters for this offering and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

        The Trust intends to retain cash from the net proceeds of this offering in an amount not to exceed 3% of the net proceeds of this offering in order to provide available funds for its ongoing expenses and cash redemptions. From time to time, the Trust will sell physical silver bullion to replenish this cash reserve to meet its expenses and cash redemptions. There is no limit on the total amount of silver that the Trust may sell in order to pay expenses, but the Manager intends that the cash reserve will not exceed 3% of the value of the net assets of the Trust at any given time.

Fees and Expenses Payable Directly by You

Type of Fee	Amount and Description
Redemption and Delivery Costs:	Except as set forth below, there are no redemption fees payable upon the redemption of units for cash. However, if you choose to receive physical silver bullion upon redemption of units, you will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical silver bullion for units that are being redeemed and the applicable silver storage in-and-out fees. See "Redemption of Units—Redemptions for Physical Silver Bullion."
Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the units.
Fees and Expenses in Connection with This Offering
Fees Payable to the Underwriters for Selling the Units:	The underwriters shall be entitled to a cash commission equal to % of the total amount of gross proceeds raised from the sale of the units.
Expenses of This Offering:	The expenses of this offering (including the costs of creating and organizing the Trust, the costs of preparing this prospectus, legal expenses, marketing expenses and other incidental expenses) will be paid by the Manager, except that the Trust will be responsible for paying the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Mint and the Trust's registrar and transfer agent, auditing and printing expenses and the selling commissions of the underwriters set forth above. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it. The expenses of this offering are estimated to be $2.1 million. In the event the offering is terminated, the underwriters will receive only a reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

Impact of Trust Expenses on NAV

        The following table illustrates the impact of expected fees and expenses of the Trust on the Trust's assets for a 12-month period. It assumes that the only sales of physical silver bullion will be those needed to pay the Trust's expected expenses, including to replenish the cash reserve the Trust maintains; it does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, would increase the Trust's expenses and the amount of physical silver bullion that would need to be sold to cover the Trust's expenses. Such sales of physical silver bullion would decrease the amount of physical silver bullion represented by each unit of the Trust. The table shows the amount by which the price of silver would need to increase to keep the NAV at the same level after taking into account the Trust's expected expenses. For purposes of this illustration, we have assumed the following as of the beginning of the 12-month period: net assets of the Trust, $190,000,000; total number of bars of physical silver bullion owned by the Trust, 10,000; total number of units outstanding, 20 million; and NAV, $9.50. In addition, we have assumed annual storage fees per bar, $24; estimated listing and regulatory fees, $100,000; estimated accounting fees, $110,000; and estimated other expenses, $85,000.

Value of net assets of the Trust at beginning of 12-month period	$190,000,000
NAV at beginning of 12-month period	$9.50
Management fee	$966,150
Bullion storage fees	$240,000
Estimated listing and regulatory fees	$100,000
Estimated accounting fees	$110,000
Estimated other expenses	$85,000
Total fees and expenses(1)	$1,501,150
Value of net assets of the Trust at end of period, after expenses, without increase in price of silver	$188,498,850
NAV at end of period, after expenses, without increase in price of silver	$9.42
Percentage by which price of silver would need to increase over 12-month period for NAV at end of 12-month period to be equal to NAV at beginning of 12-month period	0.80%

(1)
Does not include one-time expenses associated with the initial offering of the units, which are expected to be approximately $                        .

(2)
To the extent that any physical silver bullion is purchased for London delivery by third party brokers through whom the Trust is acquiring physical silver bullion, there will be an additional transportation charge, which is expected to be approximately $0.14 per ounce.

Additional Services

        Additional services to be provided to the Trust by the Manager or any of its affiliates that have not been described in this prospectus must be on terms that are generally no less favorable to the Trust than those available from arm's length parties (within the meaning of the Tax Act) for comparable services. The Trust will pay all fees or expenses associated with such additional services. The introduction of any fees or expenses that are charged to the Trust which could result in an increase in charges to the Trust requires the prior approval of the unitholders of the Trust by an ordinary resolution.

        No change in the basis of the calculation of the management fee or other fees or expenses that are charged to the Trust will be made which could result in an increase in charges to the Trust without the prior approval of the unitholders, other than increased fees or expenses payable by the Trust to parties at arms' length to the Trust where unitholders are given notice of such increased fees or expenses. The foregoing unitholder approval is to be expressed by way of an ordinary resolution, which must be approved, in person or by proxy, by unitholders holding units representing in aggregate not less than 50% of the value of net assets of the Trust as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement.

 THE SILVER INDUSTRY

Introduction to the Silver Industry and its Participants

        The participants in the world silver industry may be classified by the following sectors: the mining and producer sector: the banking sector; the investment sector; the fabrication and manufacturing sector; and the official sector.

        The mining and producer sector includes mining companies that specialize in silver production, mining companies that produce silver as a by-product of other production (such as lead, zinc, copper or gold mine production), and scrap merchants and recyclers.

        The banking sector is composed of bullion banks that provide a variety of services to the silver market and its participants, thereby facilitating interactions between other parties. Services provided by bullion banks include traditional banking products as well as mine financing, physical silver purchases and sales, hedging and risk management, inventory management for industrial users and consumers and silver leasing.

        The investment sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge funds and mutual funds to day-traders on futures exchanges and retail-level coin collectors.

        The fabrication and manufacturing sector represents all the commercial and industrial users of silver for whom silver is a daily part of their businesses. Industrial applications comprise the largest use of silver. The jewelry and silverware sector is the second largest, followed by the photographic industry (although the latter has been declining over the past several years as a result of the spread of digital photography).

        Finally, the official sector includes the activities of the various central banking operations of silver-holding countries. Unlike gold, there are no official statistics published by the International Monetary Fund, Bank of International Settlements, or national banks on silver holdings by national governments. The main reason for this is that, unlike gold, silver is generally not recognized as a core reserve asset. Consequently, there are relatively limited silver stocks held by governments. According to the World Silver Survey 2010 by GFMS, at the end of 2009, governments held silver bullion stocks totalling 61.3 million ounces.

Sources of Silver Supply

        Sources of silver supply include both mine production and recycling or mobilizing of existing above-ground stocks. The largest portion of silver supplied into the market annually is from mine production. The second largest source of annual silver supply is from silver scrap, which is silver that has been recovered from jewelry, photography and other fabricated products and converted back into marketable silver. Net sales by the official sector increased the supply of silver in the marketplace by a small amount. Finally, net producer hedging accelerates the sale of physical silver and can therefore impact, positively or negatively, supply in a given year.

Mine Production

        Mine production includes silver produced from both primary deposits and secondary deposits. Secondary deposits refer to mining operations where the silver is recovered as a by-product metal from other mining activities. Since 2000, the amount of new silver mined each year has been substantially lower than the level of physical demand for silver. For example, during the ten years from 2000 to 2009, new mine production met only 72% of the total demand. The shortfall in total supply has been met by supplies from existing above-ground stocks, predominantly coming from the recycling of fabricated silver products.

        Silver distinguishes itself from gold by the fact that more than two-thirds of silver mine supply is a by-product of other metal mining (lead, zinc, copper or gold). Primary silver production is relatively consistent at approximately 30% of total global output. Thus, a significant portion of annual silver supply can be said to be independent of the price of silver.

Silver Mine Supply by Source

Source: Gold Fields Mineral Services Ltd. World Silver Survey 2010

Silver Scrap

        Silver scrap refers to silver that has been recovered from fabricated products, melted, refined and cast into bullion bars for subsequent resale into the silver market. Silver scrap supply has been steadily decreasing since 2006, and fell by 6% in 2009 to a 13-year low of 165.7 million ounces. Recent declines in the absolute volume of scrap are primarily a result of decreases in silver scrap from photographic sources as a result of the spread of digital photography.

Official Sector Sales

        Historically, central banks, other governmental agencies and multi-lateral institutions have retained gold and, to a lesser extent, silver strategic reserve assets. However, as compared to the gold market, the official sector plays a reduced role in the dynamics of the silver market. Supplies from net official sector sales represented only 1.5% of total silver supply in 2009. While the official sector has been a net seller of silver for several years, since 2006 net annual official sector sales have declined by over 80% to 13.7 million ounces of silver per year. This has resulted in net movements of silver from the official to the private sector.

Net Producer Hedging

        Net producer hedging can create incremental supply in the market by accelerating the timing of the sale of unmined silver. A mining company wishing to protect itself from the risk of a decline in the silver price may elect to sell some or all of its anticipated production for delivery at a future date. A bullion dealer accepting such a transaction will finance it by borrowing an equivalent quantity of silver, which is immediately sold into the market. The bullion dealer then invests the cash proceeds from that sale of silver and uses the yield on these investments to pay the mining company the premium available on silver for future delivery, to which we will refer as the contango. When the mining company delivers the silver it has contracted to sell to the bullion dealer, the dealer returns the silver to the lender or rolls the loan forward in order to finance similar transactions in the future. While over time hedging transactions involve no net increase in the supply of silver to the market, they do accelerate the timing of the sale of silver sold prior to production, which has an impact on the balance between supply and demand at any time in the paper marketplace. Over the past four years, net producer de-hedging has resulted in an excess of demand for silver over supplies from producer hedging.

Sources of Silver Demand

        Silver has significant demand rooted in diverse sectors with traditional, industrial and emerging applications. Silver is one of the earliest metals to be used as a medium of exchange and is one of the world's most broadly used metals with many practical applications. Silver has a number of unique properties that make it an essential component in several industrial applications. These unique properties restrict silver's substitution in most applications.

        Demand for silver is driven primarily by three uses: (i) industrial; (ii) consumer; and (iii) investment.

Industrial

        Silver is used in industrial and manufacturing application due to its strength, malleability and ductility, electrical and thermal conductivity, sensitivity to and high reflectance of light and its ability to endure extreme temperature ranges. Industrial uses of silver can range from high tech applications, including medical equipment, to plumbing hardware. Silver is also used as a catalyst for the manufacture of commonly used chemicals such as ethylene oxide and formaldehyde. Many batteries are also manufactured with silver alloys, due to silver's superior power-weight characteristics, although silver-oxide batteries are now beginning to be replaced with lithium-ion batteries in cellular phones and lap-top computers, due to environmental and safety concerns. Silver is also used in the manufacturing of mirrors and lenses. Silver's light reflective ability allows it to be used as an energy efficient glaze and for ultraviolet filtering in eye glasses. Silver paints and coatings are used in circuit boards to utilize silver's conductive properties and in medical applications due to silver's anti-bacterial qualities.

Consumer

        Consumer uses of silver, such as the fabrication of jewelry and silverware, utilize silver's lustre, resistance to tarnishing and malleability. Silver is a visibly clean, attractive and strong metal ideal for contact with food and mouth. It is one of the most chemically inert of metals and does not react with acids present in fruit, fish and sauces, etc. Hence, it is a popular choice for making tableware (cutlery, flatware and hollowware) for daily use such as dinner knives, forks and spoons, serving dishes, drinking vessels, tea and coffee services.

Investment

        Investment demand for silver has increased steadily from 2003, with the most significant investment demand coming from silver ETFs and bullion funds. The emergence of these investment vehicles has made it easier to purchase bullion for investors, who traditionally had to rely on purchasing coins and silver bullion directly. According to CPM Group Silver Yearbook 2009, the total investible inventory of silver bars and coins was 1.184 billion ounces compared to the total investible inventory of gold bars and coins as released by CPM Group in the CPM Group Gold Yearbook 2010 of 2.164 billion ounces. Investors also purchase gold and silver coins for investment purposes. As of September 30, 2010, the year-to-date coin sales of the United States Mint were 24,480,500 American Eagle Silver one-ounce coins and 887,500 American Eagle Gold one-ounce coins. The view of silver as a store of value in times of uncertainty and inflation has served as a catalyst for investment demand and growth of these relatively new investment vehicles.

        GFMS uses a category called "Implied Net Investment" to capture the demand for physical silver from institutional and retail investors. GFMS' definition of this category of supply/demand is "the residual from combining all other GFMS data on silver supply/demand...As such, it captures the net physical impact of all transactions not covered by the other supply/demand variables." The Manager believes that this methodology employed by GFMS may underestimate the actual investment demand for physical silver bullion. For example, the iShares Silver Trust came into existence in April 2006 and has publicly reported holdings of physical silver bullion at December 31, 2009 of 305 million ounces. This amount alone is in excess of GFMS' total reported Implied Net Investment from 2000-2009.

World Silver Supply and Demand (2000 – 2009)

        The following table sets forth a summary of the world silver supply and demand from 2000 to 2009:

Silver Supply (million ounces)	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Mine Production	591.0	606.2	593.9	596.6	613.0	636.8	640.9	664.4	684.7	709.6
Net Government Sales	60.3	63.0	59.2	88.7	61.9	65.9	78.2	42.5	27.6	13.7
Old Silver Scrap	180.7	182.7	187.5	183.9	183.7	186.0	188.0	181.8	176.0	165.7
Producer Hedging	—	18.9	—	—	9.6	27.6	—	—	—	—
Implied Net Disinvestment	87.1	—	12.6	—	—	—	—	—	—	—

Total Supply	919.1	870.9	853.1	869.3	868.2	916.3	907.2	888.7	888.3	889.0

Silver Demand (million ounces)	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Fabrication
Industrial Applications	374.2	335.6	340.1	350.8	367.6	407.0	427.0	456.1	443.4	352.2
Photography	218.3	213.1	204.3	192.9	178.8	160.3	142.4	124.8	104.9	82.9
Jewelry	170.6	174.3	168.9	179.2	174.8	173.8	166.3	163.5	158.3	156.6
Silverware	96.4	106.1	83.5	83.9	67.2	67.5	61.0	58.4	56.9	59.5
Coins & Medals	32.1	30.5	31.6	35.7	42.4	40.0	39.8	39.7	65.2	78.7
Total Fabrication	891.7	859.4	828.3	842.4	830.8	848.7	836.4	842.5	828.6	729.8
Producer De-Hedging	27.4	—	24.8	20.9	—	—	6.8	24.2	11.6	22.3
Implied Net Investment	—	11.4	—	6.0	37.4	67.6	64.0	22.0	48.2	136.9

Total Demand	919.1	870.9	853.1	869.3	868.2	916.3	907.2	888.7	888.3	889.0

Source: World Silver Survey May 27, 2010, the Silver Institute and GFMS

Operation of the Silver Market

        The global trade in silver consists of Over-the-Counter, to which we will refer as OTC, transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Over-the-Counter Market

        The OTC silver market includes spot, forward, and option and other derivative transactions conducted on a principal-to-principal basis. While this is a global, nearly 24-hour per day market, its main centers are London (the biggest venue), New York and Zurich.

        Ten members of the LBMA, the London-based trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, act as OTC market-makers, and most OTC market trades are cleared through London. The LBMA plays an important role in setting OTC silver trading industry standards. Members of the London bullion market typically trade with each other and with their clients on a principal-to-principal basis. All risks, including those of credit, are between the two parties to a transaction. This is known as an OTC market, as opposed to an exchange-traded environment. Unlike a futures exchange, where trading is based around standard contract units, settlement dates and delivery specifications, the OTC market allows flexibility. It also provides confidentiality, since transactions are conducted solely between the two principals involved.

        In the OTC market, silver that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA-acceptable refiner) and appearance set forth in "The Good Delivery Rules for Gold and Silver Bars" published by the LBMA are "London Good Delivery Bars." A London Good Delivery Bar must contain between 750 ounces and 1,100 ounces of silver with a minimum fineness (or purity) of 999.0 parts per 1,000. A London Good Delivery Bar must also bear the stamp of one of the refiners listed on the LBMA-approved list.

London Bullion Market

        Although the market for physical silver is distributed globally, as noted above most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the "London Good Delivery Lists," which are the lists of LBMA accredited smelters and assayers of silver. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

        At noon on every day that is a London trading day, there is a "fix" which provides reference silver prices for that day's trading. This is referred to as the London fix. Many long-term contracts will be priced on the basis of the London fix, and market participants will usually refer to this price when looking for a basis for valuations.

Futures Exchanges

        The most significant silver futures exchanges are the COMEX, operated by Commodities Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., and the Tokyo Commodity Exchange, to which we will refer as TOCOM. Futures exchanges seek to provide a neutral, regulated marketplace for the trading of derivatives contracts for commodities. Futures contracts are defined by the exchange for each commodity. For each commodity traded, this contract specifies the precise quality and quantity standards. The contract's terms and conditions also define the location and timing of physical delivery. An exchange does not buy or sell those contracts, but seeks to offer a transparent forum where members, on their own behalf or on the behalf of customers, can trade the contracts in a safe, efficient and orderly manner. During regular trading hours at COMEX, the commodity contracts are traded through open outcry; a verbal auction in which all bids, offers and trades must be publicly announced to all members. Electronic trading is offered by the exchange after regular market hours. Except for brief breaks to switch between open outcry and electronic trading in the evening and the morning, silver futures trade 24 hours a day, five business days a week.

Market Regulation

        The global silver markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. The major participants in the London bullion market are supervised by the Financial Services Authority, to which we will refer as the FSA. Under the Financial Services and Markets Act 2000, to which we will refer as the FSMA, and associated rules and regulations, all banks and investment firms in the United Kingdom are subject to a range of requirements relating to capital adequacy, liquidity and systems and controls. Conduct of business in the London bullion market may fall under one of two regimes, depending upon the type of business. The FSA is responsible for (among other things) the conduct of "regulated activities" as defined under the FSMA. For the bullion market, this covers trading in derivatives for investment purposes. The rules applicable to investment firms conducting regulated activities are set out in the FSA's Handbook of Rules and Guidance—particularly, in the Principles for Business, Market Conduct, Conduct of Business Sourcebook, Senior Management Arrangements, Systems and Controls and Client Assets modules. For derivatives trading in circumstances that are not covered by the Act, guidelines for the conduct of business are set out in the United Kingdom's Non-Investment Products Code, to which we will refer as the NIPs Code. Market practitioners representing the foreign exchange, money and bullion markets in conjunction with the Bank of England have drawn up the NIPs Code. The NIPs Code has no statutory underpinning (except where it refers to existing legal requirements), but non-compliance (depending on the circumstances, seriousness, frequency and duration of the incidents) may raise issues such as the integrity or competence of a market participant, which are relevant to the FSA's authorisation requirements (this could be pertinent if the market participant in question is regulated by the FSA).

        Participants in the U.S. OTC market for silver are generally regulated by their existing market regulators. For example, participating banks are regulated by the banking authorities. In the United States, Congress created the Commodities Futures Trading Commission, to which we will refer as the CFTC, in 1974 as an independent agency with the mandate to regulate commodity futures and option markets in the United States. The CFTC regulates market participants and has established rules designed to prevent market manipulation, abusive trade practices and fraud. The CFTC requires that any trader holding an open position of more than 100 lots (i.e., 10,000 ounces) in any one contract month on COMEX must declare his or her identity, the nature of his or her business (hedging, speculative, etc.) and the existence and size of his or her positions.

        Market integrity on the TOCOM is preserved by the TOCOM's authority to perform financial and operational surveillance on its members' trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets' prices. To act as a Futures Commission Merchant Broker, which is a required certification for a broker that intends to trade in commodities and commodity futures, a broker must obtain a license from Japan's Ministry of Economy, Trade and Industry, or METI. METI establishes the rules for operation of TOCOM and administers the exchange and its members through requirements of law and various supervisory functions.

        In September 2008, the CFTC confirmed that its Division of Enforcement has been investigating complaints of misconduct in the silver market. This investigation is ongoing and the specifics of ongoing investigations remain confidential. All CFTC enforcement inquiries are focused on ensuring that the markets are monitored for manipulation and abusive practices.

Historical Charts of the Price of Silver

        Fluctuations in the price of silver are expected to influence the price of the units. Investors should be aware of the historical movements in silver prices and understand what events and forces may have caused these movements to occur. The following chart displays the historical performance of silver from August 1, 1971 (when the U.S. abandoned the gold standard) until October 12, 2010:

Spot Silver Price (US$/oz) (August 1, 1971 – October 12, 2010)(1)

Source: LBMA

(1)
The information provided in this graph is historical and should not be taken as an indication of the future price of silver.

        The chart above shows movements of daily LBMA closing prices for silver since August 1971. Silver prices over the period from August 1971 through October 12, 2010, have averaged $7.12 per ounce. The highest silver price during this period was reached in January 1980 at $49.45, and the low was marked in November 1971 at $1.27. The highest annual average during this period was recorded in 1980 at $20.89, and the lowest annual average was recorded in 1971 at $1.54. During 1979, silver prices rose from $6.02 on January 1, 1979 to $32.20 on December 31, 1979. High levels of investment demand helped lead to high silver prices and high volatility through 1980, with silver prices reaching a historical high of $49.45 in January 1980. After five successive years of strong prices, silver began a general trend downward in 1985 which continued for the next seven years. The decline in the price of silver was related to several factors, including profit-taking by investors and speculators, reduced inflation expectations and some constriction in industrial usage.

        The following chart illustrates the changes in the spot silver prices from October 12, 2000 through October 12, 2010:

Spot Silver Price (US$/oz) (October 12, 2000 – October 12, 2010)(1)

Price in USD

Source: LBMA

(1)
The information provided in this graph is historical and should not be taken as an indication of the future price of silver.

        Since 2002, the price of silver has generally followed an upward trend due to a number of factors. Among such factors are the decline in the U.S. dollar against other currencies, the poor performance of major equity markets, including in the United States, a surge in investment demand in commodities as an asset class generally, ongoing strength in fabrication demand and the low level of forward selling by mining companies. In 2006, the silver price increased 58% over the average 2005 price of $7.32 per ounce. The average price in 2006 was $11.59 per ounce. While prices fluctuated around the $14 level (as high as $16.00 and as low as $11.00) throughout much of 2007, 2008 saw significant volatility in the price of silver, ending the year at $11.39. This pattern was similar to that seen in other commodities such as crude oil. Among other factors, this decline in the price of silver in 2008 reflected slowing global growth, which reduced the industrial demand for silver, as well as the stronger U.S. dollar, making precious metals generally a less attractive store of value. However, since the end of 2008, silver prices have risen approximately 105% to $23.33 on October 12, 2010. Silver prices have generally tracked gold prices throughout 2010 and have been supported by an improvement in investor sentiment, flows into ETFs, concerns about the U.S. dollar and global reserve currencies, unprecedented government spending and increased indebtedness and a pickup in global economic conditions. The Manager believes that these factors may create significant inflationary pressures and result in increased investment demand for "safe-haven" assets such as gold and silver. As industrial demand improves, the Manager believes that supply and demand balances in the physical silver market may improve. The Manager is also of the view that major risks to higher silver prices are a double-dip recession reducing industrial demand, as well as a strong U.S. dollar. Present prices and trends are no indication of the future price of silver. There is no assurance that the present upward trend in the price of silver will continue.

Rationale for an Investment In Silver

Strong History of Wealth Preservation

Historical Total Returns (Compounded Annual Returns)(1)

	1-Year	3-Year		5-Year	10-Year	30-Year		39-Year
Silver	31.7%	19.1%		24.7%	16.9%	0.3%		7.1%
Gold	27.7%	21.7%		23.5%	17.2%	2.3%		9.3%
S&P 500 Index(2)	10.9%	(7.1%	)	2.0%	0.6%	n/a	(3)	n/a	(3)
S&P/TSX Composite Index(2)	13.0%	(1.2%	)	6.6%	4.6%	8.8%		10.1%

Source: Bloomberg, October 12, 2010

(1)
The information provided in this table is historical and should not be taken as an indication of future returns. The Trust will not necessarily replicate the performance of spot silver prices due to fees and expenses associated with the Trust.

(2)
The total return numbers for the indices are represented by the following: for the S&P 500, the S&P 500 Total Return Index; for the S&P/TSX Composite Index, the S&P/TSX Composite Total Return Index; for the MSCI EAFE Index, the MSCI EAFE Gross Daily Total Return Index, for the S&P GSCI Silver Index, the S&P GSCI Silver Total Return Index.

(3)
Total return data not available for these time periods.

        An investment in silver bullion has outperformed the broad equity indices in both the U.S. and Canada over the past one-, three-, five- and ten-year periods.

Core Portfolio Diversifier

Correlation of Silver Relative to Other Asset Classes(1)

Asset Class	Index(2)	1-Year	3-Year	5-Year	10-Year	30-Year		39-Year
Gold	Gold Spot Price $/oz	0.86	0.77	0.85	0.96	0.89		0.79
US Equity	S&P 500 Index	0.37	0.50	0.10	0.56	n/a	(3)	n/a	(3)
Canadian Equity	S&P/TSX Composite Index	0.72	0.67	0.56	0.90	0.54		0.42

Source: Bloomberg, October 12, 2010

(1)
1 indicates a perfect correlation; -1 indicates a perfect inverse correlation.

(2)
The total return numbers for the indices are represented by the following: for the S&P 500, the S&P 500 Total Return Index; for the S&P/TSX Composite Index, the S&P/TSX Composite Total Return Index; for the MSCI EAFE Index, the MSCI EAFE Gross Daily Total Return Index, for the S&P GSCI Silver Index, the S&P GSCI Silver Total Return Index.

(3)
Total return data not available for these time periods.

        The Manager believes that silver's low historical correlation with U.S. and Canadian equities provides an investor the opportunity to diversify across a portfolio's risk spectrum. In the past year correlations have risen across asset classes as well as within them as a result of continuing global uncertainty. However, the Manager anticipates that in the longer term silver will continue to move more independently of equity indices, as it has historically. The Manager believes that this will make silver an effective portfolio diversifier. Over the long term, silver has historically been a strong inflationary hedge. The Manager believes that this may make silver an effective portfolio diversifier.

Attractive Gold/Silver Ratio

        As evidenced in the above table, silver has historically shown a high correlation to gold. However, from August to September 2008, silver decoupled from gold on concerns over the impact that a global slowdown would have on the underlying industrial demand for silver. Since October 2008, as a result of renewed investment demand and the re-emergence of precious metals as safe-haven investments, silver regained a high correlation to gold. In the context of declining confidence in global reserve currencies and unprecedented government bailouts, government spending and increased indebtedness may create significant inflationary pressures. The "gold/silver ratio" represents the number of ounces of silver it takes to purchase one ounce of gold. The following chart sets forth the historical gold/silver ratio for the time periods set out below:

Source: LBMA and Bloomberg as of October 12, 2010

Emerging Markets

        Silver's numerous industrial uses differentiate it from gold in that it is strongly correlated to global economic growth. Emerging markets growth in recent years has spurred investment for commodities including gold and silver. In recent years, demand in the industrial sector continued to be high with increasing consumption in India, China and Russia.

Use as an inflation and U.S. dollar hedge

        Historically, silver has been viewed as an effective hedge against a decrease in the value of the U.S. dollar and inflation. Silver, as with gold, has maintained its long-term value, as measured by purchasing power, more effectively than most currencies and fixed assets. As silver prices have generally increased during times of U.S. dollar decline and during inflationary periods, silver may provide a hedge against money creation and purchasing power erosion.

Disconnect between Paper and Physical Silver Bullion Markets

        The silver spot price is dictated by paper contracts that trade on the COMEX and other major international OTC and futures exchanges. Paper contracts can be purchased "long" or sold "short". If more participants wish to sell "short" than purchase "long" at a given price, the paper market price for silver will generally decline. These contracts may have little or no relationship with actual physical silver bullion inventories. As reported on the Commitment of Traders Report by the COMEX, the total open position of silver contracts as of October 5, 2010 was equivalent to 1,107 million ounces of silver. This position has been relatively consistent since the beginning of 2010 and represents approximately 156% of the 2009 annual mine supply of silver. In addition, the total physical silver bullion inventory held by the COMEX (as defined by COMEX's Registered and Unregistered Inventory in the COMEX Inventory Daily Report) is equal to 122 million ounces as at October 5, 2010. The open positions are approximately nine times as large as the total physical inventory of the COMEX. The Manager believes that the future settlement of the significant short position could create significant incremental demand for physical silver.

 ORGANIZATION AND MANAGEMENT DETAILS OF THE TRUST

The Manager

        Pursuant to the trust agreement and the management agreement between the Trust and Sprott Asset Management LP, the Manager acts as the manager of the Trust. The Manager is a limited partnership formed and organized under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated September 17, 2008. The general partner of the Manager is Sprott Asset Management GP Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on September 17, 2008. The general partner is a wholly-owned subsidiary of Sprott Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on February 13, 2008. Sprott Inc. is also the sole limited partner of the Manager. Sprott Inc. is a public company listed on the TSX under the symbol "SII." Pursuant to an internal corporate reorganization of Sprott Inc. completed on June 1, 2009, the Manager acquired the assets related to Sprott Asset Management Inc.'s portfolio management business.

        As of June 30, 2010, the Manager, together with its affiliates and related entities, had assets under management totalling approximately Cdn$5.55 billion, of which approximately Cdn$464.4 million is in silver bullion, and provided management and investment advisory services to many entities, including private investment funds, the Sprott Mutual Funds, the Sprott discretionary managed accounts, and management of certain companies through its subsidiary, Sprott Consulting LP. The following chart illustrates the relationships of the Sprott entities discussed above:

(1)
Sprott Private Wealth GP Inc. is the general partner of Sprott Private Wealth LP, a Canadian investment dealer.

(2)
Sprott Asset Management GP Inc. is the general partner of Sprott Asset Management LP, a Canadian portfolio manager and exempt market dealer.

(3)
Sprott Consulting GP Inc. is the general partner of Sprott Consulting LP.

(4)
SAMGENPAR, Ltd. is the general partner of certain of the Sprott offshore hedge funds.

(5)
Sprott GenPar Ltd. is the general partner of certain of the Sprott Canadian hedge funds.

(6)
Sprott 2010 Corporation is the general partner for Sprott 2010 Flow-Through Limited Partnership.

        The Manager is an independent asset manager dedicated to achieving superior returns for its clients over the long term. The Manager and its predecessors have a history of offering investment management services to high net worth individuals and institutions that extends back over 27 years. Sprott Securities

Limited, a predecessor of the Manager was founded by Eric Sprott in 1981 and gradually grew into: (i) an institutional investment dealer consisting of research, sales, trading and investment banking; (ii) a retail business focused on high net worth individuals; (iii) an asset management business managing, on a discretionary basis, individual accounts and public mutual funds; and (iv) proprietary trading operations. In 2000, Mr. Sprott made the decision to focus solely on the asset management business and a corporate reorganization was effected pursuant to which Sprott Securities Inc. (now Cormark Securities Inc.) was created. The asset management business of Sprott Securities Inc. began to be segregated from the core brokerage activities and Eric Sprott reduced his ownership in Cormark Securities Inc. to a minority position. As the asset management business grew and matured, Sprott Asset Management Inc. was launched in October 2001 as a separate entity. The final stage in the reorganization of Sprott Securities Inc. took effect on January 1, 2002, when Mr. Sprott divested his remaining interest in and any connection to Cormark Securities Inc.

        Subsequently, all of the shareholders of Sprott Asset Management Inc. exchanged their shares for common shares of Sprott Inc., which completed its initial public offering on May 15, 2008. On June 1, 2009, Sprott Inc. completed an internal corporate reorganization in order to separate its operations into three distinct business lines: portfolio management (the Manager); broker-dealer activities (Sprott Private Wealth LP); and consulting services (Sprott Consulting LP). As part of the reorganization, Sprott Asset Management Inc., then a wholly-owned subsidiary of Sprott Inc., transferred all of its assets to the Manager, Sprott Private Wealth LP and Sprott Inc., respectively, and was then wound up.

        The Manager's and its general partner's principal offices are each located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada, M5J 2J1. The Manager may also be contacted by toll-free telephone at (888) 362-7172, by telephone at (416) 362-7172, by facsimile at (416) 362-4928 or by e-mail to invest@sprott.com.

Duties and Services to Be Provided by the Manager

        The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust's portfolio and all clerical, administrative and operational services. The Trust maintains a public website that will contain information about the Trust and the units after the completion of the offering. The internet address of the website is www.sprottphysicalsilvertrust.com. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus.

        The Manager initiated the creation and the organization of the Trust and, accordingly, may be considered a promoter or sponsor of the Trust under applicable securities laws.

The Manager's Experience in the Precious Metals Industry

        Since inception, the Manager and, prior thereto, its predecessors have consistently focused on the mining and energy resource sectors. Precious metal, long/short and energy specialists have been added to the Manager's investment team over the years, often by hiring managers with leading track records from other fund management companies. The Sprott Funds, a group of both public and private investment vehicles that are advised by the Manager, are guided by an investment discipline focused on balancing risk to achieve outstanding returns. Accordingly, the Manager has a "defensive" approach to investing, which includes a strong belief that, like gold, silver is a store of value and should be included in every investment portfolio.

        The Manager's Chief Investment Strategist, John Embry, joined the Manager's predecessor in March of 2003 when he assumed management of the Sprott Gold and Precious Minerals Fund and the Sprott Strategic Offshore Gold Fund, Ltd. Mr. Embry has researched the silver sector for 35 years and has accumulated industry experience as a portfolio management specialist since 1963. Immediately prior to joining the Manager's predecessor, Mr. Embry was Vice-President, Equities and Portfolio Manager at

RBC Global Investment Management where he oversaw Cdn$5 billion in assets, including the flagship Cdn$2.9 billion Royal Canadian Equity Fund and the Cdn$250 million Royal Precious Metals Fund. Mr. Embry is also a trustee of the Central Gold Trust, a Canadian limited purpose trust that invests substantially all of its assets in physical gold bullion.

        Management of the Trust will be overseen by Eric Sprott, Charles Oliver and Jamie Horvat. Messrs Oliver and Horvat joined the Manager's predecessor in January 2008 with a focus on the Sprott Gold and Precious Minerals Trust and currently also manage the Sprott Opportunities Hedge Fund LP, the Sprott Opportunities RSP Fund, the Sprott Opportunities Offshore Fund, Ltd., the Sprott Opportunities Capital Fund, L.P., the Sprott Global Equity Fund and the Sprott All Cap Fund. Mr. Oliver began his investment career with Midland Doherty in 1987 and later joined AGF's Fund Management department in 1999. In 2002 he was named co-manager of the AGF Precious Metals Fund, the AGF Global Resources Fund and the AGF Canadian Resources Fund. In 2004 he was named Manager of the AGF Canadian Small Cap Fund. In 2006 he became co-manager of the AGF Growth Equity Fund and co-advisor on the Oil Sands Sector Fund. Mr. Oliver also helped manage institutional funds and funds domiciled in Japan, Ireland, and the UK. Prior to joining the Manager, Mr. Horvat was co-manager of the Canadian Small Cap, Global Resources, Canadian Resources and Precious Metals funds at AGF Management Limited. He was also the Associate Portfolio Manager of the AGF Canadian Growth Equity Fund, as well as an instrumental contributor to a number of structured products and institutional mandates while at AGF. He joined AGF in 2004 as a Canadian Equity Analyst with a special focus on Canadian and Global resources, as well as Canadian small cap companies. Prior to joining AGF he spent five years at another large Canadian mutual fund company as an Investment Analyst. Mr. Horvat is a member of the International Research Association and is a Licensed International Financial Analyst. He is also a member of the Ontario Association of Certified Engineering Technicians & Technologists.

        The long-time experience in the precious metals industry of the Manager, its predecessor, Sprott Asset Management Inc., and its affiliates has permitted them to gain an extensive knowledge base in the business of silver, including buying, selling, valuing, pricing, securing or storing silver or silver-related assets. At least 90% of physical silver bullion to be purchased by the Trust will be London Good Delivery bars and the Manager expects that all of the physical silver bullion to be purchased by the Trust will be London Good Delivery bars. Based on compliance procedures established by the Manager over time, once the Trust has agreed to purchase silver bars and the order is executed, on delivery each bar is individually checked against its serial number.

Directors and Officers of the Manager and of the General Partner

        The name, municipality of residence and position(s) with the Manager and the General Partner, and the principal occupation of the directors and senior officers of the Manager and of the General Partner are as follows:

Name and Municipality of Residence	Position with the Manager	Position with the General Partner	Principal Occupation
Eric S. Sprott Oakville, Ontario, Canada	Chief Executive Officer and Chief Investment Officer	Chief Executive Officer and Director	Chairman of Sprott Inc.; Chief Executive Officer and Chief Investment Officer of the Manager and Chief Executive Officer of the general partner of the Manager.
James R. Fox Toronto, Ontario, Canada	President	President and Director	President of the Manager and the general partner of the Manager.
Steven Rostowsky Thornhill, Ontario, Canada	Chief Financial Officer	Chief Financial Officer and Director	Chief Financial Officer of Sprott Inc., the Manager and the general partner of the Manager.
Kirstin H. McTaggart Mississauga, Ontario, Canada	Chief Compliance Officer	Corporate Secretary and Director	Chief Compliance Officer of the Manager.

Name and Municipality of Residence	Position with the Manager	Position with the General Partner	Principal Occupation
John Embry Toronto, Ontario, Canada	Chief Investment Strategist	Director	Chief Investment Strategist of the Manager.
John Ciampaglia Caledon, Ontario, Canada	Chief Operating Officer		Chief Operating Officer of the Manager
Allan Jacobs Toronto, Ontario, Canada	Director of Small Cap Investments	Director	Director of Small Cap Investments of the Manager.
Anne L. Spork Acton, Ontario, Canada	—	Director	President of Sprott Private Wealth LP and Sprott Private Wealth GP Inc.
Peter J. Hodson Kitchener, Ontario, Canada	Senior Portfolio Manager	Chairman and Director	Senior Portfolio Manager of the Manager and Chairman of the general partner of the Manager.
Kevin Bambrough Toronto, Ontario, Canada	Market Strategist	Director
President of Sprott Inc.; President and Chief Executive Officer of Sprott Resource Corp.; President, Chief Executive Officer and Corporate Secretary of Sprott Consulting LP and Sprott Consulting GP Inc.; and Market Strategist of the Manager.
Scott P. Dexter Mississauga, Ontario, Canada	Senior Equity Trader	Director	Senior Equity Trader of the Manager.

        Set out below are the particulars of the professional experience of the directors and senior officers of the Manager and the general partner of the Manager:

Eric Sprott

        Mr. Sprott has over 40 years of experience in the investment industry and has managed client funds for 28 years. Mr. Sprott entered the investment industry as a Research Analyst at Merrill Lynch Canada Inc. In 1981, he founded Sprott Securities Limited (a predecessor to Sprott Securities Inc. and now Cormark Securities Inc.). After establishing Sprott Asset Management Inc., the predecessor of the Manager, in December 2001 as a separate entity, Mr. Sprott divested his entire stake in Sprott Securities Inc. to its employees. In May 2008, Sprott Asset Management Inc. completed its initial public offering through a newly-established holding company, Sprott Inc., and in June 2009 underwent a corporate reorganization. Since the initial public offering and corporate reorganization and until September 7, 2010, Mr. Sprott served as the Chief Executive Officer of Sprott Inc. He currently serves as the Chief Executive Officer and the Chief Investment Officer of the Manager, the Chief Executive Officer of the General Partner, Sprott Private Wealth LP and Sprott Private Wealth GP Inc. and the Chairman of Sprott Inc., Sprott Resource Corp., Sprott Consulting LP and Sprott Consulting GP Inc. Mr. Sprott is also the Portfolio Manager responsible for the Sprott Hedge Fund LP, Sprott Hedge Fund LP II, Sprott Offshore Fund, Sprott Offshore Fund II, Sprott Canadian Equity Fund, Sprott Energy Fund, Sprott Physical Gold Trust and the Sprott discretionary managed accounts. Mr. Sprott graduated with a Bachelor of Commerce from Carleton University in 1965 and was awarded an Honorary Doctorate from Carleton University in 2003. Mr. Sprott received his Chartered Accountant designation in 1968.

James Fox

        Mr. Fox was appointed as President of the Manager in November 2009. Prior to November 2009, from February 2005, Mr. Fox served as Senior Vice-President of Sales & Marketing at the Manager where he initiated the development of new products, formed a wholesale group to increase fund distribution and led marketing efforts to increase the company's brand awareness in Canada and abroad. Mr. Fox has been a key contributor to the Manager's sales effort and strategic business initiatives, which have resulted in assets under management growing from $50 million to $4.3 billion over his tenure. Mr. Fox joined the Manager in

June 1999 after completing his Masters of Business Administration at the University of Toronto's Rotman School of Management.

Steven Rostowsky

        Mr. Rostowsky joined Sprott Inc. in March 2008 as Chief Financial Officer and currently also serves as Chief Financial Officer of the Manager and the general partner of the Manager. Prior to March 2008, he was a Senior Vice-President, Finance & Administration at the Investment Dealers Association of Canada (now part of the Investment Industry Regulatory Organization of Canada), to which we will refer as IDA. As a member of the IDA's senior management team, Mr. Rostowsky was responsible for non-regulatory functional areas including Finance, Human Resources, Information Technology and the Association Secretary. Prior to joining the IDA in January 2005, Mr. Rostowsky was the Chief Financial Officer and the Chief Compliance Officer of Guardian Group of Funds Ltd. since July 2001 when Guardian Group of Funds was acquired by the Bank of Montreal. At that time he was a Vice-President, Finance for Guardian Capital Group Limited, Guardian Group of Funds' former parent company. Mr. Rostowsky is a Chartered Accountant and a Chartered Financial Analyst, and graduated with a Bachelor of Business Science (Finance) and a post-graduate accounting degree, both from the University of Cape Town, South Africa.

Kirstin McTaggart

        Ms. McTaggart joined the Manager (and its predecessor Sprott Asset Management Inc.) in April 2003 as a compliance officer and subsequently became the Chief Compliance Officer in April 2007. Ms. McTaggart currently also serves as the Corporate Secretary of the general partner of the Manager, Sprott Inc., Sprott Private Wealth LP and Sprott Private Wealth GP Inc. Ms. McTaggart has accumulated over 21 years of experience in the financial and investment industry. Prior to April 2003, Ms. McTaggart spent five years as a Senior Manager at Trimark Investment Management Inc., where her focus was the development of formal compliance and internal control policies and procedures.

John Embry

        Mr. Embry joined the Manager (and its predecessor Sprott Asset Management Inc.) in March 2003 as Chief Investment Strategist with a particular focus on the Sprott Gold and Precious Minerals Fund. Mr. Embry plays an instrumental role in the corporate and investment policy of the Manager. Mr. Embry, an industry specialist in precious metals for over 30 years, has accumulated industry experience as a portfolio management specialist since 1963. Mr. Embry began his investment career as a stock selection analyst and as a Portfolio Manager at The Great-West Life Assurance Company and later became Vice President of Pension Investments. After 23 years with The Great-West Life Assurance Company, Mr. Embry became a partner with United Bond and Share, the investment counseling firm acquired by Royal Bank of Canada in 1987. Mr. Embry became a Vice-President, Equities and Portfolio Manager at RBC Global Investment Management Inc. Mr. Embry graduated with a Bachelor of Commerce degree from the University of Manitoba.

John Ciampaglia

        Mr. Ciampaglia joined the Manager in April 2010 as its Chief Operating Officer. Mr. Ciampaglia began his career in the investment management business in 1993. Before joining the Manager, Mr. Ciampaglia spent 10 years with Invesco Trimark, one of the largest investment management firms in Canada and part of the Invesco group of companies. Mr. Ciampaglia was a Senior Executive at Invesco Trimark and was an active member of Invesco Trimark's Executive Committee. Mr. Ciampaglia held the position of Senior Vice President, Product Development from April 2001 until April 2010 and was responsible for overseeing product development across multiple product lines and distribution channels. Mr. Ciampaglia also played a key role in initiating and leading the implementation of various strategic initiatives at Invesco Trimark. Prior to joining Invesco Trimark, Mr. Ciampaglia spent more than four years at Toronto Dominion Asset Management, where he held progressively senior roles in product management, research and treasury.

Allan Jacobs

        Mr. Jacobs joined the Manager in August 2007 as Director of Small Cap Investments with focus on the Sprott Small Cap Funds. Mr. Jacobs has over 24 years of experience in the investment industry. Prior to August 2007, he was Vice-President and Managing Director since May 1993 and head of Canadian Small Cap Equities at Sceptre Investment Counsel Limited, where he was employed for the previous 14 years. Mr. Jacobs was also the Portfolio Manager of the Sceptre Equity Growth Fund, as well as Portfolio Manager of the Sceptre Canadian Equity Small Cap Pooled Fund and the Canadian small cap component of all other institutional portfolios. Mr. Jacobs currently manages the Sprott Small Cap Hedge Fund (formerly the Sceptre Small Cap Opportunities Fund). Since April 1993, he was an integral part of the Canadian Equity team at Sceptre and was appointed as a Managing Director of Sceptre in 1996. Prior to April 1993, Mr. Jacobs spent four years at Canada Life Investment Management Limited as the Portfolio Manager responsible for Canadian small cap equities and, prior to that, was employed by Old Mutual, as the Portfolio Manager responsible for its flagship $5 billion fund, which was the largest equity fund in South Africa.

Anne Spork

        Ms. Spork joined the Manager (and its predecessor Sprott Asset Management Inc.) in December 2001 as a Vice-President and Senior Portfolio Manager. As a result of the reorganization of the Manager's predecessor in June 2009, Ms. Spork now serves as the President of Sprott Private Wealth LP and Sprott Private Wealth GP Inc. Ms. Spork has accumulated over 28 years of experience in the investment industry. Shortly after its formation in 1981, Ms. Spork joined Sprott Securities Limited (a predecessor to Sprott Securities Inc. and now Cormark Securities Inc.) and was instrumental in helping the firm develop into one of the most successful institutional brokerage firms in Canada. During the past 24 years, Ms. Spork has directly participated in all aspects of sales and trading functions of both the institutional equities and sales departments of Sprott Securities Inc. and Sprott Asset Management Inc., respectively, including direct sales coverage of institutional clients and high net worth individuals. Ms. Spork graduated with a Bachelor of Business Administration from Walsh College of Accountancy and Business Administration in 1979 and received her Canadian Investment Manager designation in 1997.

Peter Hodson

        Mr. Hodson joined the Manager (and its predecessor Sprott Asset Management Inc.) in January 2006 and is currently the lead Portfolio Manager for the Sprott Growth Fund. Mr. Hodson also serves as Chairman of the general partner of the Manager. Mr. Hodson has over 22 years of experience in the investment industry. From October 2005 to January 2006, Mr. Hodson was a Vice-President, Portfolio Management at CI Investments where he was responsible for overseeing the management of various retail mutual funds under the Signature Group; prior to October 2005, he was a Vice-President, Investments at Waterfall Investment Inc.; prior to October 2003, he was a Vice-President, Investments at CI Investments when CI acquired Synergy Mutual Funds Ltd. in 2003 where he had been a Portfolio Manager since November 1997; prior to October 1994, he was an Associate Director, Equities where he managed over $1 billion in assets for a small cap fund at Mutual Asset Management Ltd. and; prior to 1991, he was a Managing Director at Dominion Bond Rating Service. Mr. Hodson graduated with a Bachelor of Arts in Economics from the University of Western Ontario in 1985 and received his Chartered Financial Analyst designation in 1991.

Kevin Bambrough

        Mr. Bambrough joined the Manager (and its predecessor Sprott Asset Management Inc.) in 2002 as a Research Analyst and subsequently assumed the role of Market Strategist in 2006. Mr. Bambrough currently also serves as the President of Sprott Inc. (since November 2009), the President and Chief Executive Officer of Sprott Resource Corp. (since September 2007) and the President, Chief Executive Officer and Corporate Secretary of Sprott Consulting LP and Sprott Consulting GP Inc. (since November 2007). Mr. Bambrough has over seven years of experience in the investment industry. Since 2003, Mr. Bambrough has focused his analysis for the Manager on the resource sector with particular focus towards coal and uranium-mining, and in his role as Market Strategist he also spends a significant portion of his time examining global economic activity, geopolitics, and commodity markets.

Scott Dexter

        Mr. Dexter joined the Manager (and its predecessor Sprott Asset Management Inc.) in April 2005 as a Senior Equity Trader. Mr. Dexter has over 12 years of experience in equities trading. Prior to April 2005, Mr. Dexter was a proprietary Trader at Acker Finley Inc. and, prior to November 2000, he was an Institutional Equities Trader covering hedge funds, pension funds and mutual funds at Sprott Securities Inc. (now Cormark Securities Inc.). Mr. Dexter graduated with a Bachelor of Arts in Economics from Hamilton College in 1992.

Powers and Duties of the Manager

        Pursuant to the trust agreement and management agreement, the Manager has the full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all clerical, administrative and operational services. The powers and duties of the Manager are described in more detail in "Description of the Trust Agreement—The Manager" and "Certain Transactions—Management Agreement."

        The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the unitholders not less than 90 days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. Upon such resignation, the Manager will appoint a successor manager of the Trust, and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement. Notwithstanding the foregoing, no approval of, or notice to, unitholders is required to be provided by the Manager if a change in manager is the result of a reorganization of the current Manager which does not result in a change of control of the current Manager. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the unitholders do not approve of the appointment of the successor manager as required under the trust agreement, the Trust will be terminated and dissolved upon the effective date of resignation of the Manager and, after providing for the liabilities of the Trust, the property of the Trust will be distributed to the unitholders in accordance with the provisions of the trust agreement and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed. See "Termination of the Trust."

Standard of Care and Indemnification of the Manager

        The Manager will exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The standard of care and indemnification of the Manager are described in "Certain Transactions—Management Agreement" and "Description of the Trust Agreement."

Conflicts of Interest of the Manager

        The Manager will be responsible for the management, administration and investment management of the portfolio held by the Trust. The Manager provides, and may in the future provide, management and/or investment advisory services to other corporations, limited partnerships or other investment funds or managed accounts in addition to the Trust including, without limitation, the Sprott Gold Bullion Fund and the Sprott Physical Gold Trust. In the event that the Manager elects to undertake such activities and other business activities in the future, the Manager and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions. The Manager and its principals and affiliates will endeavor to treat each client, investment pool and managed account fairly and not to favor one client, investment pool or managed account over another.

        In executing its duties on behalf of the Trust, the Manager will be subject to the provisions of the trust agreement, the management agreement and the Manager's Code of Ethics (a copy of which is available for review upon request at the offices of the Manager), which provide that the Manager will execute its duties in good faith and with a view to the best interests of the Trust and its unitholders.

Regulation of the Manager

        The Manager is registered with the Ontario Securities Commission as a portfolio manager and as an exempt market dealer. The Manager's operations are subject to the rules, regulations and policies of the Canadian Securities Administrators. The distribution of the securities of the various investment funds managed by the Manager is also subject to regulation under the securities legislation of those jurisdictions where such funds are sold.

        The Manager is subject to regulations that cover all aspects of the securities business, including sales methods, trading practices, use and safekeeping of funds and securities, capital structure, record-keeping, conflicts of interest and the conduct of directors, officers and employees. The Ontario Securities Commission has jurisdiction over the Manager and its activities and is empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension of registration of the Manager or its directors, officers or employees. The Manager is also subject to rules respecting the maintenance of minimum regulatory working capital and insurance. The Manager regularly reviews its policies, practices and procedures to ensure that they comply with current regulatory requirements and employees are routinely updated on all relevant legal requirements.

        The Manager is also subject to Canadian federal and provincial privacy laws regarding the collection, use, disclosure and protection of client information. The Personal Information Protection and Electronic Documents Act (Canada), to which we will refer as PIPEDA, which is the Canadian federal privacy legislation governing the private sector, requires that organizations only use personal information for purposes that a reasonable person would consider appropriate in the circumstances and for the purposes for which it is collected. The Trust will comply with the applicable requirements of PIPEDA and all applicable provincial personal information laws. The Manager, on behalf of the Trust, collects personal information directly from the investors or through their financial advisor and/or dealer in order to provide such investor with services in connection with their investment, to meet legal and regulatory requirements and for any other purposes to which such investor may consent.

        The Manager does not sell, lease, barter or otherwise deal with personal information collected by it with third parties. The Manager carefully safeguards all personal information collected and retained by it and, to that end, restricts access to personal information to those employees and other persons who need to know the information to enable the Manager to provide its services. Employees are responsible for ensuring the confidentiality of all personal information they may access. Annually, each of the Manager's employees is required to sign a code of conduct, which contains policies on the protection of personal information.

Independent Review Committee

        In accordance with applicable Canadian securities legislation, the Manager has established an independent review committee for all mutual funds and non-redeemable investment funds managed by the Manager or any of its affiliates, which includes the Trust. The independent review committee is composed of three members, each of whom is independent of the Manager and its affiliates, and free from any interest and any business or other relationship which could, or could be reasonably perceived to, materially interfere with the exercise of an independent review committee member's judgment.

        The Manager will refer all conflict of interest matters to the independent review committee for its review and/or approval. The Manager has established a written charter for the independent review committee, which includes its mandate, responsibilities and functions, and the written policies and procedures it will follow when performing its functions, including dealing with conflict of interest matters. The Manager will maintain records in respect of these matters and will provide assistance to the independent review committee in carrying out its functions. The independent review committee will conduct regular assessments and provide reports, at least annually, to the Trust and to unitholders in respect of its functions. The report prepared by the independent review committee will be made available on the Trust's website (www.sprottphysicalsilvertrust.com) or, at a unitholder's request, sent to the unitholder at no cost.

        The independent review committee will:

  (i)
  review and provide input on the Manager's written policies and procedures that deal with conflict of interest matters;

  (ii)
  review conflict of interest matters referred to it by the Manager and make recommendations to the Manager regarding whether the Manager's proposed actions in connection with the conflict of interest matter achieve a fair and reasonable result for the Trust;

  (iii)
  consider and, if deemed appropriate, approve the Manager's decision on a conflict of interest matter that the Manager refers to the independent review committee for approval; and

  (iv)
  perform such other duties as may be required of the independent review committee under applicable Canadian securities legislation.

        All fees and expenses of the independent review committee incurred in connection with its duties with respect to the Trust will be paid by the Trust and the independent review committee will have the authority to retain, at the expense of the Trust, independent counsel or other advisors if the independent review committee deems it appropriate to do so. The members of the independent review committee will be indemnified by the Trust, except in cases of willful misconduct, bad faith, negligence or breach of their standard of care.

        The current members of the independent review committee and their principal occupations are as follows:

Name and Municipality of Residence	Principal Occupation
Lawrence A. Ward Toronto, Ontario, Canada	Consultant
W. William Woods Toronto, Ontario, Canada	Consultant
Eamonn McConnell Toronto, Ontario, Canada	Consultant

Trustee

        Pursuant to the trust agreement, RBC Dexia is the trustee of the Trust. The Trustee is a trust company existing under the laws of Canada. The principal office of the Trustee is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

Custodians

        The Mint serves as custodian for the physical silver bullion owned by the Trust pursuant to the Silver Storage Agreement dated                 . RBC Dexia serves as the custodian of the Trust's assets other than physical silver bullion pursuant to the trust agreement. See "Custody of the Trust's Assets."

Auditors

        The auditors of the Trust are Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, and their principal office is located at Ernst & Young Tower, 222 Bay Street, Toronto, Ontario, Canada, M5K 1J7. The auditors will annually audit the financial statements of the Trust to determine whether they fairly represent, in all material respects, the Trust's financial position, results of operations and changes in net assets in accordance with IFRS. The auditors will also attend a count of the physical silver bullion owned by the Trust on an annual basis.

Transfer Agent And Registrar

        Pursuant to a transfer agent, registrar and disbursing agent agreement dated                , 2010, Equity Financial Trust Company was appointed as the transfer agent and registrar for the units. Equity Financial Trust Company's principal office is located at 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1.

Valuation Agent

        Pursuant to a valuation services agreement dated                , 2010, RBC Dexia was appointed by the Manager as the valuation agent of the Trust. The valuation agent provides, among other things, valuation and financial reporting services to the Trust and calculates the total value of net assets of the Trust and the NAV on a daily basis. The valuation services agreement is described in detail in "Computation of Net Asset Value—The Valuation Services Agreement."

Promoter

        The Manager may be considered a promoter of the Trust within the meaning of the securities legislation of certain of the provinces and territories of Canada by reason of its initiative in organizing the Trust. See "—The Manager." The Manager does not own any units. The Manager will be entitled to ongoing management fees payable by the Trust. See "Certain Transactions—Management Agreement."

 CUSTODY OF THE TRUST'S ASSETS

Custodian for the Trust's Physical Silver Bullion

        The Mint will act as custodian of the physical silver bullion owned by the Trust pursuant to the Silver Storage Agreement between the Manager, for and on behalf of the Trust, and the Mint. The Mint will store the Trust's physical silver bullion at its facilities or, depending on the quantity of physical silver bullion that the Trust purchases, at a facility located in Canada leased by the Mint for this purpose. The Mint is a Canadian Crown corporation responsible for the minting and distribution of Canada's circulation coins. For its services under the Silver Storage Agreement, which has a term of three years, the Mint will receive a fee, initially $2.00 per bar per month. The Mint will also receive an in-and-out fee of $5.00 per bar every time a bar is deposited at or withdrawn from the Mint. These fees are subject to increase 30 days following delivery of a written notice to that effect in the event of changes in economic conditions that increase the Mint's operating costs. Transportation of physical silver bullion to or from the Mint by way of armored transportation service carrier will be subject to a separate agreement between the Manager and the Mint, pursuant to which the Trustee will be obligated to reimburse the Mint for such transportation costs (except in connection with a redemption of units for physical silver bullion by a unitholder, in which case such costs will be borne by the redeeming unitholder). The Mint has advised the Trust that due to its physical storage capacity constraints in Canada, having regard to the quantity of physical silver that the Trust anticipates purchasing, the Mint may be required to store and hold a portion of the Trust's physical silver bullion on a fully allocated basis at vault facilities located in Canada leased by the Mint from a sub-custodian for this purpose. The sub-custodian the Mint proposes to use, if necessary, will be The Brink's Company, acting through its Canadian subsidiary, Brink's Canada Limited, to which we will refer as Brinks, which is a leading global provider of secure logistics for valuables, including diamonds, jewellery, precious metals, securities, currency and secure data, serving banks, retailers, governments, mines, refiners, metal traders, and diamantaires. The sub-custodian will be an authorized depository for the LBMA and have vault facilities that are accepted as warehouses for the LBMA.

        Under the Silver Storage Agreement, upon written notice from the Manager to the Mint of the Manager's intention to have any of the Trust's physical silver bullion delivered to the Mint, to which we will refer as the initial notice, the Mint will receive such physical silver bullion based on a list provided by the Manager in such written notice that specifies the amount, weight, type, assay characteristics and value, and serial number of the London Good Delivery bars. After verification, the Mint will issue a "Receipt of Deposit" that confirms the bar count and the total weight in troy ounces. The Mint reserves the right to refuse delivery in the event of storage capacity limitations. In the event of a discrepancy arising during the verification process, the Mint will promptly notify the Manager. The Mint will keep the Trust's physical silver bullion specifically identified as the Trust's property and will keep it on a labeled shelf or physically segregated pallets at all times. The Mint will provide a monthly inventory statement, which the Manager will reconcile with the Trust's records of its physical silver bullion holdings. The Manager will have the right to physically count and have the Trust's auditors subject the Trust's physical silver bullion to audit procedures at the Mint and at any sub-custodian upon request on any Mint business day (which means any day other than a Saturday, Sunday or a holiday observed by the Mint) during the Mint's regular business hours, provided that such physical count or audit procedures do not interrupt the routine operation of the Mint's facility or any sub-custodian's facility, as the case may be. During any such physical count or audit procedures being undertaken with respect to the Trust's physical silver bullion, the Mint will receive a fee of $500 per hour pursuant to the Silver Storage Agreement.

        Upon the Mint's receipt and taking into possession and control of any of the Trust's physical silver bullion, whether through physical delivery or a transfer of the physical silver bullion from a different customer's account at the Mint, the Mint's liability will commence with respect to such physical silver bullion. The Mint will bear all risk of physical loss of, or damage to, physical silver bullion of the Trust in the Mint's custody (regardless of the location at which the Mint decides to store the physical silver bullion), except in the case of circumstances or causes beyond the Mint's reasonable control, including, without limitation, acts or omissions or the failure to cooperate of the Manager, acts or omissions or the failure to cooperate by any third party, fire or other casualty, act of God, strike or labor dispute, war or other violence, or any law, order or requirement of any governmental agency or authority, and has contractually agreed to replace or pay for lost, damaged or destroyed physical silver bullion in the Trust's account while in the Mint's care, custody and control. The Mint's liability terminates with respect to any physical silver bullion upon termination of the Silver Storage Agreement, whether or not the Trust's physical silver bullion remains in the Mint's possession and control, upon transfer of such physical silver bullion to a different customer's account at the Mint, as requested by the Manager, or at the time such physical silver bullion is remitted to the armored transportation service carrier pursuant to delivery instructions provided by the Manager on behalf of a redeeming unitholder.

        In the event of physical loss, damage or destruction of the Trust's physical silver bullion in the Mint's custody, care and control, the Manager must give written notice to the Mint within five Mint business days after the discovery of any such loss, damage or destruction, but, in the case of loss or destruction of the Trust's physical silver bullion, in any event no more than 30 days after the delivery by the Mint to the Trust of an inventory statement in which the discrepancy first appears. The Mint will, at its option, either (i) replace, or restore to its original state in the event of partial damage, as the case may be, the Trust's physical silver bullion that was lost, destroyed or damaged within five Mint business days from the date the Mint becomes aware of said loss or destruction, based on the advised weight and assay characteristics provided in the initial notice or (ii) compensate the Trust, through the Manager, for the monetary value of the Trust's physical silver bullion that was lost or destroyed, within five Mint business days from the date the Mint becomes aware of said loss or destruction, based on the advised weight and assay characteristics provided in the initial notice and the market value of such physical silver bullion that was lost or destroyed, using the first available London fix of the LBMA from the date the Mint becomes aware of said loss or destruction. If such notice is not given in accordance with the terms of the Silver Storage Agreement, all claims against the Mint will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss, damage or destruction may be brought against the Mint unless notice of such loss, damage or destruction has been given in accordance with the terms of the Silver Storage Agreement and unless such action, suit or proceeding shall have been commenced within 12 months from the time such notice is sent to the Mint. The Mint will not be responsible for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), except as a result of gross negligence or willful misconduct by the Mint and whether or not the Mint had knowledge that such losses or damages might be incurred.

        The Mint operates pursuant to the Royal Canadian Mint Act (Canada) and is a Canadian Crown corporation. Crown corporations are "agents of Her Majesty the Queen" and, as such, their obligations generally constitute unconditional obligations of the Government of Canada. A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown. However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf. Although the Mint has entered into the Silver Storage Agreement on its own behalf and not on behalf of the Crown, a court may determine that, when acting as custodian of the Trust's physical silver bullion, the Mint acted as agent of the Crown, and that the Mint may be entitled to immunity of the Crown. Consequently, a unitholder may not be able to recover for any losses incurred as a result of the Mint's acting as custodian of the Trust's physical silver bullion. See "Risk Factors—Under Canadian law, the Trust and unitholders may have limited recourse against the Mint." The Silver Storage Agreement does not establish a principal and agent relationship, partnership or joint venture between the Mint and the Manager nor does it establish a contractual relationship between the Mint and the unitholders.

        The Mint reserves the right to reject physical silver bullion delivered to it if the physical silver bullion contains a hazardous substance or if the physical silver bullion is or becomes unsuitable or undesirable for metallurgical, environmental or other reasons.

        The Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Trust's custodians or any sub-custodian holding the assets of the Trust.

        The Manager, with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians. The Manager may terminate the custodial relationship with the Mint by giving written notice to the Mint of its intent to terminate the Silver Storage Agreement if: (i) the Mint has committed a material breach of its obligations under the Silver Storage Agreement that is not cured within 10 Mint business days following the Manager giving written notice to the Mint of such material breach; (ii) the Mint is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Mint or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Mint is in breach of any representation or warranty contained in the Silver Storage Agreement. The obligations of the Mint include, but are not limited to, maintaining an inventory of the Trust's physical silver bullion stored with the Mint, providing a monthly inventory to the Trust, maintaining the Trust's physical silver bullion physically segregated and specifically identified as the Trust's property, and taking good care, custody and control of the Trust's physical silver bullion. The Trust believes that all of these obligations are material and anticipates that the Manager would terminate the Mint as custodian if the Mint breaches any such obligation and does not cure such breach within 10 Mint business days of the Manager giving written notice to the Mint of such breach.

        The Mint carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's physical silver bullion and will provide the Trust with at least 30 days' notice of any cancellation or termination of such coverage. Based on information provided by the Mint, the Manager believes that the insurance carried by the Mint, together with its status as a Canadian Crown corporation with its obligations generally constituting unconditional obligations of the Government of Canada, provides the Trust with such protection in the event of loss or theft of the Trust's physical silver bullion stored at the Mint that is consistent with the protection afforded under insurance carried by other custodians that store silver commercially.

Custodian for the Trust's Assets Other Than Physical Silver Bullion

        RBC Dexia will act as the custodian of the Trust's assets other than physical silver bullion pursuant to the trust agreement. As compensation for the custodial services rendered to the Trust, RBC Dexia will receive such fees as mutually agreed upon with the Manager from time to time, currently approximately $                per year. These fees will be paid by the Trust out of the cash reserve held for ongoing expenses and cash redemptions. RBC Dexia will be responsible for the safekeeping of all of the assets of the Trust delivered to it and will act as the custodian of such assets. The Manager, in accordance with applicable law and with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians. RBC Dexia carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's assets. The trust agreement does not require RBC Dexia to carry insurance in connection with any claims the Trust or unitholders may have against RBC Dexia in its capacity as custodian of the Trust's assets.

 DESCRIPTION OF THE UNITS

        The Trust is authorized to issue an unlimited number of units in one or more classes and series of a class. Currently, the Trust has issued only one class or series of units, which are the units offered in this offering. Each unit of a class or series of a class represents an undivided ownership interest in the net assets of the Trust attributable to that class or series of a class of units. Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the trust agreement. All units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions thereof will be issued only as fully paid and non-assessable. Units will have no preference, conversion, exchange or pre-emptive rights. Each whole unit of a particular class or series of a class entitles the holder thereof to a vote at meetings of unitholders where all classes vote together, or to a vote at meetings of unitholders where that particular class or series of a class of unitholders votes separately as a class.

        The Trust may not issue additional units of the class offered in this offering following the completion of this offering except (i) if the net proceeds per unit to be received by the Trust are not less than 100% of the most recently calculated NAV immediately prior to, or upon, the determination of the pricing of such issuance or (ii) by way of unit distribution in connection with an income distribution.

Book-based System

        Registration or transfers of the units will be made through the book-based system of CDS Clearing and Depository Services Inc., to which we will refer as CDS and/or The Depository Trust Company, to which we will refer as DTC, each of whom hold the units on behalf of its participants (i.e., brokers), which in turn may hold the units on behalf of their customers. On the date of closing of this offering, definitive certificates evidencing the units subscribed for under this offering will be available for delivery by the Trust.

        References in this prospectus to a holder of units or unitholder means, unless the context otherwise requires, the owner of the beneficial interest in such units.

        The Trust, the Manager, and the underwriters will not have any liability for: (i) records maintained by a depositary relating to the beneficial interests in the units or the book-based accounts maintained by such depositary; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by a depositary and made or given with respect to the rules and regulations of the depositary or any action taken by a depositary or at the direction of the depositary's participants.

        The Trust has the option to terminate registration of the units through the book-based systems in which case certificates for units in fully registered form will be issued to beneficial owners of such units or to their nominees.

 REDEMPTION OF UNITS

        Subject to the terms of the trust agreement and the Manager's right to suspend redemptions in the circumstances described below, units may be redeemed at the option of a unitholder in any month for physical silver bullion or cash. All redemptions will be determined using U.S. dollars, regardless of whether the redeemed units were acquired on the NYSE Arca or the TSX. Redemption requests will be processed on the last business day of the applicable month.

Redemptions for Physical Silver Bullion

        Unitholders whose units are redeemed for physical silver bullion will be entitled to receive a redemption price equal to 100% of the NAV of the redeemed units on the last day of the month on which the NYSE Arca is open for trading for the month in respect of which the redemption request is processed. Redemption requests must be for amounts that are at least equivalent to the value of ten London Good Delivery bars or an integral multiple of one bar in excess thereof, plus applicable expenses. A "London Good Delivery bar" weighs between 750 and 1,100 troy ounces (approximately 23 to 34 kilograms) and usually are approximately 1,000 troy ounces. Any fractional amount of redemption proceeds in excess of ten London Good Delivery bars or an integral multiple of one bar in excess thereof will be paid in cash at a rate equal to 100% of the NAV of such excess amount. The ability of a unitholder to redeem units for physical silver bullion may be limited by the sizes of London Good Delivery bars held by the Trust at the time of redemption. A unitholder redeeming units for silver will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical silver bullion for units that are being redeemed and the applicable silver storage in-and-out fees. For delivery in the continental U.S. and Canada, delivery expenses are currently estimated to be approximately $0.50 per troy ounce at current rates. Current silver storage in-and-out fees are approximately $5 per bar. Assuming a price of silver of $22.00 per troy ounce, bars of 1,000 troy ounces, in-and-out fees charged by the Mint at $5 per bar and estimated delivery expenses at $0.50 per troy ounce, a minimum redemption request would need to be in an amount of approximately $225,050.

Procedure to Redeem for Physical Silver Bullion

        A unitholder that owns a sufficient number of units who desires to exercise redemption privileges for physical silver bullion must do so by instructing his, her or its broker, who must be a direct or indirect participant of DTC or CDS, to deliver to the Trust's transfer agent on behalf of the unitholder a written notice, to which we will refer as the Silver Redemption Notice, of the unitholder's intention to redeem units for physical silver bullion. A form of Silver Redemption Notice is attached to this prospectus as Exhibit A. A Silver Redemption Notice must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the Silver Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Silver Redemption Notice received after such time will be processed in the next month. Any Silver Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

        Except as provided under "Redemption of Units—Suspension of Redemptions" below, by instructing a broker to deliver to the Trust's transfer agent a Silver Redemption Notice, the unitholder will be deemed to have irrevocably surrendered his, her or its units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

        Once a Silver Redemption Notice is received by the Trust's transfer agent, the transfer agent, together with the Manager, will determine whether such Silver Redemption Notice complies with the applicable requirements, is for an amount of silver that is equal to at least ten London Good Delivery bars in the Trust's inventory at the Mint plus applicable expenses, and contains delivery instructions that are acceptable to the armored service transportation carrier. If the Trust's transfer agent and the Manager determine that the Silver Redemption Notice complies with all applicable requirements, it will provide a notice to such redeeming unitholder's broker confirming that the Silver Redemption Notice was received and determined to be complete.

        Any Silver Redemption Notice delivered to the Trust's transfer agent regarding a unitholder's intent to redeem units that the transfer agent or the Manager, in their sole discretion, determines to be incomplete, not in proper form, not duly executed or for an amount of physical silver bullion less than at least ten London Good Delivery bars held by the Trust at the Mint, or in an amount that cannot be satisfied based on the bar sizes of physical silver bullion owned by the Trust will for all purposes be void and of no effect, and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. If the Trust's transfer agent and the Manager determine that the Silver Redemption Notice does not comply with the applicable requirements, the transfer agent will provide a notice explaining the deficiency to the unitholder's broker.

        If the Silver Redemption Notice is determined to have complied with the applicable requirements, the Trust's transfer agent and the Manager will determine on the last business day of the applicable month the amount of physical silver bullion and the amount of cash that will be delivered to the redeeming unitholder. Also on the last business day of the applicable month, the redeeming unitholder's broker will deliver the redeemed units to CDS or DTC, as the case may be, for cancellation.

        Because London Good Delivery bars vary in weight from 750 to 1,100 troy ounces, the Trust's transfer agent and the Manager have some discretion on the amount of physical silver bullion the redeeming unitholder will receive based on the weight of silver bars owned by the Trust and the amount of cash necessary to cover the expenses associated with the redemption and delivery that must be paid by the redeeming unitholder. Once such determination has been made, the Trust's transfer agent will inform the broker through which the unitholder has delivered its Silver Redemption Notice of the amount of physical silver bullion and cash that the redeeming unitholder will receive.

        Based on instructions from the Manager, the Mint will release the requisite amount of physical silver bullion from its custody to the armored transportation service carrier. See "Redemption of Units—Transporting the Silver from the Mint to the Redeeming Unitholder." As directed by the Manager, any cash to be received by a redeeming unitholder in connection with a redemption of units for physical silver bullion will be delivered or caused to be delivered by the Manager to the unitholder's brokerage account within 10 business days after the month in which the redemption is processed.

Transporting the Silver from the Mint to the Redeeming Unitholder

        A unitholder redeeming units for physical silver bullion will receive the physical silver bullion from the Mint. Physical silver bullion received by a unitholder as a result of a redemption of units will be delivered by armored transportation service carrier pursuant to delivery instructions provided by the unitholder to the Manager, provided that the delivery instructions are acceptable to the armored transportation service carrier. The armored transportation service carrier will be engaged by or on behalf of the redeeming unitholder. Such physical silver bullion can be delivered: (i) to an account established by the unitholder at an institution located in North America authorized to accept and hold London Good Delivery bars; (ii) in the United States, to any physical address (subject to approval by the armored transportation service carrier); (iii) in Canada, to any business address (subject to approval by the armored transportation service carrier); and (iv) outside of the United States and Canada, to any address approved by the armored transportation service carrier. Physical silver bullion delivered to an institution located in North America authorized to accept and hold London Good Delivery bars will likely retain its London Good Delivery status while in the custody of such institution; physical silver bullion delivered pursuant to a unitholder's delivery instruction to a destination other an institution located in North America authorized to accept and hold London Good Delivery bars will no longer be deemed London Good Delivery once received by the unitholder.

        Costs associated with the redemption of units and the delivery of physical silver bullion will be borne by the redeeming unitholder, and current rates are estimated to be approximately $0.50 per troy ounce for delivery to addresses in the continental United States and Canada. The fee per troy ounce could differ depending on the delivery location. Also, the redeeming unitholder will be responsible for reimbursing the Trust for in-and-out fees charged to the Trust by the Mint, currently $5 per bar. Unitholders interested in redeeming units for physical silver should contact the Manager for current costs associated with the delivery of silver pursuant to the unitholder's delivery instructions.

        The armored transportation service carrier will receive physical silver bullion in connection with a redemption of units approximately 10 business days after the end of the month in which the redemption notice is processed. Once the physical silver bullion representing the redeemed units has been placed with the armored transportation service carrier, the Mint will no longer bear the risk of loss of, and damage to, such physical silver bullion. In the event of a loss after the physical silver bullion has been placed with the armored transportation service carrier, the unitholder will not have recourse against the Trust or the Mint.

Example of a Redemption for Physical Silver Bullion

        In the following example of a redemption of units for physical silver bullion, we have assumed the following:

Date that the Silver Redemption Notice was received in good order by the Trust's transfer agent	June 12
Date by which the Silver Redemption Notice must be received to be processed in that month	June 15
Number of units redeemed	21,000 units
NAV on June 30	$10.00
Price of silver per troy ounce on June 30	$20
Amount of physical silver bullion represented by each unit	1/2 troy ounce
Delivery fee per troy ounce	$0.50
In-and-out fee per bar charged by the Mint	$5

        The Silver Redemption Notice is received by the Trust's transfer agent before June 15, so the redemption will be processed in the month ending June 30 (for purposes of this example, we have assumed that June 15, June 30 and July 1 are business days). The Trust's transfer agent and the Manager review the Silver Redemption Notice and determine that (i) it complies with all applicable requirements and (ii) the number of units redeemed is equal to 10,500 troy ounces of silver, which is sufficient in amount for ten London Good Delivery bars plus expected expenses. For purposes of estimating the amount of physical silver bullion to be received by the redeeming unitholder, the Manager estimates the expenses at approximately $500 per bar or $5,000 for ten bars; at $20 per troy ounce, such expenses equal approximately 25 troy ounces per bar or 250 troy ounces for ten bars. Therefore, the Manager determines that the redeeming unitholder will receive approximately 10,250 troy ounces of physical silver bullion and notifies the Mint that a redemption of approximately 10,250 troy ounces is scheduled. The transfer agent then sends a notice to the redeeming unitholder's broker that the Silver Redemption Notice has been received and determined to be complete.

        The Mint reviews the list of London Good Delivery bars owned by the Trust and stored at the Mint. The Mint then determines the number of bars that add up to the desired range, and informs the Manager of the available bars.

        The Manager then determines the delivery and in-and-out expenses for the silver bars weighing an aggregate of 10,000 troy ounces, which are $0.50 × 10,000 plus $5 × 10, for a total of $5,050. Since the redemption request is for an amount equal to 10,500 troy ounces of silver, the redeeming unitholder will receive ten London Good Delivery bars weighing an aggregate of 10,000 troy ounces plus cash in an amount equal to 500 troy ounces of silver at NAV less delivery and in-and-out expenses, which equals $10,000 less $5,050, or $4,950. The London Good Delivery bars weighing an aggregate of 10,000 troy ounces will be received by the armored transportation service carrier within 10 business days of June 30, and the $4,950 in cash will be delivered to the redeeming unitholder's brokerage account.

        On June 30, the redeeming unitholder's broker will deliver 21,000 units to CDS or DTC and, on July 1, the Trust's transfer agent will observe the newly adjusted CDS or DTC position and cancel the 21,000 redeemed units.

Redemptions for Cash

        Unitholders whose units are redeemed for cash will be entitled to receive a redemption price per unit equal to 95% of the lesser of (i) the volume—weighted average trading price of the units traded on the NYSE Arca or, if trading has been suspended on the NYSE Arca, the volume-weighted average trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed units as of 4:00 p.m., Toronto time, on the last day of such month on which the NYSE Arca is open for trading. Cash redemption proceeds will be transferred to a redeeming unitholder approximately three business days after the end of the month in which such redemption request is processed by the Trust.

Procedure to Redeem for Cash

        To redeem units for cash, a unitholder must instruct the unitholder's broker to deliver a notice to redeem units for cash, to which we will refer as a Cash Redemption Notice, to the Trust's transfer agent. A Cash Redemption Notice must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Cash Redemption Notice received after such time will be processed in the next month. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

        Except as provided under "Redemption of Units—Suspension of Redemptions" below, by instructing a Broker to deliver to the Transfer Agent a Cash Redemption Notice, the unitholder will be deemed to have irrevocably surrendered his, her or its units for redemption and appointed such Broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

        Any Cash Redemption Notice delivered to the Trust's transfer agent regarding a unitholder's intent to redeem units that the Trust's transfer agent or the Manager determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the Trust's transfer agent will notify the redeeming unitholder's broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

        Upon receipt of the Cash Redemption Notice, the Trust's transfer agent and the Manager will determine on the last business day of the applicable month the amount of cash that will be delivered to the redeeming unitholder. Also on the last business day of the applicable month, the redeeming unitholder's broker will deliver the redeemed units to CDS or DTC, as the case may be, for cancellation.

Canadian Tax Implications of Redemption

        Pursuant to the trust agreement, the Manager, in its sole discretion, may allocate and, where applicable, designate to a unitholder who has redeemed units during a year an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any of the Trust's property to satisfy the Silver Redemption Notice or the Cash Redemption Notice, as the case may be, given by such unitholder or such other amount that is determined by the Manager to be reasonable. See "Material Tax Considerations."

Suspension of Redemptions

        The Manager, on behalf of the Trust, may suspend the right of unitholders to request a redemption of their units or postpone the date of delivery or payment of the redemption proceeds (whether physical silver bullion and/or cash, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the value of the assets of the Trust or the redemption amount for the units.

        In the event of any such suspension, the Manager will issue a press release announcing the suspension and will advise the Trustee, the Trust's valuation agent and any other agents appointed by the Manager, as applicable. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All unitholders making such requests will be advised by the Manager of the suspension and that the redemption will be effected at a price determined on the first valuation date that the net asset value per unit is calculated following the termination of the suspension. All such unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first business day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager will issue a press release announcing the termination of the suspension and will advise the Trustee, the Trust's valuation agent and any other agents appointed by the Manager, as applicable. Subject to applicable Canadian and U.S. securities laws, any declaration of suspension made by the Manager, on behalf of the Trust, will be conclusive.

Suspension of Calculation of Net Asset Value Per Unit

        During any period in which the right of unitholders to request a redemption of their units for physical silver bullion and/or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust's valuation agent to suspend the calculation of the value of the net assets of the Trust, the NAV, the Class Net Asset Value (as hereinafter defined) and the net asset value per unit for each class or series of a class of units. During any such period of suspension, the Trust will not issue or redeem any units. In the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be. See "Computation of Net Asset Value—Suspension of Calculation of Net Asset Value Per Unit."

 USE OF PROCEEDS

        The estimated net proceeds from this offering, after deducting the estimated underwriting commission and the estimated expenses of this offering payable by the Trust, will be $380.63 million, (or $438.23 million if the underwriters fully exercise their over-allotment option). The Trust anticipates it will use at least 97% of the net proceeds of this offering, estimated to be $369.21 million (or $425.09 million if the underwriters fully exercise their over-allotment option), to acquire physical silver bullion in accordance with the Trust's objective and subject to the Trust's investment and operating restrictions described herein; the remaining net proceeds of this offering will be retained by the Trust in cash in order to provide available funds for expenses. See "Business of the Trust—Fees and Expenses."

 CAPITALIZATION

        The following table sets forth the capitalization of the Trust as of September 30, 2010, both before and after giving effect to this offering (assuming no exercise of the underwriters' overallotment option). There have been no significant changes to the Trust's capitalization since September 30, 2010.

Designation	Authorized	As of September 30, 2010	As of September 30, 2010 after giving effect to the offering(1)
Units	Unlimited	$10	$380,633,701
		(1 unit)	(40,000,000 units)

Total Capitalization		$10	$380,633,701

(1)
After deducting the estimated underwriting commissions and estimated applicable expenses of this offering payable by the Trust.

 DISTRIBUTION POLICY

Distribution of Net Income and Net Realized Capital Gains to Unitholders

        As of the last business day of each fiscal year or such other time as the Manager otherwise determines, the Manager will determine the net income and net realized capital gains in accordance with the trust agreement. The initial distribution policy of the Trust will be to make an annual distribution of such net income and net realized capital gains, if any, to unitholders through a distribution of additional units. The Trust does not anticipate making regular cash distributions to unitholders. All distributions are at the discretion of the Trustee, acting on the direction of the Manager.

        Distributions, if any, of net income or net realized capital gains will generally be made to unitholders who were unitholders of record as of 5:00 p.m., Toronto time, on the last business day prior to any relevant distribution date. The amounts to be paid to a unitholder will be the amount of net income or net realized capital gains determined pursuant to the trust agreement divided by the total number of units outstanding at 5:00 p.m., Toronto time, on the distribution date multiplied by the number of units held by such unitholder as of 5:00 p.m., Toronto time, on the applicable distribution date. Notwithstanding the foregoing, the Manager may adopt a method of allocating an appropriate proportion of net income and net realized capital gains to unitholders that redeemed units during the year. All distributions, if declared and paid, will be calculated and, if a cash distribution, paid in United States currency.

        It is the intention that the total amount due and payable in any year will not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust's entitlement to a capital gains refund, if any. The Manager may direct that such distribution or payment will be due and payable by the Trust in cash or reinvested in additional units. Where distributions are payable in additional units, the Trust's registrar or transfer agent, acting on the direction of the Manager, may round up or round down the number of units in order to avoid the Trust issuing fractional units. Any additional units that are issued in this manner will be of the same class or series of a class at a price equal to the NAV as of the valuation time on the applicable distribution date, and the units will be immediately consolidated so that the number of outstanding units following the distribution will equal the number of units outstanding prior to the distribution.

        Notwithstanding the foregoing paragraph, where Canadian tax is required to be withheld in respect of a unitholder's share of a distribution paid in units, the consolidation will result in such unitholder holding that number of units equal to the product of (i) the sum of the number of units held by such unitholder prior to the distribution and the number of units received by such unitholder in connection with the distribution (net of the total of the number of whole or fractional units withheld by the Trust to satisfy the Trust's withholding obligations and the number of whole or fractional units withheld pursuant to the trust agreement on account of the reasonable expenses incurred in respect of the sale of such units withheld on account of withholding taxes), and (ii) a quotient, the numerator of which is the aggregate number of units outstanding prior to the distribution, and the denominator of which is the aggregate number of units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any unitholders. Such unitholder will be required to surrender the certificates, if any, representing such unitholder's original units in exchange for a certificate representing such unitholder's post-consolidation units.

Additional Distributions, Designations, Determinations, Allocations and Elections

        In addition to any distributions made to unitholders as described above, on the direction of the Manager, the Trust will at such times and in such manner as directed by the Manager make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per unit, payable at such time or times and to unitholders of record on such distribution date, as from time to time may be determined by the Manager, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

Withholding Taxes

        The Manager will deduct or withhold from distributions payable to any unitholder all amounts required by applicable law to be withheld from such distributions, whether such distributions are in the form of cash, additional units or otherwise. In the event of a distribution in the form of additional units, the Manager may sell units of such unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager will have the power of attorney of such unitholder to do so. Any such sale will be made in compliance with applicable law on any stock exchange on which the units are then listed and upon such sale, the affected unitholder will cease to be the holder of such units. In the event that the net proceeds of any such sale of a unitholder's units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Manager will remit such excess to the unitholder.

Income Tax Statements

        On or before March 31 in each year, or in the case of a leap year on or before March 30 in such year, if applicable, or as otherwise required, the Manager will prepare and deliver or make available electronically, or cause to be prepared and delivered or be made available electronically, to unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required by the Tax Act or which is necessary to permit unitholders to complete their individual income tax returns for the preceding year.

        In the event that amounts that were allocated, distributed or paid to unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant fiscal year, then the Manager shall have the discretion to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to unitholders out of the income of the Trust, and the Manager may issue new or amended tax reporting slips to the relevant unitholders or former unitholders to report any such distributions to them.

        Within 45 days from the end of each taxable year of the Trust, the Manager will provide or cause to be provided to unitholders all information necessary to enable unitholders or beneficial owners of units, as applicable, to elect to treat the Trust as a QEF within the meaning of Section 1295 of the U.S. Internal Revenue Code for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, including, but not limited to, providing or causing to be provided to unitholders or beneficial owners of units, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Manager will comply and cause the Trust to comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable unitholders or beneficial owners of units, as applicable, to elect to treat the Trust as a QEF.

Unclaimed Interest, Dividends or Distributions

        In the event that the Trust's registrar or transfer agent holds interest, dividends or other distributions which are unclaimed or which cannot be paid for any reason, the Trust's registrar or transfer agent will not be under any obligation to invest or reinvest the same but will administer such unclaimed amounts as directed by the Manager in accordance with applicable laws. Any unitholder making a claim in respect of any amount payable pursuant to the trust agreement is required to give notice in writing of such claim to the Trust's registrar or transfer agent and/or the Manager no later than the second anniversary of the date on which the amount was payable. Such notice must set out the basis for the claim, the amount claimed and the specific grounds for the claim. The Trust's registrar or transfer agent will, unless otherwise required by applicable law, pay over to the Trust any such amounts which have been held for more than six years. The Trust will indemnify and save harmless the Trust's registrar or transfer agent, as applicable, in respect of any claim made for such amounts.

 DESCRIPTION OF THE TRUST AGREEMENT

        The Trust is a closed-end mutual fund trust established on June 30, 2010 under the laws of the Province of Ontario, Canada, pursuant to the trust agreement between the Trust's settlor, the Manager and the Trustee dated as of June 30, 2010, as amended and restated as of October 1, 2010. The trust agreement governs all aspects of the Trust. A copy of the trust agreement is available for inspection at the Manager's office. The following is a description of the material terms of the trust agreement.

General

        The Trust was established under the laws of the Province of Ontario, Canada, and its units (as described below under "Description of the Trust Agreement—Structure of the Trust") and its property are governed by the general laws of trusts of that Province and by the terms of the trust agreement. The Trust will, for the benefit of its unitholders, engage in making investments in accordance with the investment objective, strategy and restrictions described under "Business of the Trust—Investment and Operating Restrictions." The business of the Trust will include all things necessary or advisable to give effect to the Trust's investment objective, strategy and restrictions. The Trustee will act as the trustee of the assets, monies and investments from time to time of the Trust and will hold the same upon and subject to the provisions of the trust agreement. The Trust will consist of (i) monies from time to time delivered to the Trustee for investment in the units pursuant to the Trust's investment and operating restrictions and (ii) such investments and other assets as may from time to time be acquired by the Trustee through the application of such monies, together with accretions thereto, less amounts paid out by the Trustee from time to time in accordance with the trust agreement. See "Business of the Trust—Investment and Operating Restrictions." The head office and principal office and situs of administration of the Trust is in Toronto, Ontario, Canada.

        The Trust is considered a mutual fund under Canadian securities legislation. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and none of the Manager, the Trustee or the underwriters for this offering is subject to regulation by the CFTC as a commodity pool operator or commodity trading advisor in connection with the units.

Structure of the Trust

        An interest in the Trust is represented by one or more classes and series of transferable, redeemable units, including the units in this offering. The attributes of each class or series of a class of units created and authorized for the Trust are as described below and in the trust agreement. The attributes of each class or series of a class of units may not be changed without the prior approval of unitholders of that class or series of a class by way of an extraordinary resolution, which must be approved, in person or by proxy, by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust ascribed to such class or series of a class of units as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust ascribed to such class or series of a class of units as determined in accordance with the trust agreement.

        Each class or series of a class of units will have the following attributes:

  (a)
  each unit will be without nominal or par value;

  (b)
  each whole unit of a particular class or series of a class will entitle the holder thereof to one vote at all meetings of unitholders where all classes and series of units vote together and to one vote at all meetings of unitholders where that particular class or series of a class of units votes separately as a class or series;

  (c)
  each unit of a particular class or series of a class will entitle the holder thereof to participate pro rata, in accordance with the provisions of the trust agreement, with respect to all distributions made to that class or series of a class and, upon liquidation of the Trust, to participate pro rata with other unitholders of that same class or series of a class in the net asset value of the Trust remaining after the satisfaction of outstanding liabilities of the Trust and the class or series of a class as provided in the trust agreement;

  (d)
  distributions will be allocated among the classes or series of a class of units in such manner as the Manager considers appropriate and equitable;

  (e)
  no pre-emptive rights will attach to the units;

  (f)
  no cancellation or surrender provisions will attach to the units except as set out in the trust agreement;

  (g)
  once the net asset value per unit for the applicable class or series of a class, determined in accordance with trust agreement, at the time of issuance has been paid, units will be non-assessable so that there will be no liability for future calls or assessments with respect to the units;

  (h)
  all units will be transferable, but only as contemplated by the trust agreement;

  (i)
  each unit will entitle the holder thereof to require the Trust to redeem the unit as provided in the trust agreement;

  (j)
  subject to limitations and requirements determined from time to time by the Manager and stated in the disclosure documents of the Trust, including this prospectus, each unit of a particular class or series of a class of the Trust may be redesignated by the Manager as a unit of another class or series of the Trust based on the respective net asset value per unit for each such class or series of units on the date of the redesignation;

  (k)
  the number of units and the classes and series of units of the Trust that may be issued is unlimited; and

  (l)
  fractional units of a class or series of a class may be issued and will be proportionately entitled to all the same rights as whole units of that same class or series, except voting rights (however fractional units held by a single unitholder may be combined).

        Units may be consolidated or subdivided by the Manager upon the Manager giving at least 21 days' prior written notice to the Trustee and to each unitholder of its intention to do so. Notwithstanding the foregoing, units may be consolidated without notice to unitholders in connection with a distribution to unitholders in accordance with the trust agreement. See "Distribution Policy."

        Each unit will be redeemable as set forth under "Redemption of Units", except during such times as the Manager has suspended the right to redeem in accordance with the trust agreement. See "Redemption of Units—Suspension of Redemptions."

        The right to conduct the business and affairs of the Trust is vested exclusively in the Trustee and the Manager, and the day-to-day management and administration of the Trust will be conducted by the Manager. Unitholders will have no interest in the Trust other than their beneficial interest in the units held by them, and unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the units. However, under the law governing the Trust, unitholders could be held summarily liable for obligations of the Trust to the extent that claims against the Trust are not satisfied out of the assets of the Trust. See also "Description of the Trust Agreement—Unitholder Approval—Unitholder Liability."

Concerning the Unitholders

        Each unitholder is entitled to one vote for each whole unit held by the unitholder. Meetings of unitholders will be held by the Manager or the Trustee at such time and on such day as the Manager or the Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with the trust agreement or applicable laws and for the transaction of such other related matters as the Manager or the Trustee determines. Unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement may requisition a meeting of unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee will, upon the written request of the Manager or the unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement, requisition a meeting of unitholders, provided that in the event of a request to call a meeting of unitholders made by such unitholders the Trustee will not be obligated to call any such meeting until it has been satisfactorily indemnified by such unitholders against all costs of calling and holding such meeting. Unless otherwise required by applicable securities laws or stock exchange rules, the Trust need only hold meetings of unitholders as described above and is not required to hold annual or other periodic meetings.

        Meetings of unitholders will be held at the principal office of the Trust or elsewhere in the municipality in which its office is located or, if the Manager so determines, at any other place in Canada. Notice of the time and place of each meeting of unitholders will be given not less than 21 days before the day on which the meeting is to be held to each unitholder of record at 4:00 p.m., Toronto time, on the day on which the notice is given. Notice of a meeting of unitholders will state the general nature of the matters to be considered by the meeting. A meeting of unitholders may be held at any time and place without notice if all the unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

        A quorum for the transaction of business at any meeting of unitholders will be at least two unitholders holding not less than 5% of the outstanding units on such date present in person or represented by proxy and entitled to vote thereat. The chairman at a meeting of unitholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

        At any meeting of unitholders every person will be entitled to vote who, as of the end of the business day immediately preceding the date of the meeting, is entered in the register of the Trust, unless in the notice of meeting and accompanying materials sent to unitholders in respect of the meeting a record date is established for persons entitled to vote thereat.

        For the purpose of determining the unitholders who are entitled to receive notice of and to vote at any meeting or any adjournment thereof, or for the purpose of any action other than as provided in the trust agreement for valuation, computation and distribution of net income and net realized capital gains, any other additional distributions, and taxes, the Manager may fix a date not more than 60 days nor fewer than 30 days prior to the date of any meeting of unitholders or other action as a record date for the determination of unitholders entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to receive such distributions or to be treated as unitholders of record for purposes of such other action, and any unitholder who was a unitholder at the time so fixed will be entitled to receive notice of and to vote at, such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action, even though he or she has since that date disposed of his or her units and no unitholder becoming such after that date will be entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action.

        At any meeting of unitholders, any unitholder entitled to vote thereat may vote by proxy and a proxy need not be a unitholder, provided that no proxy may be voted at any meeting unless it has been placed on file with the Manager, or with such other agent of the Trust as the Manager may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming the Manager as proxy and the cost of such solicitation will be paid out of the property of the Trust. When any unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such unit, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote will not be received in respect of such unit. The instrument appointing any proxy will be in such form and executed in such manner as the Manager may from time to time determine.

        At any meeting of unitholders every question will, unless otherwise required by the trust agreement or applicable laws, be determined by an ordinary resolution on the question which must be approved by the vote, in person or by proxy, of unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement.

        Subject to the provisions of the trust agreement or applicable laws, any question at a meeting of unitholders will be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands every person who is present and entitled to vote will have one vote. If demanded by any unitholder at a meeting of unitholders or required by applicable laws, any question at such meeting will be decided by a poll. Upon a poll each person present will be entitled, in respect of the units which the unitholder is entitled to vote at the meeting upon the question, to one vote for each whole unit held and the result of the poll so taken will be the decision of the unitholders upon the said question.

        A resolution in writing forwarded to all unitholders entitled to vote on such resolution at a meeting of unitholders and signed by the requisite number of unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of unitholders in accordance with the trust agreement.

        Any resolution passed in accordance with the trust agreement will be binding on all unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such unitholder voted against such resolution.

Amendments to the Trust Agreement

        Any provision of the trust agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee, upon notice to unitholders, if the amendment, in the opinion of counsel for either the Trustee or the Manager, does not constitute a material change and does not relate to any of the matters specified below under "Unitholder Approval." Notwithstanding the foregoing, no amendment may be made which adversely affects the pecuniary value of the interest of any unitholder or restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the trust agreement.

        The trust agreement may also be amended by the Manager without the approval of or notice to unitholders for the following purposes:

  (a)
  to remove any conflicts or other inconsistencies which may exist between any terms of the trust agreement and any provisions of any applicable law affecting the Trust;

  (b)
  to make any change or correction in the trust agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

  (c)
  to bring the trust agreement into conformity with applicable laws, rules and policies of securities regulatory authorities, stock exchanges on which the units are listed or with current practice within the securities industry, provided that any such amendment does not adversely affect the rights, privileges or interests of any unitholder;

  (d)
  to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act; or

  (e)
  to provide added protection to unitholders.

        Unitholders will receive notice of any such amendment at least 60 days before the effective date of the amendment, unless the Manager and the Trustee agree that such an amendment shall become effective at an earlier date if, in the opinion of the Manager and the Trustee, an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any unitholder.

Unitholder Approval

        Certain matters relating to the Trust require approval by the unitholders. Such approval may be given at a meeting duly called for that purpose pursuant to the trust agreement or by written resolution. Any provision of the trust agreement may be amended, deleted, expanded or varied with the approval of the unitholders for the following purposes by resolution passed by an ordinary resolution, which must be approved by the vote, in person or by proxy, of unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement, other than items (i), and (ii), which require approval of unitholders by an extraordinary resolution, which must be approved by the vote, in person or by proxy, of unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the value of the net assets of the Trust as determined in accordance with the trust agreement:

  (i)
  a change in the fundamental investment objective of the Trust;

  (ii)
  a change in the investment and operating restrictions of the Trust, unless such change or changes are necessary to ensure compliance with applicable laws or other requirements imposed from time to time by applicable securities regulatory authorities or stock exchanges on which the units are listed;

  (iii)
  any change in the basis of calculating a fee or expense that is charged to the Trust or directly to its unitholders by the Trust or the Manager in connection with the holding of units which could result in an increase in charges to the Trust or to its unitholders other than a fee or expense charged by a person that is at arm's length to the Trust and the Trust has provided written notice to unitholders no later than 60 days before the effective date of such change;

  (iv)
  the introduction of a fee or expense to be charged to the Trust or directly to its unitholders by the Trust or the Manager in connection with the holding of units which could result in an increase in charges to the Trust or to its unitholders;

  (v)
  a reduction in the frequency of calculating the value of net assets of the Trust, the NAV, the value of the net assets of a class or the net asset value per unit of a class;

  (vi)
  a change in the Manager, unless the successor manager is an affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager;

  (vii)
  the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if (A) the Trust ceases to continue after the reorganization or transfer of assets, and (B) the transaction results in the unitholders becoming unitholders in the other investment fund, unless the independent review committee has approved such action according to applicable Canadian law, the action complies with applicable Canadian securities legislation and written notice of such action will be sent to unitholders at least 60 days before the effective date of such action; or

  (viii)
  the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if (A) the Trust continues after the reorganization or acquisition of assets, (B) the transaction results in the unitholders of the other investment fund becoming unitholders in the Trust, and (C) the transaction would be a material change to the Trust.

        Any reorganization or transfer of assets pursuant to clause (vii) or (viii) above, including a transaction approved by the independent review committee pursuant to clause (vii)(B), must satisfy the following criteria:

  (i)
  the reorganization of the Trust with another investment fund or the transfer of assets must be accomplished on a tax-deferred rollover basis for unitholders and for unitholders of the other investment fund and must be a tax-deferred transaction for U.S. federal income tax purposes for U.S. unitholders and for unitholders of the other investment fund;

  (ii)
  the investment fund with which the Trust is reorganized or which receives the Trust's assets: (A) is classified as a corporation for U.S. federal income tax purposes, (B) does not take any action inconsistent with its classification as a corporation for U.S. federal income tax purposes, and (C) does not elect to be treated as an entity other than a corporation for such purposes; and

  (iii)
  the investment fund surviving the reorganization or transfer of assets: (A) within 45 days from the end of each taxable year of the investment fund, determines, or causes to be determined, whether the investment fund was a PFIC in such taxable year, (B) provides or causes to be provided to unitholders of the investment fund all information necessary to enable unitholders or beneficial owners of units of the investment fund, as applicable, to elect to treat the investment fund as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, and (C) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides, or causes to be provided, to unitholders or beneficial owners of units of the investment fund, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g) and otherwise complies with the applicable requirements of the U.S. Treasury Regulations.

        In addition, any material amendment, modification or variation in the provisions of or rights attaching to a particular class or series of a class of units must be approved by an extraordinary resolution of the unitholders of that class or series of class of units, as the case may be.

        The consent of the Trustee is required to any amendment if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the trust agreement.

        The auditors of the Trust may not be changed by the Manager unless the independent review committee has approved the change of auditors in accordance with applicable Canadian securities legislation, and written notice will be sent to unitholders and the Trustee no later than 60 days before the effective date of the change of auditors.

        Notice of any amendment to the trust agreement will be given in writing to unitholders, and any such amendment will take effect on a date specified therein and not less than 60 days after notice of the amendment is given to unitholders, except that the Manager and the Trustee may agree that any amendment will become effective at an earlier date if in the opinion of the Manager and the Trustee an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any unitholder.

Unitholder Liability

        The trust agreement provides that no unitholder will be held to have any personal liability as a unitholder and that there will be no resort to the unitholder's private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation that a unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust's assets are intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability. Further, the trust agreement provides that the Manager will cause the operations of the Trust to be conducted, with the advice of counsel, in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the unitholders of claims against the Trust and will, to the extent it determines to be possible and reasonable, including the cost of premiums, cause the Trust to carry insurance for the benefit of the unitholders in such amounts as it considers adequate to cover any such foreseeable non-contractual or non-excluded contractual liability.

Unitholder Reporting

        The Manager will forward to unitholders a copy of the audited annual financial statements of the Trust within 90 days of each fiscal year-end as well as unaudited interim financial statements of the Trust, which will be reviewed by the Trust's auditors, within 60 days of the end of each interim period. Within 45 days of the end of each fiscal quarter, the Manager will make also available to unitholders an unaudited quarterly summary of the assets of the Trust and the value of net assets of the Trust as of the end of such quarter.

The Trustee

        In general, the Trustee, subject only to the specific limitations contained in the trust agreement, has the full, absolute, and exclusive power, control and authority over the Trust's property to do all such acts and things as it, in its sole judgment and discretion deems necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including varying the investments of the Trust in accordance with the investment objectives, strategies or restrictions of the Trust.

        Specifically, the Trustee has and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by it in its sole judgment and discretion, and in such manner and upon such terms and conditions as it may from time to time deem proper:

  (a)
  to hold the property of the Trust other than the physical silver bullion that it may acquire exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

  (b)
  to deliver any cash at any time held by it as directed by the Manager to purchase, or otherwise acquire, on behalf of the Trust, physical silver bullion and to retain the same in trust in its capacity as Trustee; provided, however, that the Trustee will have no responsibility for the custody, authenticity or validity of title of any property of the Trust consisting of such physical silver bullion held by the Mint including, without limitation, the weight, amount, purity, contents or any assaying thereof;

  (c)
  with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other property of the Trust (other than the Trust's physical silver bullion) of a kind permitted pursuant to the Trust's investment objective, strategy and restrictions and to hold and retain the same in trust in its capacity as Trustee;

  (d)
  to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of property of the Trust held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose, in its sole discretion, including its affiliates;

  (e)
  to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any property of the Trust held by it at any time, by any means considered reasonable by the Trustee and to receive the consideration and grant discharges therefor;

  (f)
  to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings and to keep the Manager informed; provided, however, that the Trustee will not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

  (g)
  subject to applicable securities legislation, to lend money whether secured or unsecured;

  (h)
  to exercise any conversion privileges, subscription rights, warrants and/or other rights or options available in connection with any property of the Trust at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or of any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any property of the Trust which it may so acquire and generally to exercise any of the powers of any owner with respect to property of the Trust, provided that where direction from the Manager is not provided within the time frame specified by the Trustee in any notice provided in accordance with the trust agreement, the Trustee will take no action;

  (i)
  to vote personally, or by general or by limited proxy, any property of the Trust which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any property of the Trust held by it at any time, provided that where direction is not provided by the Manager within the time frame as set out in the voting materials forwarded to it in accordance with the trust agreement, the Trustee will take no action;

  (j)
  to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustee or the Manager, as the case may be, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the management fee, fees payable to the custodians, the valuation agent, and the registrar and transfer agent, custodian settlement fees, any expenses related to the implementation and on-going operation of an independent review committee under applicable Canadian securities legislation, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under the trust agreement;

  (k)
  to renew or extend or participate in the renewal or extension of any property of the Trust held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

  (l)
  to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers granted under the trust agreement, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

  (m)
  in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against the property of the Trust held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing will be paid out of the relevant property of the Trust and will constitute a charge against the relevant property of the Trust until paid;

  (n)
  to purchase, hold, sell or exercise call or put options on securities, indices of shares or other securities, financial and stock index futures contracts, securities or currency futures or forward contracts or other financial or derivative instruments, all whether or not any such options, indices, contracts or instruments are traded on a regular exchange and in connection therewith to deposit property of the Trust held by it at any time with the counterparty as margin and to grant security interest therein;

  (o)
  to deposit any property of the Trust, including securities and documents of title held by it under the trust agreement, with the custodian, including the Trustee, any of its affiliates, a sub-custodian appointed by the Trustee or a depository;

  (p)
  to employ in respect of the Trust such counsel, auditors, advisors, agents or other person as the Trustee may deem necessary from time to time for the purpose of discharging its duties under the trust agreement and to pay out of the Trust their reasonable expenses and compensation;

  (q)
  to issue units for consideration and redeem units as set forth in the trust agreement;

  (r)
  to dispose of any property of the Trust for the purpose of paying obligations of the Trust or for repaying any loan authorized under the trust agreement, and the Trustee will give prompt notice to the Manager of any such disposition;

  (s)
  to hold such portion of the property of the Trust held by it at any time that is uninvested in cash and, from time to time, to retain such cash balances on deposit with the Trustee or any of its affiliates or with a chartered bank or other depository, in such account as the Trustee, in its sole discretion determines, whether or not such deposits will earn interest;

  (t)
  to delegate any of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as specifically provided in the trust agreement; and

  (u)
  to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned under the trust agreement, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust.

        The exercise of any one or more of the foregoing powers or any combination thereof from time to time will not exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

        The following powers set forth above can be exercised by the Trustee only on the direction of the Manager: subsections (b), (c), (e), (f), (g), (h), (i), (j) as applicable, (k), (l), (n), and (q), and with respect to subsection (n), to the extent that the Trustee is required to execute any documents relating to such investments which the Trustee did not negotiate or in respect to which the Trustee is not responsible under the trust agreement, upon an indemnity being provided from the Manager acceptable to the Trustee in the circumstances.

        The Trustee may, in its sole discretion, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the foregoing, the Trustee may:

  (a)
  purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

  (b)
  use in other capacities, knowledge gained in its capacity as Trustee, provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to affect materially the value of the property of the Trust or the units;

  (c)
  retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion:

  (i)
  hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or

  (ii)
  hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, including itself or its affiliates, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

  (d)
  provide financial, investment or brokerage services related to any securities which form part of the property of the Trust or to the issuer of any securities forming part of the property of the Trust, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed above, all without being liable to account therefor and without being in breach of the trust established under the trust agreement.

Standard of Care and Indemnification of the Trustee

        Pursuant to the trust agreement, the Trustee is required to exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

        The trust agreement provides that the Trustee will:

  (i)
  be fully protected in acting upon any instrument, certificate or other writing believed by it to be genuine and to be signed or presented by the proper person or persons;

  (ii)
  be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained;

  (iii)
  not be responsible or liable except as provided in accordance with the trust agreement for:

  (A)
  the proper application by any unitholder of any part of its interests in the Trust if payments are made in accordance with written directions of such unitholder as provided in the trust agreement;

  (B)
  the adequacy of the Trust to meet and discharge any and all payments and liabilities in respect of a unitholder;

  (C)
  the compliance by any unitholder with the rules under the Tax Act or any applicable laws including limits on investments in non-Canadian securities;

  (D)
  the validity of title to any Trust assets which the Trustee did not arrange itself to have registered;

  (E)
  any act or omission (other than an act or omission related solely to the Trustee) required or demanded by any governmental, taxing regulatory or other competent authority in any country in which all or any part of the Trust assets is held or which has jurisdiction over the Trustee, the Manager or the Trust;

  (F)
  any loss or damage of any nature whatsoever resulting from official action, war or threat of war, insurrection or civil disturbance, interruption in postal, telephone, telegraph, telex or other electromechanical communication systems or power supply, or any other factor beyond the Trustee's control which obstructs, affects, prohibits or delays the Trustee, its directors, officers, employees or agents in carrying out the responsibilities provided for in the trust agreement, in whole or in part;

  (G)
  any ongoing monitoring of the investment objectives, strategies or restrictions of the Trust or any risk factor whatsoever related thereto;

  (H)
  any property of the Trust which it does not hold or which is not directly controlled by it, its affiliates or its appointed agents (including any sub-custodians), including any assets pledged or loaned to a third party or any property of the Trust held by the Mint; or

  (I)
  any compliance, reporting or filings in accordance with applicable securities legislation or U.S. tax laws, regulations, rules or policies that apply to the Trust, including for greater certainty the additional trustee duties.

        The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's auditors, solicitors or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as Trustee of the Trust and the Trustee acted in good faith in relying thereon.

        In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of the Manager, any custodian of the physical silver bullion (if not the Trustee), any custodian of the other assets of the Trust (if not the Trustee), the Trust's valuation agent (if not the Trustee), the Trust's registrar and transfer agent (if not the Trustee), or any person or organization to whom its responsibilities are delegated pursuant to the trust agreement.

        The Trustee will not be liable to the Trust or to any unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect, consequential or special damages including, but not limited to, loss of reputation, good will or business.

        Except to the extent that any such claim has been directly caused by the negligence, willful misconduct or dishonesty on the part of the Trustee, its affiliates, nominees or agents or any of their respective directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, the Trustee, its affiliates, nominees and agents and each of their respective directors, officers and employees will at all times be indemnified and held harmless by the Trust and to the extent that the property of the Trust is insufficient for such purpose, by the Manager, from and against:

  (a)
  all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties as Trustee, and

  (b)
  all other liabilities, costs, charges and expenses which any of them sustains or incurs in or about or in relation to the affairs of the Trust.

        The commencement of formal legal proceedings will not be a precondition for indemnification under the Trust Agreement.

        Except to the extent that any such claim, cost, charge or expense has been directly caused by the negligence, willful misconduct or dishonesty on the part of the Trustee, its affiliates, nominees or agents or any of their respective directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, with respect to any references in the trust agreement to (i) distributions being at the discretion of the Trustee acting on the direction of the Manager or (ii) the Trustee having the power to vary the investments of the Trust in accordance with the Trust's investment objective, strategy, and investment and operating restrictions, together with any duties, obligations or responsibilities related thereto, referred to herein as the additional trustee duties, the Manager agrees that:

  (c)
  the Trustee will not have any liability with respect to such additional trustee duties; and

  (d)
  in addition to the foregoing indemnity provided to the Trustee under the trust agreement, the Manager agrees to indemnify the Trustee and its directors, officers, employees and agents for: (i) all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the additional trustee duties; and (ii) all other liabilities, costs, charges and expenses which any of them sustains or incurs in or about or in relation to such additional trustee duties, that arise or result from any conflict between such additional trustee duties and the Trustee's defined duties, obligations and responsibilities as set out in the trust agreement (excluding such additional trustee duties) and agreed upon by the Manager.

        From time to time, in order to provide services to the Manager pursuant to the trust agreement, the Trustee may be required to engage sub-custodians in certain markets that the Trustee has identified as being high risk and designated as "Designated Markets" in the trust agreement. The trust agreement contains a list of such Designated Markets, which the Trustee may amend from time to time, subject to the

Manager's ability to raise any concerns about markets to be added to such list. Currently, the list contains the following four Designated Markets: Argentina, Nigeria, the Russian Federation, and Vietnam. Pursuant to the trust agreement, a Designated Market is a market where the risks of engaging a sub-custodian are significantly greater than they would be in more established markets. Under the trust agreement, the Trustee is responsible for the negligence and wrongful acts of its sub-custodians. However, where the Trustee engages a sub-custodian in a Designated Market, the Trustee will not be responsible for the negligence or wrongful acts of such sub-custodians and such negligence or wrongful acts will not be considered to be a breach by the Trustee of its standard of care or negligence for the purposes of the trust agreement. Notwithstanding the aforementioned, the Trustee has agreed that it will continue to accept responsibility for the selection and on-going monitoring of its sub-custodians in all markets, except Designated Markets, in accordance with its standard of care. The Manager has agreed that it and any investment manager the Manager engages for the Trust will be responsible for apprising themselves of the specific risks to the Trust involved in the investment and reinvestment of the Trust's property in all markets in which such property is located from time to time. The Trustee currently does not intend to engage sub-custodians in these markets.

Resignation or Removal of the Trustee and Successor Trustees

        The Trustee or any successor trustee may resign as Trustee of the Trust created by the trust agreement by giving notice to the unitholders and to the Manager not less than ninety days prior to the date when such resignation takes effect. Such resignation will take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation will take effect immediately upon the appointment of such successor trustee.

        The Trustee may be removed by the Manager at any time by notice to the Trustee and the unitholders not less than ninety days prior to the date that such removal is to take effect, provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with the trust agreement.

        In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy occurs in the office of Trustee, a successor trustee will forthwith be appointed by the Manager to fill such vacancy. Following such appointment of a successor trustee, the Trustee will execute and deliver such documents as the Manager may reasonably require for the conveyance of any Trust assets (other than the Trust's physical silver bullion) held in the Trustee's name to the successor trustee, and will account to the Manager for all of the Trust assets which the Trustee retains as trustee and will thereupon be discharged as trustee.

        In the event that the Manager fails to appoint a successor to the Trustee, the Trust will be terminated and dissolved upon the effective date of the resignation or removal of the Trustee and, after providing for liabilities of the Trust, the Trust's asset will be distributed to the unitholders pro rata. The Trustee will continue to act as trustee of the Trust until such Trust assets have been so distributed. Fees and expenses of the Trustee will be a charge, to the extent permitted by applicable law, on the assets of the Trust or the interests of the unitholders to secure payment thereof.

The Manager

        Pursuant to the trust agreement and management agreement, the Manager has the full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all clerical, administrative and operational services.

        In particular, the Manager has the following responsibilities with respect to the Trust:

  (i)
  to determine the investment objectives and strategies applicable to the Trust, including any restrictions on investments which it deems advisable and to implement such investment objective, strategy and restrictions, provided that the investment objective, strategy and restrictions applicable to the Trust must concur with those set forth in the trust agreement or any current disclosure document or like offering document of the Trust, or in any amendment thereto, or the management agreement, and provided further that any material change in such investment objective, strategy and restrictions will be subject to the consent or approval of the unitholders in the manner provided for in the trust agreement;

  (ii)
  to ensure that the Trust complies with applicable laws, including those relating to the investment of the property of the Trust, the distribution of the units and applicable stock exchange listing requirements;

  (iii)
  to monitor the performance of the physical silver bullion and other property of the Trust;

  (iv)
  to provide services in respect of the Trust's daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of units (including the acceptance and rejection of subscriptions, Silver Redemption Notices and Cash Redemption Notices) and to submit such subscriptions, Silver Redemption Notices and Cash Redemption Notices to the Trust's transfer agent for processing, and any other services not otherwise specifically contemplated by the trust agreement;

  (v)
  to offer units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of units, including the underwriting agreement in respect of this offering, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a unitholder;

  (vi)
  to determine from time to time the form of certificates that will represent the units;

  (vii)
  to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

  (viii)
  to provide to the Trust, adequate for carrying on the undertaking and business of the Trust, all requisite office accommodation, office facilities and personnel, telephone and telecommunication services, stationery, office supplies, statistical and research services, record-keeping services, bookkeeping and internal accounting and audit services in respect of the operations of the Trust and other usual and ordinary office services that may be required to properly and efficiently carry out its duties set forth in the trust agreement and the management agreement;

  (ix)
  to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the unitholders and be responsible for all aspects of the Trust's relationship with unitholders, including the preparation for and holding of meetings of unitholders, and other services for the provision of information to unitholders;

  (x)
  to establish general matters of policy and governance of the Trust subject, where specifically provided in the trust agreement, to the approval of the Trustee;

  (xi)
  to establish the Trust's operating expense budgets and to authorize the payment of actual operating expenses incurred;

  (xii)
  to appoint the auditors and to change the auditors of the Trust (with prior consent of the Trustee and independent review committee and after providing notice to the unitholders);

  (xiii)
  to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each fiscal year;

  (xiv)
  to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

  (xv)
  to appoint the Mint to hold the physical silver bullion and RBC Dexia to hold property of the Trust other than the physical silver bullion, all of which appointments will be subject to the approval of the Trustee and any applicable securities authorities having jurisdiction over the Trust;

  (xvi)
  to calculate the value of net assets of the Trust, the NAV, the value of the net assets of a class and the net asset value per unit of such class in accordance with the trust agreement, to appoint the Trust's valuation agent and to review the valuation of the property of the Trust as calculated by such valuation agent on each business day and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

  (xvii)
  to appoint a transfer agent and distribution disbursing agent (which may be the transfer agent or an affiliate thereof) to make distributions of net income and net realized capital gains and other distributions in accordance with the trust agreement and to pay cash redemption proceeds in accordance with the trust agreement on behalf of the Trust;

  (xviii)
  to authorize, negotiate, enter into and execute all agreements, instruments or other documents relating to the affairs of the Trust including, without limitation, any loan agreement, granting of a security interest and supporting documentation, or to perform any act or deed which the Manager deems necessary or advisable in the best interests of the Trust;

  (xix)
  to apply for listing of the units on the NYSE Arca, the TSX and/or other recognized stock exchange(s) and to prepare, execute and file with the appropriate securities regulatory authorities or stock exchanges any other documents that are required or appropriate under relevant securities legislation or stock exchange rules and regulations in respect of the Trust;

  (xx)
  to prepare, execute and file with the appropriate securities regulatory authorities the prospectus or similar offering document, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under applicable securities legislation;

  (xxi)
  to prepare, certify, execute and distribute to unitholders and file with the securities regulatory authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of units, including such interim financial statements, audited annual financial statements, reports to unitholders and other disclosure as may be required under applicable securities legislation, and to make all designations, elections, determinations, allocations and applications under the Tax Act as the Manager considers to be reasonable in the circumstances;

  (xxii)
  to determine and compute for distribution purposes the net income and net realized capital gains of the Trust and determine when, to what extent, and in what manner distributions will be made payable to unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

  (xxiii)
  to authorize the issuance of additional units pursuant to the trust agreement and the consolidation of the units outstanding after such a distribution;

  (xxiv)
  to direct the Trust's transfer agent regarding the allotment and issue of units in accordance with the trust agreement;

  (xxv)
  to accept or reject any units tendered for redemption in accordance with the trust agreement;

  (xxvi)
  on or before March 31 in each year, other than a leap year in which case on or before March 30 in such year, to prepare and deliver to unitholders the information pertaining to the Trust, including all distributions and allocations which is required by the Tax Act or which is necessary to permit unitholders to complete their individual tax returns for the preceding year;

  (xxvii)
  on or before March 31 in each year, other than a leap year in which case on or before March 30 in such year, and such other date(s) in each year, to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and/or returns for the Trust that are required by applicable laws;

  (xxviii)
  as set forth in full in the trust agreement, within 45 days from the end of each taxable year of the Trust, to provide unitholders with all information necessary to enable unitholders or beneficial owners of units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed "PFIC Annual Information Statement";

  (xxix)
  to use its best efforts to ensure that the Trust qualifies at all times as a "unit trust" pursuant to subsection 108(2) of the Tax Act and a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act;

  (xxx)
  to keep proper records relating to the performance of its duties as Manager, which records will be accessible for inspection by the Trustee, its agents, or the Manager's agents, including the auditors of the Trust, at any time, upon reasonable notice, during ordinary business hours;

  (xxxi)
  on or before 90 days following June 30 in each year, to provide the Trustee with an interim certificate of compliance as described in the trust agreement;

  (xxxii)
  on or before 90 days following December 31 of each year, to provide the Trustee with a certificate of compliance and a copy of the audited annual financial statements of the Trust, together with the report of the auditors thereon;

  (xxxiii)
  to delegate any or all of the powers and duties of the Manager contained in the trust agreement to one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Manager except as specifically provided in the trust agreement; and

  (xxxiv)
  to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of the trust agreement.

        The Manager will act as the investment manager to the Trust with responsibility for implementing the investment objective, strategy and restrictions of the Trust, including providing investment advisory and portfolio management services to the Trust. The Manager may also arrange for the implementation of such investment objective, strategy and restrictions of the Trust or portfolio management services by appointing, on behalf of the Trust, one or more investment managers, and delegating any of its investment advisory responsibilities to such investment managers. The Manager, on behalf of the Trust, will enter, in its sole discretion, into an investment management agreement with any such investment manager to act for all or part of the portfolio investments of the Trust and will advise the Trustee of such appointment. The appointment of any such investment manager will be deemed to be effective upon the later of the date of receipt by the Trustee of a direction notifying the Trustee of such appointment or the effective date specified therein and such appointment will continue in force until receipt by the Trustee of a direction containing notice to the contrary. Any instructions from an investment manager will be deemed to be instructions of the Manager pursuant to the provisions of the trust agreement. The Trustee will also be entitled to rely conclusively on and will be fully protected in acting in accordance with the direction of the investment manager in the exercise of powers conferred by the trust agreement. The investment manager will be a person or persons who, if required by applicable laws, will be duly registered and qualified as a portfolio manager under applicable securities legislation and will determine, in its sole discretion, which portfolio securities and other assets of the Trust will be purchased, held or sold and will execute or cause the execution of purchase and sale orders in respect such determinations. The Manager will ensure that any investment manager appointed by it acts in accordance with the investment objective, strategy and restrictions of the Trust and applicable laws. As of the date hereof, the Manager does not intend to appoint an investment manager for the Trust.

        The Manager may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

        The Manager may, to the fullest extent now or hereafter permitted by applicable securities legislation regarding soft dollar transactions, cause the Trust to enter into soft dollar arrangements and to effect transactions pursuant to such soft dollar arrangements. Soft dollar arrangements refer to arrangements in which an investment adviser uses the brokerage commissions of its advisory clients to compensate brokers for the investment research and brokerage execution services that they provide to the investment adviser. As the Trust intends to hold only physical silver bullion and cash or cash equivalents in its portfolio, the Manager does not anticipate entering into soft dollar arrangements on behalf of the Trust, but may do so if circumstances warrant.

        The Manager will make or cause to be made such arrangements as are expedient for the distribution of units, having regard to the requirements of applicable laws and applicable stock exchange rules and regulations respecting such distribution of units in the jurisdiction or jurisdictions in which they are to be distributed. The Manager may distribute units itself in the offering jurisdictions in which it is registered or is exempt from such registration under applicable securities legislation, and the Manager will retain the services of the underwriters for this offering pursuant to an underwriting agreement to assist it in the distribution of the units in the offering jurisdictions.

Resignation of the Manager

        The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the unitholders not less than ninety days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. No approval of, or notice to, unitholders is required to effect a reorganization of the current Manager which does not result in a change of control of the Manager. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by an ordinary resolution of the unitholders, which must be approved, in person or by proxy, by unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the unitholders do not approve of the appointment of the successor manager as required pursuant to the trust agreement, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed.

Standard of Care and Indemnification of the Manager

        The Manager is required to exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances.

        The Manager may employ or engage, and rely and act on information or advice received from auditors, underwriters, other distributors, brokers, depositories, the Mint, custodians, electronic data processors, advisors, lawyers and others and will not be responsible or liable for the acts or omissions of such persons or for any other matter, including any loss or depreciation in the value of the net assets of the Trust or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in the trust agreement in relying on such information or advice. All information provided by the Manager to the Trust or the Trustee will be complete, accurate, and contain no misrepresentations; however, the Manager will be entitled to assume that any information received from the Trustee, the Mint, the custodian, or any sub-custodian, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete and no liability will be incurred by the Manager as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to the trust agreement, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager's failure to comply with the terms of the trust agreement or the management agreement in providing any required directions or information related thereto.

        The Manager will not be required to devote its efforts exclusively to or for the benefit of the Trust and may engage in other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed for the Trust. In the event that the Manager, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the unitholders for so acting.

        The Manager, its affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by them in connection with the Manager's services provided to the Trust pursuant to the trust agreement and the management agreement, provided that the Trust has reasonable grounds to believe that the action or inaction that caused the payment of the legal fees, judgments and amounts paid in settlement was in the best interests of the Trust and provided that such person or entities will not be indemnified by the Trust where: (i) there has been negligence, willful misconduct, willful neglect, default, bad faith or dishonesty on the part of the Manager or such other person or entity; (ii) a claim is made as a result of a misrepresentation contained in this or in any prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issue of the units or applicable securities laws; or (iii) the Manager has failed to fulfill its standard of care or its other obligations in accordance with applicable laws or the provisions as set forth in the trust agreement and the management agreement, unless in an action brought against the Manager or such persons or entities they have achieved complete or substantial success as a defendant.

Indemnification of the Trust by the Manager

        The Trust will be indemnified and held harmless by the Manager against any costs, charges, claims, expenses, actions, suits or proceedings arising from a claim made as a result of a misrepresentation contained in this or any prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issuance of the units or under applicable securities laws.

 COMPUTATION OF NET ASSET VALUE

        The calculation of the value of net assets of the Trust will be the responsibility of the Manager, who may consult with the Trust's valuation agent, the Mint, the Trust's custodians and the auditors. Pursuant to a valuation services agreement, the Manager appointed RBC Dexia as valuation agent to calculate the value of the net assets of the Trust and the Class Net Asset Value (as hereinafter defined) for each class or series of a class of units as of 4:00 p.m., Toronto time, on each business day.

        Pursuant to the trust agreement, the value of the net assets of the Trust will be determined for the purposes of subscriptions and redemptions as of the valuation time on each business day in U.S. dollars. The value of the net assets of the Trust determined on the last day of each year that is also a valuation date of the Trust will include all income, expenses of the Trust or any other items to be accrued to December 31 of such year and since the last calculation of the NAV or the Class Net Asset Value per unit (as hereinafter defined), for the purpose of the distribution of net income and net realized capital gains of the Trust to unitholders.

        The value of the net assets of the Trust as of the valuation time on each business day will be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding units, if any) as of such date. The value of net assets per unit will be determined by dividing the value of the net assets of the Trust on a date by the total number of units then outstanding on such date. Subject to directions from the Manager as required, the value of the net assets of the Trust as of the valuation time on a date will be determined by the Trust's valuation agent in accordance with the following:

  (a)
  The assets of the Trust will be deemed to include the following property:

  (i)
  all physical silver bullion owned by or contracted for the Trust;

  (ii)
  all cash on hand or on deposit, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

  (iii)
  all bills, notes and accounts receivable;

  (iv)
  all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default; and

  (v)
  prepaid expenses.

  (b)
  The market value of the assets of the Trust will be determined as follows:

  (i)
  the value of physical silver bullion will be its market value based on the price provided by a widely recognized pricing service as directed by the Manager and, if such service is not available, such physical silver bullion will be valued at a price provided by another pricing service as determined by the Manager, in consultation with the valuation agent;

  (ii)
  the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, will be deemed to be the full amount thereof unless the Manager determines that any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof will be deemed to be such value as the Manager determines to be the fair value thereof;

  (iii)
  short-term investments including notes and money market instruments will be valued at cost plus accrued interest;

  (iv)
  the value of any security or other property for which no price quotations are available or, in the opinion of the Manager (which may delegate such responsibility to the Trust's valuation agent under the valuation services agreement), to which the above valuation principles cannot or should not be applied, will be the fair value thereof determined from time to time in such manner as the Manager (or the Trust's valuation agent, as the case may be) will from time to time provide; and

    (v)
    the value of all assets and liabilities of the Trust valued in terms of a currency other than the currency used to calculate the value of the net assets of the Trust will be converted to the currency used to calculate the value of the net assets of the Trust by applying the rate of exchange obtained from the best available sources to the Trust's valuation agent as agreed upon by the Manager including, but not limited to, the Trustee or any of its affiliates.

  (c)
  The liabilities of the Trust will be calculated on a fair value basis and will be deemed to include the following:

  (i)
  all bills, notes and accounts payable;

  (ii)
  all fees (including management fees) and administrative and operating expenses payable and/or accrued by the Trust;

  (iii)
  all contractual obligations for the payment of money or property, including distributions of net income and net realized capital gains of the Trust, if any, declared, accrued or credited to the unitholders but not yet paid on the day before the valuation date as of which the value of the net assets of the Trust is being determined;

  (iv)
  all allowances authorized or approved by the Manager or the Trustee for taxes or contingencies; and

  (v)
  all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding units.

  (d)
  For the purposes of determining the market value of any security or property pursuant to paragraph (b) above to which, in the opinion of the Trust's valuation agent in consultation with the Manager, the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), will be the fair value as determined in such manner by the Trust's valuation agent in consultation with the Manager and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above will require prior consultation and written agreement with the Manager. For greater certainty, fair valuing an investment comprising the property of the Trust may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment's value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

  (e)
  For the purposes of determining the value of physical silver bullion, the Manager will rely solely on weights provided to the Manager by third parties. The Manager, the Trustee or the Trust's valuation agent will not be required to make any investigation or inquiry as to the accuracy or validity of such weights.

  (f)
  Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the value of the net assets of the Trust made after the date on which the transaction becomes binding.

  (g)
  The value of the net assets of the Trust and NAV on any day will be deemed to be equal to value of the net assets of the Trust (or per unit, as the case may be) on such date after payment of all fees, including management fees, and after processing of all subscriptions and redemptions of units in respect of such date.

  (h)
  The value of the net assets of the Trust and the NAV determined by the Manager (or, if so delegated under the valuation services agreement, the Trust's valuation agent) in accordance with the provisions of the trust agreement will be conclusive and binding on all unitholders.

  (i)
  The Manager and any investment manager retained by the Manager may determine such other rules regarding the calculation of the value of the net assets of the Trust and the NAV which they deem necessary from time to time, which rules may deviate from IFRS.

Calculation of Class Net Asset Value and Class Net Asset Value per Unit

  (a)
  The net asset value for a particular class or series of a class of units, to which we will refer as the Class Net Asset Value, as of 4:00 p.m., Toronto time, on each business day will be determined for the purposes of subscriptions and redemptions in accordance with the following calculation:

  (i)
  the Class Net Asset Value last calculated for that class or series of a class; plus

  (ii)
  the increase in the assets attributable to that class or series of a class as a result of the issue of units of that class or series of a class or the redesignation of units into that class or series of a class since the last calculation; minus

  (iii)
  the decrease in the assets attributable to that class or series of a class as a result of the redemption of units of that class or series of a class or the redesignation of units out of that class or series of a class since the last calculation; plus or minus

  (iv)
  the proportionate share of the net change in non-portfolio assets attributable to that class or series of a class since the last calculation; plus or minus

  (v)
  the proportionate share of market appreciation or depreciation of the portfolio assets attributable to that class or series of a class since the last calculation; minus

  (vi)
  the proportionate share of the common expenses of the Trust (other than expenses that are specifically allocated to a particular class) allocated to that class or series of a class since the last calculation; minus

  (vii)
  any expenses of the Trust (including management fees) that are specifically allocated to a particular class or series of a class allocated to that class or series of a class since the last calculation.

  (b)
  A unit of a class or series of a class of the Trust being issued or a unit that has been redesignated as a part of that class or series of a class will be deemed to become outstanding as of the next calculation of the applicable Class Net Asset Value immediately following the date at which the applicable Class Net Asset Value per unit that is the issue price or redesignation basis of such unit is determined, and the issue price received or receivable for the issuance of the unit will then be deemed to be an asset of the Trust attributable to the applicable class or series of a class.

  (c)
  A unit of a class or series of a class of the Trust being redeemed or a unit that has been redesignated as no longer being a part of that class or series of a class will be deemed to remain outstanding as part of that class or series of a class until immediately following the valuation date as of which the applicable Class Net Asset Value per unit that is the redemption price or redesignation basis of such unit is determined; thereafter, the redemption price of the unit being redeemed, until paid, will be deemed to be a liability of the Trust attributable to the applicable class or series of a class and the unit which has been redesignated will be deemed to be outstanding as a part of the class or series of a class into which it has been redesignated.

  (d)
  On any valuation date that a distribution is paid to unitholders of a class or series of a class of units, a second Class Net Asset Value will be calculated for that class or series of a class, which will be equal to the first Class Net Asset Value calculated on that valuation date minus the amount of the distribution. The second Class Net Asset Value will be used for determining the Class Net Asset Value per unit on such valuation date for purposes of determining the issue price and redemption price for units on such valuation date, as well as the redesignation basis for units being redesignated into or out of such class or series of a class, and units redeemed or redesignated out of that class or series of a class as of such valuation date will participate in such distribution while units subscribed for or redesignated into such class or series of a class as of such valuation date will not.

  (e)
  The Class Net Asset Value per unit of a particular class or series of a class of units as of any date is the quotient obtained by dividing the applicable Class Net Asset Value as of such date by the total number of units of that class or series of a class outstanding at such valuation date. This calculation will be made without taking into account any issuance, redesignation or redemption of units of that class or series of a class to be processed by the Trust immediately after the valuation time of such calculation on that valuation date. The Class Net Asset Value per unit for each class or series of a class of units for the purpose of the issue of units or the redemption of units will be calculated on each valuation date by or under the authority of the Manager (which may delegate such responsibility to the Trust's valuation agent under the valuation services agreement) as of the valuation time on every valuation date as fixed from time to time by the Manager, and the Class Net Asset Value per unit so determined for each class or series of a class will remain in effect until the valuation time as of which the Class Net Asset Value per unit for that class or series of a class is next determined.

        For the purposes of the foregoing disclosure the following capitalized terms have the meanings set forth below:

        "Net change in non-portfolio assets" on a date means:

  (i)
  the aggregate of all income accrued by the Trust as of that date, including cash dividends and distributions, interest and compensation since the last calculation of Class Net Asset Value or Class Net Asset Value per unit, as the case may be; minus

  (ii)
  the common expenses of the Trust (other than expenses that are specifically allocated to a particular class or series of a class) to be accrued by the Trust as of that date which have been accrued since the last calculation of Class Net Asset Value or Class Net Asset Value per unit, as the case may be; plus or minus

  (iii)
  any change in the value of any non-portfolio assets or liabilities stated in any foreign currency accrued on that date since the last calculation of Class Net Asset Value or Class Net Asset Value per unit, as the case may be, including, without limitation, cash, accrued dividends or interest and any receivables or payables; plus or minus

  (iv)
  any other item accrued on that date determined by the Manager to be relevant in determining the net change in non-portfolio assets.

        "Proportionate share", when used to describe (i) an amount to be allocated to any one class or series of a class of the Trust, means the total amount to be allocated to all classes or series of classes of the Trust multiplied by a fraction, the numerator of which is the Class Net Asset Value of such class or series of a class and the denominator of which is the value of the net assets of the Trust at such time, and (ii) a unitholder's interest in or share of any amount, means, after an allocation has been made to each class or series of a class as provided in clause (i), that allocated amount multiplied by a fraction, the numerator of which is the number of units of that class or series of a class registered in the name of that unitholder and the denominator of which is the total number of units of that class or series of a class then outstanding (if such unitholder holds units of more than one class or series of a class, then such calculation is made in respect of each class or series of a class and aggregated).

        The calculation of the value of the net assets of the Trust and the NAV for each class or series of a class of units as of the valuation time on each valuation date is for the purposes of determining subscription prices and redemption values of units and not for the purposes of accounting in accordance with IFRS. The value of the net assets of the Trust calculated in this manner will be used for the purpose of calculating the Manager's and other service providers' fees and will be published net of all paid and payable fees.

Suspension of Calculation of Net Asset Value Per Unit

        During any period in which the right of unitholders to request a redemption of their units for physical silver bullion and/or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust's valuation agent to suspend the calculation of the value of the net assets of the Trust, the NAV, the Class Net Asset Value (as hereinafter defined) and the net asset value per unit for each class or series of a class of units. During any such period of suspension, the Trust will not issue or redeem any units. As noted in "Redemption of Units—Suspension of Redemptions," in the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be.

Reporting of Net Asset Value

        The value of the net assets of the Trust and the NAV will be updated on a daily basis or as determined by the Manager in accordance with the trust agreement and will be made available as soon as practicable at no cost on the Trust's website (www.sprottphysicalsilvertrust.com) or by calling the Manager at (416) 943-6707 or toll free at 1-866-299-9906 (9:00 a.m. to 5:00 p.m., Toronto time). Information contained in, or connected to, the Manager's website is not incorporated into, and does not form part of, this prospectus.

The Valuation Services Agreement

        RBC Dexia will be appointed as valuation agent of the Trust pursuant to a valuation services agreement between the Trust and RBC Dexia as valuation agent. The valuation agent will be responsible for providing valuation services to the Trust and will calculate the value of the net assets of the Trust and NAV pursuant to the terms of the valuation services agreement. See "Computation of Net Asset Value."

        In carrying out its duties as valuation agent, the valuation agent is required to exercise the powers and discharge the duties of its office honestly and in good faith and, in connection therewith, will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        Except to the extent any liability arises directly out of the negligence, willful misconduct or lack of good faith of the valuation agent, the valuation agent will not be liable for any act or omission in the course of, or connected with, rendering the services under the valuation services agreement or for loss to, or diminution of, the Trust's property. In no event will the valuation agent be liable for any consequential or special damages including, but not limited to, loss of reputation, goodwill or business. The Manager will indemnify and hold harmless the valuation agent, its affiliates and agents, and their respective directors, officers, and employees from and against all taxes, duties, charges, costs, expenses, damages, claims, actions, demands and any other liability whatsoever to which any such persons or entities may become subject, including legal fees, judgments and amounts paid in settlement in respect of anything done or omitted to be done in connection with the valuation services provided under the valuation services agreement, except to the extent incurred as a result of the negligence, willful misconduct or lack of good faith of the indemnified party. Notwithstanding the foregoing, the liability of the valuation agent under the valuation services agreement will in no event exceed the aggregate amount of fees received by the valuation agent from the Manager with respect to the services provided during the immediately preceding twelve months.

        The valuation services agreement provides that it may be terminated by either party without penalty at any time by providing to the other party 60 days' prior written notice of such termination unless the parties mutually agree in writing to a different period. Either party may terminate the valuation services agreement immediately upon notice in the event that either party is declared bankrupt or will be insolvent, the assets or the business of either party become liable to seizure or confiscation by a public or governmental authority, or the Manager's power and authority to act on behalf of, or to represent, the Trust has been revoked, terminated or is otherwise no longer in full force and effect.

        The valuation agent will receive fees for the valuation services provided to the Trust.

 TERMINATION OF THE TRUST

        The Trust will be terminated and dissolved in the event any of the following occurs:

    (1)
    there are no outstanding units;

    (2)
    the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective;

    (3)
    the Manager resigns and no successor manager is appointed by the Manager and approved by unitholders by the time the resignation becomes effective;

    (4)
    the Manager is, in the opinion of the Trustee, in material default of its obligations under the trust agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders;

    (5)
    the Manager has been declared bankrupt or insolvent or has entered into a liquidation or winding-up, whether compulsory or voluntary (and not merely voluntary liquidation for the purposes of amalgamation or reconstruction);

    (6)
    the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

    (7)
    the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

        In addition, the Manager may, in its discretion, at any time terminate and dissolve the Trust, without unitholder approval, if, in the opinion of the Manager, after consulting with the independent review committee, the value of the net assets of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the unitholders to terminate the Trust, by giving the Trustee and each holder of units at the time not less than 60 days and not more than 90 days written notice prior to the effective date of the termination of the Trust. To the extent such termination of the Trust in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the Trust's independent review committee for its recommendation. In the event of such termination of the Trust, the Manager has undertaken to issue a press release announcing the termination of the Trust at least 10 business days in advance of the effective date of the termination of the Trust. For a description of the independent review committee, see "Organization and Management Details of the Trust—The Manager—Independent Review Committee."

        In the event of the winding-up of the Trust, the rights of unitholders to require redemption of any or all of their units will be suspended, and the Manager or, in the event of (4), (5), (6) or (7) above, such other person appointed by the Trustee, the unitholders of the Trust or a court of competent jurisdiction, as the case may be, will make appropriate arrangements for converting the investments of the Trust into cash and the Trustee will proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust will be distributed among the unitholders registered as of 4:00 p.m., Toronto time, on the date on which the Trust is terminated in accordance with the trust agreement. Distributions of net income and net realized capital gains will, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with the trust agreement until the Trust has been wound up.

        Notwithstanding the foregoing, if a notice of termination has been given by the Manager and if authorized by the vote of unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the trust agreement, the assets of the Trust may be, in the event of the winding-up of the Trust, distributed to the unitholders on the termination of the Trust in specie in whole or in part, and the Trustee will have complete discretion to determine the assets to be distributed to any unitholder and their values for distribution purposes.

        If, after a period of six months from the effective date on which the Trust was terminated, the Trust's registrar and transfer agent is unable to locate the owner of any units as shown on the Trust's register, such amount as would be distributed to such unitholder will be deposited by the Trust's registrar and transfer agent in an account in a chartered bank or trust company (including the Trustee) in Canada in the name and to the order of such unitholder upon presentation by such unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such unitholder's entitlement to such amount. Upon such deposit being made, the units represented thereby will be cancelled and the Trust's registrar and transfer agent, the Manager, and the Trustee will be released from any and all further liability with respect to such moneys. Thereafter, the unitholder will have no rights against the Trust's registrar and transfer agent, the Trustee or the Manager to such moneys or an accounting therefor.

 PRINCIPAL UNITHOLDERS OF THE TRUST

        Prior to this offering, the Trust has issued on June 30, 2010 one unit in connection with the formation of the Trust. This unit is owned by the settlor of the Trust, Sonia M. Yung, who is a partner of Heenan Blaikie LLP, Canadian counsel to the Trust and the Manager, and will be presented for cancellation upon the completion of this offering. No other units have been issued by the Trust.

 CERTAIN TRANSACTIONS

Management Agreement

General

        Pursuant to a management agreement between the Manager and the Trust dated as of            , 2010, the Manager is appointed to provide or engage others to provide all necessary or advisable investment management and administrative services and facilities for the Trust. The Manager will manage the Trust's property, including the physical silver bullion owned by the Trust, and will have full discretionary power to act on behalf of the Trust without consulting the Trust or the Trustee. The Manager will follow the objective, strategy and investment and operating restrictions described in this prospectus. Eric Sprott will be the primary portfolio manager authorized to trade and carry out the Trust's objectives with respect to the Trust's property.

        Under the management agreement, the Manager will manage the Trust's property by taking such action from time to time as the Manager, in its sole discretion, deems necessary or desirable for the proper investment management of the Trust's property at all times in compliance with the Trust's investment and operating restrictions, and the Manager's investment discretion will, subject to the Trust's investment objective, strategies, and investment and operating restrictions, be absolute. Subject to the Trust Agreement, the management agreement grants to the Manager all power and authority necessary to give effect to the foregoing, including, without limitation, the power to:

  (a)
  provide or arrange to be provided research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of Trust's property in the name of, on behalf of, and at the risk of, the Trust;

  (b)
  obtain for the Trust such services as may be required in acquiring, disposing of and owning Trust property including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any Trust property in the name of, on behalf of, and at the risk of, the Trust;

  (c)
  direct the delivery of the Trust property sold, exchanged or otherwise disposed of from the Trust's account and to direct the payment for Trust property acquired for the Trust's account upon delivery to the Mint or the custodian of the Trust's assets other than physical silver bullion, as the case may be;

  (d)
  direct the holding of all or any part of the Trust property in cash or cash equivalents from time to time available for investment in physical silver bullion, securities and other assets, which cash or cash equivalents is to be invested or held on deposit with a Canadian chartered bank, trust company, custodian or prime broker appointed by the Trust from time to time, and investing all or any part of said cash or cash equivalents from time to time available for investment in short-term debt obligations of or guaranteed by the Government of Canada or a province thereof, or the Government of the United States or a state thereof, or such other short-term investment grade debt obligations as the Manager, in its discretion, deems advisable;

  (e)
  arrange for, and complete, for and on behalf of the Trust, the purchase and sale of London Good Delivery physical silver bullion, at the best available prices available over a prudent period of time;

  (f)
  provide to the Trust and the Mint delivery and payment particulars in respect of each purchase and sale of physical silver bullion;

  (g)
  arrange or cause to be arranged with the Mint, or other custodians possessing industry expertise, for the storage of physical silver bullion which is owned by the Trust, including arrangements regarding indemnities or insurance in favor of the Trust for the loss of such physical silver bullion in accordance with industry practices;

  (h)
  monitor relationships with silver bullion brokers to ensure trades in silver bullion to be held as London Good Delivery bars are effected and executed in accordance with LBMA compliance standards;

  (i)
  monitor relationships with the Mint and any other custodian that has been appointed by the Trust to hold and store the Trust's physical silver bullion which is owned by the Trust;

  (j)
  exercise, or direct the exercise of, any and all rights, powers and discretion in connection with the Trust property, including the power to vote the securities at meetings of securityholders or executing proxies or other instruments on behalf of the Trust for that purpose, and to consent to any reorganization or similar transaction;

  (k)
  make any election to be made in connection with any mergers, acquisitions, tender offers, take-over bids, arrangements, bankruptcy proceedings or other similar occurrences which may affect the Trust property;

  (l)
  execute any registration statement, prospectus or similar document filed with the Canadian or U.S. securities authorities on behalf of the Trust; and

  (m)
  generally perform any other act necessary to enable it to carry out its obligations under the management agreement and the trust agreement.

        The Manager will be required to provide monthly reports to the Trust with respect to transactions affecting the property of the Trust (if any such transactions took place during that month) and quarterly reports describing the Trust property (if no transactions took place during that quarter).

        The Manager may provide investment management and other services to other persons and entities provided that the Manager will act in good faith and follow a policy of allocating investment opportunities to the Trust on a basis that is, in the Manager's reasonable opinion, fair and equitable to the Trust relative to investment opportunities allocated to other persons or entities for which the Manager is responsible, and of which the Manager has knowledge.

Fee

        For its services under the management agreement and under the trust agreement, the Manager will receive a monthly management fee equal to 1/12 of 0.45% of the value of the net assets of the Trust (determined in accordance with the trust agreement), plus any applicable Canadian taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

        If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant to the management agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services.

Standard of Care

        The management agreement requires the Manager to exercise the powers granted and discharge its duties under the management agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The Manager does not in any way guarantee the performance of the Trust's property and will not be responsible for any loss in respect of the Trust's property, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the trust agreement.

Liability of the Manager

        The Manager will not be liable for any loss suffered by the Trust or any unitholder thereof, as the case may be, which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the trust agreement and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust. Also, the Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Mint or any custodian or any sub-custodian holding the Trust's property, unless such action or inaction arises out of or is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the management agreement or the trust agreement.

        The Manager will not be responsible for any loss of opportunity whereby the value of any of the property of the Trust could have been increased, nor will it be responsible for any decline in value of any of the property of the Trust unless such decline is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the management agreement or the trust agreement.

        The Manager may rely and act upon any statement, report or opinion prepared by or any advice received from auditors, solicitors, notaries or other professional advisors of the Manager and will not be responsible or held liable for any loss or damage resulting from relying or acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably and in good faith in relying thereon.

Indemnity

        The Trust will indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Trust has approved such settlement in accordance with the trust agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as Manager to the Trust, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the trust agreement.

Term of the Agreement

        The management agreement will continue until            , 2015 and will be automatically renewed from time to time thereafter for additional terms of one year unless otherwise terminated by either party giving at least 90 days' prior written notice (or such shorter period upon which the parties may mutually agree in writing) to the other party of such termination.

        The Trust may terminate immediately the management agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under the management agreement or the trust agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust pursuant to the trust agreement.

        In addition, the Trust may terminate immediately the management agreement where (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction); (ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

        Any change of Manager (other than to its affiliate) requires the approval of the unitholders of the Trust and the approval of securities authorities in accordance with applicable securities laws.

        For a detailed description of the trust agreement, see "Description of the Trust Agreement."

Registration Rights Agreement

        Certain funds and accounts that are managed by the Manager and that may be deemed to be affiliates of the Trust under U.S. securities laws have informed the Manager that they intend to purchase units in this offering in an aggregate amount representing up to 20% of the units offered in this offering. In addition, Eric Sprott and certain officers and directors of the Manager or affiliates of the Manager have informed the Manager that they intend to purchase units in this offering in an aggregate amount representing up to 9.9% of the units offered in this offering. Such officers and directors may also be deemed to be affiliates of the Trust under U.S. securities laws. To the extent that such entities, accounts or persons are deemed to be affiliates, any units of the Trust they purchase in this offering will be subject to the volume limitations on sales by affiliates set forth in Rule 144 under the U.S. Securities Act, unless resales of such units are made pursuant to an effective registration statement filed after such units are acquired by such affiliates. All such affiliates will purchase units in this offering on the same terms as all other investors purchasing units in this offering. The Trust intends to enter into a registration rights agreement with such affiliates at the closing of this offering, pursuant to which the Trust will grant the affiliates certain registration rights with respect to the units purchased by them in this offering. Pursuant to the agreement, the affiliates will have the right, subject to certain terms and conditions, to require the Trust, on up to three separate occasions following this offering, to register under the Securities Act the units purchased by them in this offering for offer and sale to the public (including by way of underwritten public offering) and incidental or "piggyback" rights permitting participation in certain registrations of units by the Trust.

 MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

        In the opinion of Seward & Kissel LLP, the Trust's U.S. counsel, the following are the material U.S. federal income tax consequences to U.S. Holders as defined below, of the ownership and disposition of units. This discussion does not purport to deal with the tax consequences of owning units to all categories of investors, some of which, such as dealers in securities, regulated investment companies, tax-exempt organizations, investors whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of the units, may be subject to special rules. This discussion does not address U.S. state or local tax, U.S. federal estate or gift tax or foreign tax consequences of the ownership and disposition of units. This discussion deals only with holders who purchase units in connection with this offering and hold the units as a capital asset. We suggest that you consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of units.

        The following discussion of U.S. federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, to which we will refer as the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect.

U.S. Federal Income Tax Classification of the Trust

        The Trust has filed an affirmative election with the Internal Revenue Service, to which we will refer as IRS, to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of units that is a U.S. citizen or resident for U.S. income tax purposes, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. However, a U.S. person that is an individual, trust or estate and that owns units through a partnership generally will be eligible for the reduced rates of taxation described below that are applicable to U.S. Individual Holders (as defined below). If you are a partner in a partnership holding the units, we suggest that you consult your tax advisor.

Distributions

        As discussed under "Distribution Policy," the Trust does not anticipate making regular cash distributions to unitholders. Subject to the PFIC discussion below, any distributions made by the Trust with respect to the units to a U.S. Holder will generally constitute dividends, which will generally be taxable as ordinary income to the extent of the Trust's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Trust's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his, her or its units on a dollar-for-dollar basis and thereafter as gain from the disposition of units. Since the Trust will be a PFIC, as described below, dividends paid on the units to a U.S. Holder who is an individual, trust or estate, or a U.S. Individual Holder, will generally not be treated as "qualified dividend income" that is taxable to U.S. Individual Holders at preferential tax rates (currently through taxable years ended before or on December 31, 2010). Any dividends generally will be treated as foreign-source income for U.S. foreign tax credit limitation purposes.

Redemption of Units

        As described under "Redemption of Units," a U.S. Holder may have units redeemed for cash or physical silver bullion. Under Section 302 of the Code, a U.S. Holder generally will be treated as having sold his, her or its units (rather than having received a distribution on the units) upon the redemption of units if the redemption completely terminates or significantly reduces the U.S. Holder's interest in the Trust. In such case, the redemption will be treated as described in the relevant section below depending on whether the U.S. Holder makes a QEF election, a mark-to-market election or makes no election and therefore is subject to the Default PFIC Regime (as defined below).

Passive Foreign Investment Company Status and Significant Tax Consequences

        Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Trust will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held the units, either:

  •
  at least 75% of the Trust's gross income for such taxable year consists of passive income; or

  •
  at least 50% of the average value of the assets held by the Trust during such taxable year produce, or are held for the production of, passive income.

        For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property (including commodities). The income that the Trust derives from its sales of physical silver bullion is expected to be treated as passive income for this purpose. Since substantially all of the Trust's assets will consist of physical silver bullion and the Trust expects to derive substantially all of its income from the sales of physical silver bullion, it is expected the Trust will be treated as a PFIC for each of its taxable years.

        Assuming the Trust is a PFIC, a U.S. Holder will be subject to different taxation rules depending on whether the U.S. Holder (1) makes an election to treat the Trust as a QEF, which is referred to as a QEF election, (2) makes a mark-to-market election with respect to the units, or (3) makes no election and therefore is subject to the Default PFIC Regime (as defined below). As discussed in detail below, making a QEF election or a mark-to-market election generally will mitigate the otherwise adverse U.S. federal income tax consequences under the Default PFIC Regime. However, the mark-to-market election may not be as favorable as the QEF election because a U.S. Holder generally will recognize income each year attributable to any appreciation in the U.S. Holder's units without a corresponding distribution of cash or other property.

        Assuming that the Trust is a PFIC, for taxable years beginning on or after March 18, 2010, a U.S. Holder will be required to file an annual report with the IRS reporting his, her or its investment in the Trust.

Taxation of U.S. Holders Making a Timely QEF Election

        Making the Election.    A U.S. Holder would make a QEF election with respect to any year that the Trust is a PFIC by filing IRS Form 8621 with his, her or its U.S. federal income tax return. The Trust intends to annually provide each U.S. Holder with all necessary information in order to make and maintain a QEF election. A U.S. Holder who makes a QEF election for the first taxable year in which he, she or it owns units, or an Electing Holder, will not be subject to the Default PFIC Regime (as defined below) for any taxable year. We will refer to an Electing Holder that is a U.S. Individual Holder as a Non-Corporate Electing Holder. A U.S. Holder who does not make a timely QEF election would be subject to the Default PFIC Regime for taxable years during his, her or its holding period in which a QEF election was not in effect, unless such U.S. Holder makes a special "purging" election. A U.S. Holder who does not make a timely QEF election is encouraged to consult such U.S. Holder's tax advisor regarding the availability of such purging election.

        Current Taxation and Dividends.    An Electing Holder must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, for the Trust's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Trust by the Electing Holder. A Non-Corporate Electing Holder's pro rata share of the Trust's net capital gain generally will be taxable at a maximum rate of 28% under current law to the extent attributable to sales of physical silver bullion by the Trust if the Trust has held the silver bullion for more than one year. Otherwise such gain generally will be treated as ordinary income.

        If any holder redeems his, her or its units for physical silver bullion (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), the Trust will be treated as if it sold physical silver bullion for its fair market value in order to redeem the holder's units. As a result, any Electing Holder will be required to currently include in income his, her or its pro rata share of the Trust's gain from such deemed disposition (taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical silver bullion for more than one year) even though the deemed disposition by the Trust is not attributable to any action on the Electing Holder's part. If any holder redeems units for cash and the Trust sells physical silver bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), an Electing Holder similarly will include in income his, her or its pro rata share of the Trust's gain from the sale of the physical silver bullion, which will be taxable as described above even though the Trust's sale of physical silver bullion is not attributable to any action on the Electing Holder's part. An Electing Holder's adjusted tax basis in the units will be increased to reflect any amounts currently included in income under the QEF rules. Distributions of earnings and profits that had been previously included in income will result in a corresponding reduction in the adjusted tax basis in the units and will not be taxed again once distributed. Any other distributions generally will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions."

        Income inclusions under the QEF rules described above generally should be treated as foreign-source income for U.S. foreign tax credit limitation purposes, but Electing Holders should consult their tax advisors in this regard.

        Sale, Exchange or Other Disposition.    An Electing Holder will generally recognize capital gain or loss on the sale, exchange, or other disposition of the units in an amount equal to the excess of the amount realized on such disposition over the Electing Holder's adjusted tax basis in the units. Such gain or loss will be treated as long-term capital gain or loss if the Electing Holder's holding period in the units is greater than one year at the time of the sale, exchange or other disposition. Long-term capital gains of U.S. Individual Holders currently are taxable at a maximum rate of 15% (scheduled to increase to 20% for taxable years beginning after December 31, 2010). An Electing Holder's ability to deduct capital losses is subject to certain limitations. Any gain or loss generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes.

        An Electing Holder that redeems his, her or its units will be required to currently include in income his, her or its pro rata share of the Trust's gain from the deemed or actual disposition of physical silver bullion, as described above, which will be taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical silver bullion for more than one year. The Electing Holder's adjusted tax basis in the units will be increased to reflect such gain that is included in income. The Electing Holder will further recognize capital gain or loss on the redemption in an amount equal to the excess of the fair market value of the physical silver bullion or cash received upon redemption over the Electing Holder's adjusted tax basis in the units. Such gain or loss will be treated as described in the preceding paragraph.

Taxation of U.S. Holders Making a Mark-to-Market Election

        Making the Election.    Alternatively, if, as is anticipated, the units are treated as marketable stock, a U.S. Holder would be allowed to make a mark-to-market election with respect to the units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. The units will be treated as marketable stock for this purpose if they are regularly traded on a qualified exchange or other market. The units will be regularly traded on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. A qualified exchange or other market means either a U.S. national securities exchange that is registered with the SEC, the NASDAQ, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located and which satisfies certain regulatory and other requirements. The Trust believes that both the TSX and the NYSE Arca should be treated as a qualified exchange or other market for this purpose.

        Current Taxation and Dividends.    If the mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the units at the end of the taxable year over such U.S Holder's adjusted tax basis in the units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the units over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of units for purposes of determining the source of the income or loss. Accordingly, any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder's tax basis in his, her or its units would be adjusted to reflect any such income or loss amount. Distributions by the Trust to a U.S. Holder who has made a mark-to-market election generally will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions."

        Sale, Exchange or Other Disposition.    Gain realized on the sale, exchange, redemption or other disposition of the units would be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any loss in excess of such previous inclusions would be treated as a capital loss by the U.S. Holder. A U.S. Holder's ability to deduct capital losses is subject to certain limitations. Any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        Finally, a U.S. Holder who does not make either a QEF election or a mark-to-market election for that year, or a Non-Electing Holder, would be subject to special rules, to which we will refer as the Default PFIC Regime, with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the units), and (2) any gain realized on the sale, exchange, redemption or other disposition of the units.

        Under the Default PFIC Regime:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the units;

  •
  the amount allocated to the current taxable year and any taxable year before the Trust became a PFIC would be taxed as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        Any distributions other than "excess distributions," by the Trust to a Non-Electing Holder will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions."

        These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the units. If a Non-Electing Holder who is an individual dies while owning the units, such Non-Electing Holder's successor generally would not receive a step-up in tax basis with respect to the units.

Foreign Taxes

        Distributions, if any, by the Trust may be subject to Canadian withholding taxes as discussed under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada." A U.S. Holder may elect to either treat such taxes as a credit against U.S. federal income taxes, subject to certain limitations, or deduct his, her or its share of such taxes in computing such U.S. Holder's U.S. federal taxable income. No deduction for foreign taxes may be claimed by an individual who does not itemize deductions.

Backup Withholding and Information Reporting

        Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, or proceeds arising from the sale or other taxable disposition of, units generally will be subject to information reporting and backup withholding, currently at the rate of 28%, if a U.S. Holder fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), and to make certain certifications, or otherwise fails to establish an exemption. Backup withholding tax is not an additional tax. Rather, a U.S. Holder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed his, her, or its income tax liability by filing a refund claim with the IRS.

        U.S. Holders may be subject to certain IRS filing requirements as a result of holding units in the Trust. For example, a U.S. person who transfers property (including cash) to a foreign corporation in exchange for stock in the corporation is in some cases required to file an information return on IRS Form 926 with the IRS with respect to such transfer. Accordingly, a U.S. Holder may be required to file Form 926 with respect to its acquisition of units in this offering. U.S. Holders also may be required to file Form TD F 90-22.1 (Report of Foreign Bank and Financial Accounts) with respect to their investment in the Trust or make other informational filings with the U.S. Treasury Department or the IRS, including pursuant to Section 6038D of the Code if the units constitute "specified foreign financial assets" within the meaning of Section 6038D. We suggest that U.S. Holders consult their own tax advisors with respect to any applicable filing requirements.

Material Canadian Federal Income Tax Considerations

        In the opinion of Heenan Blaikie LLP, Canadian counsel to the Trust, the following is, as of the date hereof, a general description of the principal Canadian federal income tax considerations generally applicable under the Tax Act to the acquisition, holding and disposition of units acquired pursuant to this prospectus. This description is generally applicable to a unitholder who deals at arm's length and is not affiliated with the Trust and holds units as capital property. Units will generally be considered capital property to a unitholder unless the unitholder holds the units in the course of carrying on a business of trading or dealing in securities or has acquired the units in a transaction or transactions considered to be an adventure in the nature of trade. Canadian-resident unitholders who are not traders or dealers in securities and who might not otherwise be considered to hold their units as capital property may be entitled to have their units (and every other "Canadian security" owned by them in that taxation year or any subsequent taxation year) treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such unitholders should consult their own tax advisors regarding the availability and appropriateness of making this election having regard to their particular circumstances and the anticipated commodity holdings of the Trust.

        This description is not applicable to a unitholder that is a "financial institution", that is a "specified financial institution" or that has elected to determine its Canadian tax results in accordance with the "functional currency" rules, or to an interest in which is a "tax shelter investment" (as all such terms are defined in the Tax Act). In addition, this description does not address the deductibility of interest by a unitholder who has borrowed to acquire units. All such unitholders should consult with their own tax advisors.

        This description is also based on the assumption (discussed below under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—SIFT Trust Rules") that the Trust will at no time be a "SIFT trust" as defined in the Tax Act.

        This description is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, to which we will refer as the Tax Proposals, and Canadian counsel's understanding of the current administrative and assessing policies of the Canada Revenue Agency, to which we will refer as the CRA. There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative or assessing practices. This description further assumes that the Trust will comply with the trust agreement and that the Manager and the Trust will comply with a certificate issued to Canadian counsel regarding certain factual matters. Except for the Tax Proposals, this description does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

        This description is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in units. Moreover, the income and other tax consequences of acquiring, holding or disposing of units will vary depending on a taxpayer's particular circumstances. Accordingly, this description is of a general nature only and is not intended to constitute legal or tax advice to any prospective purchaser of units. Prospective purchasers of units should consult with their own tax advisors about tax consequences of an investment in units based on their particular circumstances.

        For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars. Amounts denominated in United States dollars must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the day on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Qualification as a Mutual Fund Trust

        This description is based on the assumptions that the Trust will qualify at all times as a "unit trust" and a "mutual fund trust" within the meaning of the Tax Act and that the Trust will validly elect under the Tax Act to be a mutual fund trust from the date it was established. The Manager has advised Canadian counsel that it expects that the Trust will meet the requirements necessary for it to qualify as a mutual fund trust no later than the closing of this offering and at all times thereafter and will elect to be deemed a mutual fund trust throughout its first taxation year.

        One of the conditions to qualify as a mutual fund trust for the purposes of the Tax Act is that the Trust has not been established or maintained primarily for the benefit of non-residents unless, at all times, all or substantially all of the Trust's property consists of property other than "taxable Canadian property" (or if certain Tax Proposals released on September 16, 2004 are enacted as proposed, "taxable Canadian property" within the meaning of the Tax Act and certain other types of "specified property"). Physical silver bullion is not "taxable Canadian property" or "specified property." Accordingly, based on the investment objectives and investment restrictions, the Trust should not hold any such property.

        In addition, to qualify as a mutual fund trust: (i) the Trust must be a Canadian resident "unit trust" for purposes of the Tax Act; (ii) the only undertaking of the Trust must be (a) the investing of its funds in property (other than real property or interests in real property), or (b) the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Trust, or (c) any combination of the activities described in (a) and (b); and (iii) the Trust must comply with certain minimum requirements regarding the ownership and dispersal of units, to which we will refer as the minimum distribution requirements. In this connection, the Manager has advised counsel that it intends to cause the Trust to qualify as a unit trust throughout the life of the Trust; that the Trust's undertaking conforms with the restrictions for mutual fund trusts; and that it has no reason to believe at the date hereof that the Trust will not comply with the minimum distribution requirements at all material times.

        If the Trust were not to qualify as a mutual fund trust at all times, the income tax considerations described in this description would, in some respects, be materially and adversely different.

Canadian Taxation of the Trust

        Each taxation year of the Trust will end on December 31. In each taxation year, the Trust will be subject to tax under Part I of the Tax Act on any income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to unitholders. An amount will be considered to be payable to a unitholder in a taxation year if it is paid to the unitholder in the year by the Trust or if the unitholder is entitled in that year to enforce payment of the amount. The Trust intends to deduct, in computing its income in each taxation year, such amount in each year as will be sufficient to ensure that the Trust will generally not be liable for income tax under Part I of the Tax Act. The Trust will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its capital gains by an amount determined under the Tax Act based on the redemption of units during the year. Based on the foregoing, the Trust will generally not be liable for income tax under Part I of the Tax Act.

        The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature in trade, so that such transactions give rise to ordinary income rather than capital gains—although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. In the view of Canadian counsel, the holding by the Trust of physical silver bullion with no intention of disposing of such bullion except in specie on a redemption of units likely would not represent an adventure in the nature of trade so that a disposition, on a redemption of units, of physical silver bullion that previously had been acquired with such intention would likely give rise to a capital gain (or capital loss) to the Trust. The Manager has informed Canadian counsel that, as it intends for the Trust to be a long-term holder of physical silver bullion and does not anticipate that the Trust will sell its physical silver bullion (otherwise than where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical silver bullion as capital gains (or capital losses), although depending on the circumstances, the Trust may instead include (or deduct) the full amount of such gains or losses in computing its income.

        The Trust will also be required to include in its income for each taxation year all interest that accrues to it to the end of the year, or becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. Upon the actual or deemed disposition of indebtedness, the Trust will be required to include in computing its income for the year of disposition all interest that accrued on such indebtedness from the last interest payment date to the date of disposition except to the extent such interest was included in computing the Trust's income for that or another taxation year, and such income inclusion will reduce the proceeds of disposition for purposes of computing any capital gain or loss.

        Under the current provisions of the Tax Act, the Trust is entitled to deduct in computing its income reasonable administrative and other operating expenses (other than certain expenses on account of capital) incurred by it for the purposes of earning income (other than taxable capital gains). No assurance can be provided that administration expenses of the Trust will not be considered to be on account of capital. The Trust generally may also deduct from its income for the year a portion of the reasonable expenses incurred by it to issue units. The portion of the issue expenses deductible by the Trust in a taxation year is 20% of the total issue expenses, pro rated where the Trust's taxation year is less than 365 days.

        On October 31, 2003, the Canadian Department of Finance announced a tax proposal relating to the deductibility of losses under the Tax Act, to which we will refer as the October Proposal. Under the October Proposal, a taxpayer will be considered to have a loss from a business or property for a taxation year only if, in that year, it is reasonable to assume that the taxpayer will realize a cumulative profit from the business or property during the time that the taxpayer has carried on, or can reasonably be expected to carry on, the business or has held, or can reasonably be expected to hold, the property. Profit, for this purpose, does not include capital gains or capital losses. If the October Proposal were to apply to the Trust, certain losses of the Trust or a unitholder could be limited. On February 23, 2005, the Canadian Minister of Finance announced that an alternative proposal to replace the October Proposal would be released for comment. No such alternative proposal has been released as of the date hereof. There can be no assurance that such alternative proposal will not adversely affect the Trust or a unitholder.

        Losses incurred by the Trust in a taxation year cannot be allocated to unitholders, but may be deducted by the Trust in future years in accordance with the Tax Act.

SIFT Trust Rules

        The Trust will be a "SIFT trust" as defined in the Tax Act for a taxation year of the Trust if in that year the units are listed or traded on a stock exchange or other public market and the Trust holds one or more "non-portfolio properties," as defined in the Tax Act. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation.

        Physical silver bullion and other property of the Trust will be non-portfolio property if such property is used by the Trust (or by a person or partnership with which it does not deal at arm's length within the meaning of the Tax Act) in the course of carrying on a business in Canada. In some circumstances, significant holdings of "securities" (the term "security" is broadly defined in the Tax Act) of other entities could also be non-portfolio property.

        The Trust is subject to investment restrictions, including a prohibition against carrying on any business, that are intended to ensure that it will not be a SIFT trust. In the view of Canadian counsel, the mere holding by the Trust of physical silver bullion as capital property (or as an adventure in the nature of trade) would not represent the use of such property in carrying on a business in Canada and, therefore, would not by itself cause the Trust to be a SIFT trust.

Canadian Taxation of Unitholders

Unitholders Resident in Canada

        This part of the general description of the principal Canadian federal income tax considerations is applicable to a unitholder who, for the purposes of the Tax Act and any applicable tax treaty, is, or is deemed to be, resident in Canada at all relevant times, to which we will refer as a Canadian unitholder. This portion of the description is primarily directed at unitholders who are individuals. Unitholders who are Canadian resident corporations, trusts or other entities should consult their own tax advisors regarding their particular circumstances.

        Canadian unitholders will generally be required to include in their income for tax purposes for a particular year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the Canadian unitholder in the particular taxation year, whether such amount is received in additional units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Canadian unitholder will effectively retain its character and be treated as such in the hands of the unitholder for purposes of the Tax Act.

        The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Canadian unitholder in a taxation year will not be included in computing the Canadian unitholder's income for the year. Any other amount in excess of the income of the Trust that is paid or payable to a Canadian unitholder in such year also will not generally be included in the Canadian unitholder's income for the year. However, where such other amount is paid or payable to a Canadian unitholder (other than as proceeds of disposition of units), the Canadian unitholder generally will be required to reduce the adjusted cost base of a unit to the Canadian unitholder by such amount. To the extent that the adjusted cost base of a unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Canadian unitholder from the disposition of the unit and the Canadian unitholder's adjusted cost base in respect of the unit will be increased by the amount of such deemed capital gain to zero.

        Upon the actual or deemed disposition of a unit, including its redemption, a capital gain (or a capital loss) will generally be realized to the extent that the proceeds of disposition of the unit exceed (or are exceeded by) the aggregate of the adjusted cost base of the unit to the Canadian unitholder and any costs of disposition. For the purpose of determining the adjusted cost base to a Canadian unitholder of a unit, when a unit is acquired, the cost of the newly acquired unit will be averaged with the adjusted cost base of all units owned by the Canadian unitholder as capital property that were acquired before that time. For this purpose, the cost of units that have been issued as an additional distribution will generally be equal to the amount of the net income or capital gain distributed to the Canadian unitholder in units. A consolidation of units following a distribution paid in the form of additional units will not be regarded as a disposition of units and will not affect the aggregate adjusted cost base to a Canadian unitholder of units.

        Under the Tax Act, one-half of capital gains, to which we will refer as taxable capital gains, are included in an individual's income and one-half of capital losses, to which we will refer as allowable capital loses, are generally deductible only against taxable capital gains. Any unused allowable capital losses may be carried back up to three taxation years and forward indefinitely and deducted against net taxable capital gains realized in any such other year to the extent and under the circumstances described in the Tax Act. Capital gains realized by individuals may give rise to alternative minimum tax. If any transactions of the Trust are reported by it on capital account but are subsequently determined by the Canada Revenue Agency to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to unitholders, with the result that Canadian-resident unitholders could be reassessed by the Canada Revenue Agency to increase their taxable income by the amount of such increase.

        If, at any time, the Trust delivers physical silver bullion to any Canadian unitholder upon a redemption of a Canadian unitholder's units, the Canadian unitholder's proceeds of disposition of the units will generally be equal to the aggregate of the fair market value of the distributed physical silver bullion and the amount of any cash received, less any capital gain or income realized by the Trust on the disposition of such physical silver bullion and allocated to the Canadian unitholder. The cost of any physical silver bullion distributed by the Trust in specie will generally be equal to the fair market value of such physical silver bullion at the time of the distribution. Pursuant to the trust agreement, the Trust has the authority to distribute, allocate and designate any income or taxable capital gains of the Trust to a Canadian unitholder who has redeemed units during a year in an amount equal to the taxable capital gains or other income realized by the Trust as a result of such redemption (including any taxable capital gain or income realized by the Trust in distributing physical silver bullion to a unitholder who has redeemed units for such physical silver bullion, and any taxable capital gain or income realized by it before, at or after the redemption on selling physical silver bullion in order to fund the payment of the cash redemption proceeds), or such other amount that is determined by the Trust to be reasonable. The Manager has advised Canadian counsel that it anticipates that the Trust will generally make such an allocation where the Manager determines that the Trust realized a capital gain on such redemption and the Trust had net realized capital gains for that year for which the Trust was not entitled to a capital gains refund (as described under "Canadian Taxation of the Trust"). Any such allocations will reduce the redeeming Canadian unitholder's proceeds of disposition for the purposes of the Tax Act.

Unitholders Not Resident in Canada

        This portion of the description is applicable to a unitholder who, at all relevant times for purposes of the Tax Act, has not been and is not resident in Canada or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold its units in connection with a business that the unitholder carries on, or is deemed to carry on, in Canada at any time and is not an insurer or bank who carries on an insurance or banking business or is deemed to carry on an insurance or banking business in Canada and elsewhere, to which we will refer as a Non-Canadian unitholder. Prospective non-resident purchasers of units should consult their own tax advisors to determine their entitlement to relief under any income tax treaty between Canada and their jurisdiction of residence, based on their particular circumstances.

        Any amount paid or credited by the Trust to a Non-Canadian unitholder as income of or from the Trust (other than an amount that the Trust has designated in accordance with the Tax Act as a taxable capital gain, and including an amount paid on a redemption of units to a Non-Canadian unitholder that is designated as a distribution of income in accordance with the trust agreement) generally will be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced under the provisions of an income tax treaty between Canada and the Non-Canadian unitholder's jurisdiction of residence. Pursuant to the Canada-United States Income Tax Convention, as amended, to which we will refer as the Treaty, a Non-Canadian unitholder who is resident of the United States and entitled to benefits under the Treaty will generally be entitled to have the rate of Canadian withholding tax reduced to 15% of the amount of any distribution that is paid or credited as income of or from the Trust. A Non-Canadian unitholder that is a religious, scientific, literary, educational or charitable organization that is resident in, and exempt from tax in, the United States may be exempt from Canadian withholding tax under the Treaty, provided that certain administrative procedures are observed regarding the registration of such unitholder.

        Any amount paid or credited by the Trust to a Non-Canadian unitholder that the Trust has validly designated in accordance with the Tax Act as a taxable capital gain, including such an amount paid on a redemption of units, generally will not be subject to Canadian withholding tax or otherwise be subject to tax under the Tax Act.

        The Trust does not presently own any "taxable Canadian property" (as defined in the Tax Act and under the Tax Proposals) and does not intend to own any taxable Canadian property. However, if the Fund realizes a capital gain on the disposition of a taxable Canadian property and that gain is treated under the

Tax Act and in accordance with a designation by the Trust as being distributed to a Non-Canadian unitholder, there may be Canadian withholding tax at the rate of 25% (unless reduced by an applicable tax treaty) on both the taxable and non-taxable portions of the gain.

        Any amount in excess of the income of the Trust that is paid or payable by the Trust to a Non-Canadian unitholder (including the non-taxable portion of capital gains realized by the Trust) generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a Non-Canadian unitholder, otherwise than as proceeds of disposition or deemed disposition of units or any part thereof, the amount generally will reduce the adjusted cost base of the units held by such Non-Canadian unitholder. (However, the non-taxable portion of net realized capital gains of the Trust that is paid or payable to a Non-Canadian unitholder will not reduce the adjusted cost base of the units held by the Non-Canadian unitholder.) If, as a result of such reduction, the adjusted cost base to the Non-Canadian unitholder in any taxation year of units would otherwise be a negative amount, the Non-Canadian unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of units. Such capital gain will not be subject to tax under the Tax Act, unless the units represent "taxable Canadian property" (as defined in the Tax Act) to such Non-Canadian unitholder. The Non-Canadian unitholder's adjusted cost base in respect of units will, immediately after the realization of such capital gain, be zero.

        A disposition or deemed disposition of a unit by a Non-Canadian unitholder, whether on a redemption or otherwise, will not give rise to any capital gain subject to tax under the Tax Act, provided that the unit does not constitute "taxable Canadian property" of the Non-Canadian unitholder for purposes of the Tax Act. Under the Tax Act as currently enacted, units will not be "taxable Canadian property" of a Non-Canadian unitholder unless at any time during the 60-month period immediately preceding their disposition by such Non-Canadian unitholder, the Non-Canadian unitholder or persons with whom the Non-Canadian unitholder did not deal at arm's length or any combination thereof, held 25% or more of the issued units.

        Under Tax Proposals contained in the Canadian federal government's March 4, 2010 budget, a Non-Canadian unitholder's units, which otherwise would be taxable Canadian property in the limited circumstances described in the paragraph above, will not be taxable Canadian property at the time of their disposition if, at no time during the 60-month period ending at that time, the units derived directly or indirectly more than 50% of their fair market value from any combination of "Canadian resource properties" (whose definition in the Tax Act does not include silver bullion), real or immovable property situated in Canada, timber resource properties or options or interests in such properties, and the units were not otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in physical silver bullion, these requirements in such Tax Proposals should be satisfied on such a disposition.

        Even if units held by a Non-Canadian unitholder were "taxable Canadian property", a capital gain from the disposition of units may be exempted from tax under the Tax Act pursuant to an applicable income tax treaty or convention. A capital gain realized on the disposition of units by a Non-Canadian unitholder entitled to benefits under the Treaty (and who is not a former resident of Canada for purposes of the Treaty) should be exempt from tax under the Tax Act.

        Non-Canadian unitholders whose units constitute "taxable Canadian property" and who are not entitled to relief under an applicable income tax treaty are referred to the discussion above under "—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Resident in Canada" relating to the Canadian tax consequences in respect of a disposition of a unit.

        The Manager has advised Canadian counsel that it anticipates that the Trust generally will treat gains as a result of dispositions of physical silver bullion as capital gains (see above under "—Material Canadian Federal Income Tax Considerations—Canadian Taxation of the Trust") and that it anticipates that when the Trust distributes physical silver bullion on the redemption of units by Non-Canadian unitholders, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) for which the Trust is not entitled to a capital gains refund, as described under "Canadian Taxation of the Trust" generally will be designated as taxable capital gains of such unitholders. If such treatment is accepted by the CRA, there will be no Canadian withholding tax applicable to such distributions, and Non-Canadian unitholders will not be subject to tax under the Tax Act on amounts so designated. However, if the CRA were to consider that such gains instead were gains from an adventure in the nature of trade, the distribution of such gains generally would be subject to Canadian withholding tax, as discussed above. Similarly, if the Trust disposed of physical silver bullion (or other assets) at a gain and designated one-half of that gain as a taxable capital gain of a Non-Canadian unitholder who had redeemed units for cash, the full amount of such gain generally would be subject to Canadian withholding tax if the CRA were to treat such gain as being from an adventure in the nature of trade rather than as a capital gain.

        In addition to the foregoing, if the CRA were to assess or re-assess the Trust itself on the basis that gains were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act, which could reduce the Net Asset Value for all unitholders, including non-residents of Canada.

 U.S. ERISA CONSIDERATIONS

        This disclosure was written in connection with the promotion and marketing of units by the Trust and the underwriters for this offering and it cannot be used by any unitholder for the purpose of avoiding penalties that may be asserted against the unitholder under the U.S. Internal Revenue Code of 1986, as amended, to which we will refer as the Code. Prospective purchasers of the units should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

        The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (to such employee benefit plans and entities we will refer herein collectively as ERISA Plans), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (to such plans and accounts, together with ERISA Plans, we will refer to herein as Plans) and certain persons (to whom we will refer as parties in interest or disqualified persons) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary that proposes to cause a Plan to purchase the units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

        Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code, to which we will refer as Similar Law. Fiduciaries of any such plans should consult with their counsel before purchasing the units to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

        Under ERISA and the U.S. Department of Labor's "Plan Asset Regulations" at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by "benefit plan investors" (as defined in 3(42) of ERISA), to which we will refer as the 25 percent test, or the entity is an "operating company," as defined in the Plan Asset Regulations. In order to be considered a "publicly-offered security," the units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act of 1934, as amended, to which we will refer as the Exchange Act, or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, to which we will refer as the U.S. Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the Trust's fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an "operating company," and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for "publicly offered securities," although there can be no assurance in that regard.

 UNDERWRITING

Underwriters

        Under the terms and subject to the conditions contained in an underwriting agreement dated                , 2010, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and RBC Dominion Securities Inc. are acting as representatives, have severally agreed to purchase, and the Trust has agreed to sell to them, the number of units indicated below:

Name	Number of units
Morgan Stanley & Co. Incorporated
RBC Dominion Securities Inc.
TD Securities Inc.
Canaccord Genuity Corp.
National Bank Financial Inc.
BMO Nesbitt Burns Inc.
HSBC Securities (Canada) Inc.
GMP Securities L.P.
Wellington West Capital Markets Inc.
Mackie Research Capital Corporation

Total	40,000,000

        The underwriters are offering the units subject to their acceptance of the units from the Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The obligations of the underwriters under the underwriting agreement may be terminated at their discretion on the basis of their assessment of any material and adverse change in the state of the financial markets and may also be terminated upon the occurrence of certain stated events. Subject to the terms and provisions of the underwriting agreement, the underwriters are obligated to take and pay for all of the units offered by this prospectus if any such units are taken. However, the underwriters are not required to take or pay for the units covered by the underwriters' over-allotment option described below.

        This offering is being made concurrently in the United States and in all of the provinces and territories of Canada. The units will be offered in the United States through certain of the underwriters listed above, either directly or indirectly, through their respective U.S. broker-dealer affiliates or agents. The units will be offered in each of the provinces and territories of Canada through certain of the underwriters or their Canadian affiliates who are registered to offer the units for sale in such provinces and territories and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters may offer the units outside of the United States and Canada.

        The underwriters initially propose to offer part of the units directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $        per unit under the public offering price. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

        The Trust has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 6,000,000 additional units from the Trust at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional units as the number listed next to the underwriter's name in the preceding table bears to the total number of units listed next to the names of all underwriters in the preceding table. The following table shows the per units and total underwriting discounts and commissions to be paid by the Trust assuming no exercise and full exercise of the underwriters' over-allotment option to purchase 6,000,000 additional units from the Trust.

	No Exercise	Full Exercise
Per unit	$	$
Total	$	$

        The Trust has also granted the underwriters certain rights of first refusal to act as its joint lead managers and joint bookrunners in connection with certain future transactions. FINRA has also deemed the rights of first refusal the Trust granted to the underwriters to be compensation in connection with this offering. Pursuant to FINRA Rule 5110(c)(3)(A)(ix), such rights of first refusal will be deemed to have a compensation value of 1% of the proceeds of this offering.

        The Trust intends to file an application to list its units on the NYSE Arca and the TSX, under the symbols "PSLV" and "PHS.U", respectively. Listing on the NYSE Arca and TSX is subject to the Trust fulfilling all of the requirements of the NYSE Arca and TSX, respectively.

        In order to facilitate the offering of the units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the units. Specifically, the underwriters may sell more units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is "covered" if the short position is no greater than the number of units available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing units in the open market. In determining the source of units to close out a covered short sale, the underwriters will consider, among other things, the open market price of units compared to the price available under the over-allotment option. The underwriters may also sell units in excess of the overallotment option, creating a "naked" short position. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, the units in the open market to stabilize the price of the units. These activities may raise or maintain the market price of the units above independent market levels or prevent or retard a decline in the market price of the units. The underwriters are not required to engage in these activities and may end any of these activities at anytime.

        In accordance with policy statements of the Canadian provincial securities commissions, the underwriters may not, throughout the period of distribution, bid for or purchase the units. Exceptions, however, exist where the bid or purchase is not made to create the appearance of active trading in, or rising prices of, the units. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities and the TSX relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, in connection with the offering and pursuant to the first exception mentioned above, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the units at levels other than those which might otherwise prevail on the open market. Any of the foregoing activities may have the effect of preventing or slowing a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE Arca, the TSX, in the OTC market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The Trust and the Manager have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act and applicable securities laws in the provinces and territories of Canada.

        A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by any underwriters or its affiliates is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Trust or the underwriters and should not be relied upon by investors.

        Certain of the underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking or commodities trading services for the Trust or the Manager, for which they received or will receive customary fees and expenses.

Pricing of the Offering

        Prior to this offering, there has been no public market for the units. The initial public offering price has been determined by negotiations among the Trust, the Manager and the underwriters.

Expenses of Issuance and Distribution

        In connection with this offering, the Trust will pay approximately $        for filing and listing fees, fees and expenses payable to the Trust's registrar and transfer agent, auditing and printing expenses and the selling commissions of the underwriters. All other expenses for this offering, estimated to be $1.45 million, will be paid by the Manager. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it.

        The following table sets forth the estimated expenses payable by the Trust and the Manager in connection with this offering and the distribution of the units sold in this offering (excluding underwriting commissions):

Nature of Expense	Amount
Securities and Exchange Commission Registration Fee	$32,799
Filing Fees to Applicable Canadian Securities Regulatory Authorities	70,000
Financial Industry Regulatory Authority Fee	46,500
NYSE Arca Listing Fee	30,000
Toronto Stock Exchange Listing Fee	57,000
Accounting Fees and Expenses	120,000
Legal Fees and Expenses	950,000
Printing Expenses	250,000
Transfer Agent and Registrar Fee	10,000
Miscellaneous	500,000

Total	$2,066,299

Selling Restrictions

        Other than in the United States and each of the provinces and territories of Canada, no action has been taken by the Trust that would permit a public offering of the units offered by this prospectus in any jurisdiction where action for that purpose is required. The units offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any units offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Purchases by Affiliates of the Trust

        Certain funds that are managed by the Manager and that may be deemed to be affiliates of the Trust under U.S. securities laws have informed the Manager that they intend to purchase units in this offering. In addition, Eric Sprott and certain officers and directors of the Manager and affiliates of the Manager have informed the Manager that they intend to purchase units in the offering. To the extent such funds or such persons are deemed to be affiliates, any units of the Trust they purchase in this offering will be subject to the volume limitations on sales by affiliates set forth in Rule 144 under the U.S. Securities Act, unless resales of such units are made pursuant to an effective registration statement filed after such units are acquired by the funds. All such affiliates will purchase units in this offering on the same terms as all other investors purchasing units in this offering. If resales of any units purchased by such funds in this offering are subject to the volume limitations under Rule 144 under the U.S. Securities Act, the Trust will enter into a registration rights agreement, pursuant to which the Trust will undertake to file a registration statement to permit the resale of such units. See "Certain Transactions—Registration Rights Agreement."

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "relevant member state"), an offer to the public of any units which are the subject of the offering contemplated by this prospectus may not be made in that relevant member state prior to the publication of a prospectus in relation to such units that has been approved by the competent authority in that relevant member state and published in accordance with the Prospectus Directive as implemented in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that an offer to the public in that relevant member state of units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospective Directive) subject to obtaining the prior consent of Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of units will result in a requirement for the publication by the Trust or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any units or to whom any offer is made pursuant to this prospectus will be deemed to have represented, warranted and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this notice, the expression an "offer to the public" in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        This prospectus has been prepared on the basis that all offers of units will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of the units. Accordingly any person making or intending to make any offer within the European Economic Area of units which are the subject of the placement contemplated by this prospectus should only do so in circumstances in which no obligation arises for the Trust or the underwriters to produce a prospectus for such offer. Neither the Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of units through any financial intermediary other than offers made by the underwriters which constitute the final placement of units contemplated in this prospectus.

Notice to Prospective Investors in the United Kingdom

        This prospectus and any other material in relation to the units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (to which we will refer to as the Order) or (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated, to whom we will refer as relevant persons. The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

        No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, to which we will refer as the FSMA) in connection with the issue or sale of the units may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the underwriters. In addition, all applicable provisions of the FSMA must be complied with in relation to anything done to the units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The Trust has not been authorized by the Securities and Futures Commission in Hong Kong for public offering in Hong Kong. Accordingly, no person may issue or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units that are, or are intended to be, disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

 LEGAL MATTERS

        The validity of the units offered in this prospectus is being passed upon for the Trust by Heenan Blaikie LLP. Certain legal matters relating to the issue and sale in Canada of units offered hereby will be passed upon by Heenan Blaikie LLP on behalf of the Trust and by Davies Ward Phillips & Vineberg LLP on behalf of the underwriters. Seward & Kissel LLP, New York, New York is acting as special U.S. counsel to the Trust and Shearman & Sterling LLP, Toronto, Ontario, Canada, is acting as U.S. counsel for the underwriters in this offering. Other than as disclosed in this prospectus, as of the date hereof, partners and associates of each of Heenan Blaikie LLP and Davies Ward Phillips & Vineberg LLP, respectively, beneficially own, directly or indirectly, less than 1% of the units of the Trust or the securities of any associate or affiliate of the Trust. See "Principal Unitholders of the Trust."

EXPERTS

        The statement of financial position of Sprott Physical Silver Trust as of September 30, 2010 included in this prospectus and in the registration statement have been so included in reliance on the reports of Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, Toronto, Ontario, Canada, an independent registered public accounting firm, appearing elsewhere in this prospectus and in the registration statement given on the authority of said firm as experts in auditing and accounting.

        The matters referred to under "Material Tax Consequences — Material Canadian Federal Income Tax Considerations" and certain other legal matters relating to the units offered hereby will be passed upon on behalf of the Trust and the Manager by Heenan Blaikie LLP. As of the date hereof, partners and associates of Heenan Blaikie LLP beneficially own, directly or indirectly, less than 1% of the units of the Trust or the securities of any associate or affiliate of the Trust. See "Principal Unitholders of the Trust" above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Trust has filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of the Trust's securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Please refer to the registration statement and its exhibits for further information about the Trust, its securities and this offering. The registration statement and its exhibits, as well as the Trust's other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee of the Sprott Physical Silver Trust (the "Trust").

        We have audited the statement of financial position of the Trust as at September 30, 2010. This statement of financial position is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, this financial statement presents fairly, in all material respects, the financial position of the Trust as at September 30, 2010 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Toronto, Canada October 1, 2010	Ernst & Young LLP Chartered Accountants Licensed Public Accountants

FINANCIAL STATEMENTS

SPROTT PHYSICAL SILVER TRUST

STATEMENT OF FINANCIAL POSITION

As at September 30, 2010

US$
Assets
Cash	10

Unitholder's Equity
Unitholder's Equity (Note 1):
Units (1 Unit)	10

The accompanying notes are an integral part of this statement of financial position.

SPROTT PHYSICAL SILVER TRUST

NOTES TO STATEMENT OF FINANCIAL POSITION

As at September 30, 2010

1.     ORGANIZATION OF THE TRUST

  Sprott Physical Silver Trust (the "Trust") is a closed-end mutual fund trust created under the laws of the Province of Ontario, Canada, pursuant to a trust agreement dated as of June 30, 2010, as amended and restated as of October 1, 2010 (the "Trust Agreement"). The beneficiaries of the Trust will be the holders of Units (as defined below) being offered pursuant to this prospectus. The Trust is authorized to issue an unlimited number of redeemable, transferable trust units ("Units"). On June 30, 2010 the Trust issued one Unit for $10.00 cash.

  Sprott Asset Management LP acts as the manager of the Trust pursuant to the Trust's trust agreement and the management agreement. RBC Dexia Investor Services Trust, a trust company organized under the laws of Canada, acts as the trustee of the Trust. RBC Dexia Investor Services Trust will also act as custodian for the Trust's assets other than physical silver bullion on behalf of the Trust. The Royal Canadian Mint will act as custodian for the physical silver bullion owned by the Trust.

  Subject to the terms of the Trust Agreement, Units may be redeemed at the option of the unitholder on a monthly basis for physical silver bullion or cash. Units redeemed for physical silver bullion will be entitled to a redemption price equal to 100% of the net asset value of the redeemed units on the last business day of the month in which the redemption request is processed. A unitholder redeeming units for physical silver bullion will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical bullion for units that are being redeemed and the applicable silver storage in-and-out fees. Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on the New York Stock Exchange Arca (the "NYSE Arca") or, if trading has been suspended on the NYSE Arca, the volume-weighted average trading price of the units traded on the Toronto Stock Exchange (the "TSX"), for the last five business days of the month in which the redemption request is processed and (ii) the net asset value of the redeemed Units as of 4:00 p.m., Toronto time, on the last business day of the month in New York, New York, United States in which the redemption request is processed.

  The Trust intends to file an application to list the Units on the NYSE Arca and the TSX.

2.     USE OF INTERNATIONAL FINANCIAL REPORTING STANDARDS

  The Trust's financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

3.     MANAGEMENT FEES

  Subsequent to the initial public offering of the Units, the Trust will pay the Manager a monthly management fee equal to 1/12 of 0.45% of the value of net assets of the Trust (determined in accordance with the Trust agreement) plus any applicable Canadian taxes, calculated and accrued daily and payable monthly in arrears on the last day of each month.

 EXHIBIT A

FORM OF SILVER REDEMPTION NOTICE

DATE:
TO:	Equity Financial Trust Company ("Equity Transfer"), as the registrar and transfer agent of the Sprott Physical Silver Trust (the "Trust")
Ticker Symbol: PHS.U (TSX) / PSLV (NYSE Arca) CUSIP number: 85207K107
AND TO:	Sprott Asset Management LP (the "Manager"), as the manager of the Trust
RE:	Silver Redemption Notice under Section 6.1 of the Trust Agreement of the Trust

The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption for physical silver bullion of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of October 1, 2010, as the same may be further amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such Units on                                     . All physical silver bullion shall be delivered to the following address by armored transportation service carrier, which the undersigned hereby authorizes the Manager or its agent to retain on the undersigned's behalf. The Unitholder has instructed his or her broker to withdraw such Units in physical certificate form.

Delivery instructions:

Signature of Unitholder	Signature Guarantee
Print Name	Unitholder's Brokerage Account Number
Print Address
Print Broker Name and DTC/CDS Number	Print Broker Contact Name and Telephone Number

NOTE:    The name and address of the Unitholder set forth in this Silver Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Transfer. The signature of the person executing this Silver Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1)
Equity Financial Trust Company (Attn. Corporate Actions)
Fax: (416) 361-0470
(2)
Sprott Asset Management LP, Compliance Department
Fax: (416) 943-6497

A-1

 EXHIBIT B

FORM OF CASH REDEMPTION NOTICE

DATE:
TO:	Equity Financial Trust Company ("Equity Transfer"), as the registrar and transfer agent of the Sprott Physical Silver Trust (the "Trust")
Ticker Symbol: PHS.U (TSX) / PSLV (NYSE Arca) CUSIP number: 85207K107
AND TO:	Sprott Asset Management LP (the "Manager"), as the manager of the Trust
RE:	Cash Redemption Notice under Section 6.3 of the Trust Agreement of the Trust

The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption for cash of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of October 1, 2010, as the same may be further amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such Units and wire such cash in accordance with the following wire instructions.

Wiring instructions:

Signature of Unitholder	Signature Guarantee
Print Name
Print Address

NOTE:    The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Transfer. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1)
Equity Financial Trust Company (Attn. Corporate Actions)
Fax: (416) 361-0470
(2)
Sprott Asset Management LP, Compliance Department
Fax: (416) 943-6497

B-1

 PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES

        The Trust issued one unit in connection with its formation on June 30, 2010. This unit is held by Ms. Sonia M. Yung, the Trust's settlor and a non-affiliate of the Trust. The unit will be presented for cancellation after this offering.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit number	Description
1.1	Form of Underwriting Agreement****
3.1	Trust Agreement*
3.2	Amended and Restated Trust Agreement, dated as of October 1, 2010**
4.1	Form of Unit Certificate***
5.1	Legal opinion as to the validity of the Units
8.1	Tax opinion of Seward & Kissel LLP*
8.2	Tax opinion of Heenan Blaikie LLP**
10.1	Form of Silver Storage Agreement
10.2	Management Agreement***
10.3	Agreement with Valuation Agent***
10.4	Transfer Agency Agreement***
23.1	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)
23.2	Consent of Seward & Kissel LLP (included in Exhibit 8.1)*
23.3	Consent of Ernst & Young LLP
23.4	Consent of Heenan Blaikie LLP (included in Exhibit 8.2)
24.1	Powers of Attorney (included on signature page hereto)

*
Incorporated herein by reference to the Trust's registration statement on Form F-1 (File No. 333-168051) filed with the SEC on July 9, 2010.

**
Incorporated herein by reference to the Trust's registration statement on Form F-1/A (File No. 333-168051) filed with the SEC on October 1, 2010.

***
Incorporated herein by reference to the Trust's registration statement on Form F-1/A (File No. 333-168051) filed with the SEC on September 8, 2010.

****
Incorporated herein by reference to the Trust's registration statement on Form F-1/A (File No. 333-168051) filed with the SEC on October 18, 2010.

ITEM 9.    UNDERTAKINGS

A.
The undersigned registrant hereby undertakes:

(1)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2)
That for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (3)
  That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4)
  That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on the 26th day of October, 2010.

SPROTT PHYSICAL SILVER TRUST By Sprott Asset Management LP, as manager of the Registrant
By:	/s/ ERIC S. SPROTT Name: Eric S. Sprott Title: Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Rigney, Anthony Tu-Sekine, and Paul M. Miller, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 26, 2010 in the capacities indicated.

Signature	Title
Sprott Asset Management LP, Manager of the Registrant
/s/ ERIC S. SPROTT Eric S. Sprott	Chief Executive Officer and Director* (Principal Executive Officer)
/s/ STEVEN ROSTOWSKY Steven Rostowsky	Chief Financial Officer and Director* (Principal Financial Officer and Principal Accounting Officer)
/s/ KIRSTIN H. MCTAGGART Kirstin H. McTaggart	Chief Compliance Officer and Director*

Signature	Title
/s/ KEVIN BAMBROUGH Kevin Bambrough	Director*
/s/ SCOTT P. DEXTER Scott P. Dexter	Director*
/s/ JOHN EMBRY John Embry	Director*
/s/ JAMES R. FOX James R. Fox	Director*
/s/ PETER J. HODSON Peter J. Hodson	Director*
/s/ ALLAN JACOBS Allan Jacobs	Director*
/s/ ANNE L. SPORK Anne L. Spork	Director*

*—Director of Sprott Asset Management GP Inc., general partner of the Manager of the Registrant

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, October 26, 2010.

PUGLISI & ASSOCIATES
By:	/s/ GREGORY F. LAVELLE Gregory F. Lavelle Managing Director Authorized Representative in the United States